Form 10-K, Exhibit 13
period 2012-12-31
MORGAN STANLEY SMITH BARNEY SPECTRUM SELECT LP
filed 2013-03-26
CIK 873799

                         Morgan Stanley
                         Spectrum Series

                         Annual Report
                         December 31, 2012

                         CERES MANAGED FUTURES LLC

                          To the Limited Partners of
       Morgan Stanley Smith Barney Spectrum Currency and Commodity L.P.
           Morgan Stanley Smith Barney Spectrum Global Balanced L.P.
               Morgan Stanley Smith Barney Spectrum Select L.P.
              Morgan Stanley Smith Barney Spectrum Strategic L.P.
              Morgan Stanley Smith Barney Spectrum Technical L.P.

To the best of the knowledge and belief of the undersigned, the information contained herein is accurate and complete.

                                              /s/ Walter Davis
                                             -----------------------------------
                                             By:  Walter Davis
                                                  President and Director
                                                  Ceres Managed Futures LLC
                                                  General Partner,
                                                  Morgan Stanley Smith Barney
                                                  Spectrum Currency and
                                                  Commodity L.P.
                                                  Morgan Stanley Smith Barney
                                                  Spectrum Global Balanced L.P.
                                                  Morgan Stanley Smith Barney
                                                  Spectrum Select L.P.
                                                  Morgan Stanley Smith Barney
                                                  Spectrum Strategic L.P.
                                                  Morgan Stanley Smith Barney
                                                  Spectrum Technical L.P.

                                             Ceres Managed Futures LLC
                                             522 Fifth Avenue
                                             14th Floor
                                             New York, NY 10036
                                             (855) 672-4468

                 Management's Report on Internal Control Over
                              Financial Reporting

   Ceres Managed Futures LLC ("Ceres"), the general partner of Morgan Stanley Smith Barney Spectrum Currency and Commodity L.P., Morgan Stanley Smith Barney Spectrum Global Balanced L.P., Morgan Stanley Smith Barney Spectrum Select L.P., Morgan Stanley Smith Barney Spectrum Strategic L.P., and Morgan Stanley Smith Barney Spectrum Technical L.P. (collectively, the "Partnerships"), is responsible for the management of the Partnerships.

   Management of the Partnerships, Ceres ("Management"), is responsible for establishing and maintaining adequate internal control over financial reporting as defined in Rules 13a - 15(f) and 15d - 15(f) under the Securities Exchange Act of 1934 and for the assessment of internal control over financial reporting. The Partnerships' internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States of America. The Partnerships' internal control over financial reporting includes those policies and procedures that:

   (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Partnerships;

   (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with accounting principles generally accepted in the United States of America, and that receipts and expenditures of the Partnerships are being made only in accordance with authorizations of Management and directors of Ceres; and

   (iii) provide reasonable assurance regarding prevention or timely detection and correction of unauthorized acquisition, use or disposition of the Partnerships' assets that could have a material effect on the financial statements.

   Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

   Management has assessed the effectiveness of the Partnerships' internal control over financial reporting as of December 31, 2012. In making this assessment, Management used the criteria set forth in the Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Based on its assessment, Management concluded that the Partnerships maintained effective internal control over financial reporting as of December 31, 2012 based on the criteria referred to above.

/s/ Walter Davis                      /s/ Damian George
------------------------------------- --------------------------------------
Walter Davis                          Damian George
President and Director                Chief Financial Officer and Director
Ceres Managed Futures LLC             Ceres Managed Futures LLC
General Partner,                      General Partner,

Morgan Stanley Smith Barney Spectrum  Morgan Stanley Smith Barney Spectrum
  Currency and Commodity L.P.           Currency and Commodity L.P.

Morgan Stanley Smith Barney Spectrum  Morgan Stanley Smith Barney Spectrum Global
  Global Balanced L.P.                  Balanced L.P.

Morgan Stanley Smith Barney Spectrum  Morgan Stanley Smith Barney Spectrum
  Select L.P.                           Select L.P.

Morgan Stanley Smith Barney Spectrum  Morgan Stanley Smith Barney Spectrum
  Strategic L.P.                        Strategic L.P.

Morgan Stanley Smith Barney Spectrum  Morgan Stanley Smith Barney Spectrum
  Technical L.P.                        Technical L.P.

 [LOGO]
                                        [GRAPHIC]


            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   To the Limited Partners and the General Partner of Morgan Stanley Smith Barney Spectrum Currency and Commodity L.P., Morgan Stanley Smith Barney Spectrum Global Balanced L.P., Morgan Stanley Smith Barney Spectrum Select L.P., Morgan Stanley Smith Barney Spectrum Strategic L.P., and Morgan Stanley Smith Barney Spectrum Technical L.P.:

   We have audited the accompanying statements of financial condition of Morgan Stanley Smith Barney Spectrum Currency and Commodity L.P., Morgan Stanley Smith Barney Spectrum Global Balanced L.P., Morgan Stanley Smith Barney Spectrum Select L.P., Morgan Stanley Smith Barney Spectrum Strategic L.P., and Morgan Stanley Smith Barney Spectrum Technical L.P. (collectively, the "Partnerships"), including the condensed schedules of investments, as of December 31, 2012 and 2011, and the related statements of income and expenses and changes presented in partners' capital for each of the three years in the period ended December 31, 2012. These financial statements are the responsibility of the Partnerships' management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Partnerships are not required to have, nor were we engaged to perform, an audit of their internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnerships' internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, such financial statements present fairly, in all material respects, the financial position of Morgan Stanley Smith Barney Spectrum Currency and Commodity L.P., Morgan Stanley Smith Barney Spectrum Global Balanced L.P., Morgan Stanley Smith Barney Spectrum Select L.P., Morgan Stanley Smith Barney Spectrum Strategic L.P., and Morgan Stanley Smith Barney Spectrum Technical L.P. as of December 31, 2012 and 2011, and the results of their operations and their changes in partners' capital for each of the three years in the period ended December 31, 2012, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

March 25, 2013

       Morgan Stanley Smith Barney Spectrum Currency and Commodity L.P.
                       Statements of Financial Condition

                                                                             December 31,
                                                                        ---------------------
                                                                           2012       2011
                                                                        ---------- ----------
                                                                            $          $
                                ASSETS
Trading Equity:
Investment in KR Master Fund........................................... 10,109,603         --
Investment in Cambridge Master Fund....................................  6,920,831         --
                                                                        ---------- ----------
   Total Investments in Master Funds................................... 17,030,434         --
 Unrestricted cash.....................................................  6,788,072 35,693,205
 Restricted cash.......................................................         --    125,600
                                                                        ---------- ----------
   Total cash..........................................................  6,788,072 35,818,805
                                                                        ---------- ----------
 Net unrealized gain (loss) on open contracts (MS&Co.).................     43,205    (88,387)
 Options purchased (premiums paid $0 and $3,273, respectively).........         --      1,534
                                                                        ---------- ----------
   Total Trading Equity................................................ 23,861,711 35,731,952
Interest receivable (MS&Co. & Morgan Stanley Wealth Management)........        710         98
                                                                        ---------- ----------
   Total Assets........................................................ 23,862,421 35,732,050
                                                                        ========== ==========
                  LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Redemptions payable....................................................    422,017    724,150
Accrued brokerage fees (MS&Co.)........................................     90,602    134,931
Accrued management fees................................................     36,617     58,665
                                                                        ---------- ----------
   Total Liabilities...................................................    549,236    917,746
                                                                        ---------- ----------
PARTNERS' CAPITAL
Limited Partners (3,043,048.335 and 3,983,851.059 Units, respectively). 23,041,527 34,396,076
General Partner (35,877.343 and 48,440.343 Units, respectively)........    271,658    418,228
                                                                        ---------- ----------
 Total Partners' Capital............................................... 23,313,185 34,814,304
                                                                        ---------- ----------
 Total Liabilities and Partners' Capital............................... 23,862,421 35,732,050
                                                                        ========== ==========
NET ASSET VALUE PER UNIT...............................................       7.57       8.63
                                                                        ========== ==========

The accompanying notes are an integral part of these financial statements.

       Morgan Stanley Smith Barney Spectrum Currency and Commodity L.P.
                       Statements of Income and Expenses

                                                        For the Years Ended December 31,
                                                  -------------------------------------------
                                                      2012           2011           2010
                                                  -------------  -------------  -------------
                                                        $              $              $
INVESTMENT INCOME
 Interest income (MS&Co. & Morgan Stanley
   Wealth Management)............................        17,704         14,552         48,130
                                                  -------------  -------------  -------------
EXPENSES
 Brokerage fees (MS&Co.).........................     1,345,522      1,909,452      2,485,116
 Management fees.................................       547,886        830,197      1,080,486
                                                  -------------  -------------  -------------
   Total Expenses................................     1,893,408      2,739,649      3,565,602
                                                  -------------  -------------  -------------
NET INVESTMENT LOSS..............................    (1,875,704)    (2,725,097)    (3,517,472)
                                                  -------------  -------------  -------------
TRADING RESULTS
Trading profit (loss):
 Net realized....................................      (199,068)      (483,261)      (745,965)
 Net change in unrealized........................       133,331     (1,210,781)     1,584,602
 Realized loss on investment in KR Master Fund...      (488,412)            --             --
 Realized loss on investment in FL Master Fund...    (2,033,985)            --             --
 Realized loss on investment in Cambridge Master
   Fund..........................................       (44,139)            --             --
 Unrealized appreciation on investment in FL
   Master Fund...................................       514,630             --             --
 Unrealized appreciation on investment in KR
   Master Fund...................................        52,939             --             --
 Unrealized appreciation on investment in
   Cambridge Master Fund.........................       123,978             --             --
                                                  -------------  -------------  -------------
   Total Trading Results.........................    (1,940,726)    (1,694,042)       838,637
                                                  -------------  -------------  -------------
NET LOSS.........................................    (3,816,430)    (4,419,139)    (2,678,835)
                                                  =============  =============  =============
Net Loss Allocation
Limited Partners.................................    (3,769,861)    (4,369,934)    (2,651,894)
General Partner..................................       (46,569)       (49,205)       (26,941)

Net Loss Per Unit*
Limited Partners.................................         (1.06)         (0.94)         (0.46)
General Partner..................................         (1.06)         (0.94)         (0.46)

                                                      Units          Units          Units
                                                  -------------  -------------  -------------
WEIGHTED AVERAGE NUMBER OF UNITS
  OUTSTANDING.................................... 3,584,790.785  4,606,460.437  5,569,769.759

* Based on change in Net Asset Value per Unit.

The accompanying notes are an integral part of these financial statements.

           Morgan Stanley Smith Barney Spectrum Global Balanced L.P.
                       Statements of Financial Condition

                                                                         December 31,
                                                                    ----------------------
                                                                       2012        2011
                                                                    ----------  ----------
                                                                        $           $
                              ASSETS
Trading Equity:
 Unrestricted cash.................................................  9,403,917  12,202,453
 Restricted cash...................................................    899,358     989,964
                                                                    ----------  ----------
   Total cash...................................................... 10,303,275  13,192,417
                                                                    ----------  ----------
 Net unrealized gain on open contracts (MS&Co.)....................  1,019,443   1,186,221
 Net unrealized gain (loss) on open contracts (MSIP)...............    (37,664)     34,556
                                                                    ----------  ----------
   Total net unrealized gain on open contracts.....................    981,779   1,220,777
                                                                    ----------  ----------
Options purchased (premiums paid $0 and $1,737, respectively)......         --         814
                                                                    ----------  ----------
   Total Trading Equity............................................ 11,285,054  14,414,008
Interest receivable (MS&Co. & Morgan Stanley Wealth Management)....        422          49
                                                                    ----------  ----------
   Total Assets.................................................... 11,285,476  14,414,057
                                                                    ==========  ==========
                LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Redemptions payable................................................    117,253     273,368
Accrued brokerage fees (MS&Co.)....................................     42,933      54,606
Options written (premiums received $12,772 and $0, respectively)...     22,859          --
Accrued management fees............................................     13,727      17,799
                                                                    ----------  ----------
   Total Liabilities...............................................    196,772     345,773
                                                                    ----------  ----------
PARTNERS' CAPITAL
Limited Partners (776,379.501 and 936,792.541 Units, respectively). 10,917,812  13,888,123
General Partner (12,152.331 and 12,152.331 Units, respectively)....    170,892     180,161
                                                                    ----------  ----------
 Total Partners' Capital........................................... 11,088,704  14,068,284
                                                                    ----------  ----------
 Total Liabilities and Partners' Capital........................... 11,285,476  14,414,057
                                                                    ==========  ==========
NET ASSET VALUE PER UNIT...........................................      14.06       14.83
                                                                    ==========  ==========

The accompanying notes are an integral part of these financial statements.

           Morgan Stanley Smith Barney Spectrum Global Balanced L.P.
                       Statements of Income and Expenses

                                                       For the Years Ended December 31,
                                                  -----------------------------------------
                                                     2012          2011           2010
                                                  -----------  -------------  -------------
                                                       $             $              $
INVESTMENT INCOME
 Interest income (MS&Co. & Morgan Stanley Wealth
   Management)...................................       9,876          7,327         22,423
                                                  -----------  -------------  -------------
EXPENSES
 Brokerage fees (MS&Co.).........................     591,826        764,480        905,997
 Management fees.................................     190,827        246,609        295,068
                                                  -----------  -------------  -------------
   Total Expenses................................     782,653      1,011,089      1,201,065
                                                  -----------  -------------  -------------
NET INVESTMENT LOSS..............................    (772,777)    (1,003,762)    (1,178,642)
                                                  -----------  -------------  -------------
TRADING RESULTS
Trading profit (loss):
 Net realized....................................     370,013     (1,151,478)     3,283,491
 Net change in unrealized........................    (248,162)      (339,048)       189,151
 Proceeds from Litigation........................          --             --         29,602
                                                  -----------  -------------  -------------
   Total Trading Results.........................     121,851     (1,490,526)     3,502,244
                                                  -----------  -------------  -------------
NET INCOME (LOSS)................................    (650,926)    (2,494,288)     2,323,602
                                                  ===========  =============  =============
Net Income (Loss) Allocation
Limited Partners.................................    (641,657)    (2,466,376)     2,299,999
General Partner..................................      (9,269)       (27,912)        23,603

Net Income (Loss) Per Unit*
Limited Partners.................................       (0.77)         (2.29)          1.89
General Partner..................................       (0.77)         (2.29)          1.89

                                                     Units         Units          Units
                                                  -----------  -------------  -------------
WEIGHTED AVERAGE NUMBER OF UNITS
  OUTSTANDING.................................... 879,118.270  1,056,873.607  1,234,612.751

* Based on change in Net Asset Value per Unit.

The accompanying notes are an integral part of these financial statements.

               Morgan Stanley Smith Barney Spectrum Select L.P.
                       Statements of Financial Condition

                                                                       December 31,
                                                                 ------------------------
                                                                     2012         2011
                                                                 -----------  -----------
                                                                      $            $
                            ASSETS
Trading Equity:
 Unrestricted cash.............................................. 171,164,335  250,786,399
 Restricted cash................................................  27,192,268   37,327,727
                                                                 -----------  -----------
   Total cash................................................... 198,356,603  288,114,126
                                                                 -----------  -----------
 Net unrealized gain on open contracts (MS&Co.).................   3,072,667    6,712,081
 Net unrealized loss on open contracts (MSIP)...................    (521,313)    (310,182)
                                                                 -----------  -----------
   Total net unrealized gain on open contracts..................   2,551,354    6,401,899
                                                                 -----------  -----------
   Total Trading Equity......................................... 200,907,957  294,516,025
Interest receivable (MS&Co. & Morgan Stanley Wealth Management).       6,032          808
                                                                 -----------  -----------
   Total Assets................................................. 200,913,989  294,516,833
                                                                 ===========  ===========
               LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Redemptions payable.............................................   3,642,807    6,464,963
Accrued brokerage fees (MS&Co.).................................     994,527    1,459,689
Accrued management fees.........................................     302,574      447,773
                                                                 -----------  -----------
   Total Liabilities............................................   4,939,908    8,372,425
                                                                 -----------  -----------
PARTNERS' CAPITAL
Limited Partners (6,979,883.723 and 9,059,136.131 Units,
  respectively)................................................. 193,760,270  283,036,281
General Partner (79,748.769 and 99,481.769 Units, respectively).   2,213,811    3,108,127
                                                                 -----------  -----------
 Total Partners' Capital........................................ 195,974,081  286,144,408
                                                                 -----------  -----------
 Total Liabilities and Partners' Capital........................ 200,913,989  294,516,833
                                                                 ===========  ===========
NET ASSET VALUE PER UNIT........................................       27.76        31.24
                                                                 ===========  ===========

The accompanying notes are an integral part of these financial statements.

               Morgan Stanley Smith Barney Spectrum Select L.P.
                       Statements of Income and Expenses

                                                  For the Years Ended December 31,
                                           ---------------------------------------------
                                                 2012          2011            2010
                                           -------------  --------------  --------------
                                                 $               $               $
INVESTMENT INCOME
 Interest income (MS&Co. & Morgan Stanley
   Wealth Management).....................       153,597         125,873         371,072
                                           -------------  --------------  --------------
EXPENSES
 Brokerage fees (MS&Co.)..................    15,124,033      21,431,854      24,726,203
 Management fees..........................     4,610,705       7,263,522       9,509,245
 Incentive fees...........................            --       2,034,158       2,487,064
                                           -------------  --------------  --------------
   Total Expenses.........................    19,734,738      30,729,534      36,722,512
                                           -------------  --------------  --------------
NET INVESTMENT LOSS.......................   (19,581,141)    (30,603,661)    (36,351,440)
                                           -------------  --------------  --------------
TRADING RESULTS
Trading profit (loss):
 Net realized.............................    (2,747,878)    (23,852,820)     25,513,507
 Net change in unrealized.................    (3,850,545)    (13,401,268)      7,787,866
 Proceeds from Litigation.................            --              --         337,120
                                           -------------  --------------  --------------
   Total Trading Results..................    (6,598,423)    (37,254,088)     33,638,493
                                           -------------  --------------  --------------
NET LOSS..................................   (26,179,564)    (67,857,749)     (2,712,947)
                                           =============  ==============  ==============
Net Loss Allocation
Limited Partners..........................   (25,885,258)    (67,138,290)     (2,687,785)
General Partner...........................      (294,306)       (719,459)        (25,162)

Net Income (Loss) Per Unit*
Limited Partners..........................         (3.48)          (6.79)           0.07
General Partner...........................         (3.48)          (6.79)           0.07

                                               Units           Units           Units
                                           -------------  --------------  --------------
WEIGHTED AVERAGE NUMBER OF UNITS
  OUTSTANDING............................. 8,177,824.370  10,069,277.824  11,625,750.592

* Based on change in Net Asset Value per Unit.

The accompanying notes are an integral part of these financial statements.

              Morgan Stanley Smith Barney Spectrum Strategic L.P.
                       Statements of Financial Condition

                                                                             December 31,
                                                                        ----------------------
                                                                           2012       2011
                                                                        ---------- -----------
                                                                            $          $
                                ASSETS
Investment in BHM I, LLC (cost $17,491,367 and $55,017,097,
  respectively)........................................................ 63,045,391 101,259,072
Investment in PGR Master Fund (cost $6,033,345 and $8,952,411,
  respectively)........................................................  5,021,111   9,193,011
Investment in MB Master Fund (cost $8,102,894 and $8,952,411,
  respectively)........................................................  8,142,971   8,832,023
                                                                        ---------- -----------
   Total Investments................................................... 76,209,473 119,284,106
Interest receivable (MS&Co. & Morgan Stanley Wealth Management)........      2,273         328
                                                                        ---------- -----------
   Total Assets........................................................ 76,211,746 119,284,434
                                                                        ========== ===========
                  LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Redemptions payable....................................................  1,590,323   1,603,104
Accrued brokerage fees (MS&Co.)........................................    387,030     596,827
Accrued management fees................................................    174,921     272,302
Accrued incentive fee..................................................         --      37,676
                                                                        ---------- -----------
   Total Liabilities...................................................  2,152,274   2,509,909
                                                                        ---------- -----------
PARTNERS' CAPITAL
Limited Partners (5,140,837.802 and 7,211,352.161 Units, respectively). 73,232,715 115,518,403
General Partner (58,037.274 and 78,414.692 Units, respectively)........    826,757   1,256,122
                                                                        ---------- -----------
 Total Partners' Capital............................................... 74,059,472 116,774,525
                                                                        ---------- -----------
 Total Liabilities and Partners' Capital............................... 76,211,746 119,284,434
                                                                        ========== ===========
NET ASSET VALUE PER UNIT...............................................      14.25       16.02
                                                                        ========== ===========

The accompanying notes are an integral part of these financial statements.

              Morgan Stanley Smith Barney Spectrum Strategic L.P.
                       Statements of Income and Expenses

                                                     For the Years Ended December 31,
                                               -------------------------------------------
                                                   2012           2011           2010
                                               -------------  -------------  -------------
                                                     $              $              $
INVESTMENT INCOME
 Interest income (MS&Co. & Morgan Stanley
   Wealth Management).........................        57,466         53,908        147,814
                                               -------------  -------------  -------------
EXPENSES
 Brokerage fees (MS&Co.)......................     5,825,816      9,254,864      9,956,090
 Management fees..............................     2,647,299      4,157,245      4,589,666
 Incentive fees...............................            --      1,238,078      3,117,691
                                               -------------  -------------  -------------
   Total Expenses.............................     8,473,115     14,650,187     17,663,447
                                               -------------  -------------  -------------
NET INVESTMENT LOSS...........................    (8,415,649)   (14,596,279)   (17,515,633)
                                               -------------  -------------  -------------
TRADING RESULTS
Trading profit (loss):
 Net realized.................................            --      2,750,625     11,512,792
 Net change in unrealized.....................            --     (8,555,065)     7,129,344
 Realized gain (loss) on investment in BHM I,
   LLC........................................      (429,295)      (958,118)     1,679,125
 Realized loss on investment in PGR Master
   Fund.......................................       (25,751)            --             --
 Realized gain on investment in MB Master
   Fund.......................................         3,838             --             --
 Unrealized appreciation (depreciation) on
   investment in BHM I, LLC...................      (687,951)   (21,346,446)    16,522,092
 Unrealized appreciation (depreciation) on
   investment in PGR Master Fund..............    (1,252,834)       240,600             --
 Unrealized appreciation (depreciation) on
   investment in MB Master Fund...............       160,465       (120,388)            --
 Proceeds from Litigation.....................            --             --        220,755
                                               -------------  -------------  -------------
   Total Trading Results......................    (2,231,528)   (27,988,792)    37,064,108
                                               -------------  -------------  -------------
NET INCOME (LOSS).............................   (10,647,177)   (42,585,071)    19,548,475
                                               =============  =============  =============
Net Income (Loss) Allocation
Limited Partners..............................   (10,517,888)   (42,124,253)    19,344,514
General Partner...............................      (129,289)      (460,818)       203,961

Net Income (Loss) Per Unit*
Limited Partners..............................         (1.77)         (5.47)          2.36
General Partner...............................         (1.77)         (5.47)          2.36

                                                   Units          Units          Units
                                               -------------  -------------  -------------
WEIGHTED AVERAGE NUMBER OF UNITS
  OUTSTANDING................................. 6,273,402.856  7,873,786.813  8,988,248.355

*  Based on change in Net Asset Value per Unit.

The accompanying notes are an integral part of these financial statements.

              Morgan Stanley Smith Barney Spectrum Technical L.P.
                       Statements of Financial Condition

                                                                          December 31,
                                                                    ------------------------
                                                                        2012        2011
                                                                    -----------  -----------
                                                                         $           $
                              ASSETS
Trading Equity:
Investment in Blackwater Master Fund...............................  43,685,685   43,800,324
                                                                    -----------  -----------
 Unrestricted cash................................................. 120,032,935  195,525,329
 Restricted cash...................................................  14,361,905   25,997,636
                                                                    -----------  -----------
   Total cash...................................................... 134,394,840  221,522,965
                                                                    -----------  -----------
 Net unrealized gain (loss) on open contracts (MSIP)...............     (24,094)     528,494
 Net unrealized gain (loss) on open contracts (MS&Co.).............  (1,017,450)   8,237,677
                                                                    -----------  -----------
   Total net unrealized gain (loss) on open contracts..............  (1,041,544)   8,766,171
                                                                    -----------  -----------
Options purchased (premiums paid $0 and $3,780, respectively)......          --        1,507
                                                                    -----------  -----------
   Total Trading Equity............................................ 177,038,981  274,090,967
Interest receivable (MS&Co. & Morgan Stanley Wealth Management)....       5,291          755
                                                                    -----------  -----------
   Total Assets.................................................... 177,044,272  274,091,722
                                                                    ===========  ===========
                LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Redemptions payable................................................   3,098,948    4,351,339
Accrued brokerage fees (MS&Co.)....................................     863,648    1,345,886
Accrued management fees............................................     199,286      385,820
Accrued incentive fee..............................................          --       94,355
Options written (premiums received $0 and $7,715, respectively)....          --        3,460
                                                                    -----------  -----------
   Total Liabilities...............................................   4,161,882    6,180,860
                                                                    -----------  -----------
PARTNERS' CAPITAL
Limited Partners (10,222,252.707 and 13,483,404.778 Units,
  respectively).................................................... 170,851,495  264,947,461
General Partner ( 121,510.879 and 150,810.001 Units, respectively).   2,030,895    2,963,401
                                                                    -----------  -----------
   Total Partners' Capital......................................... 172,882,390  267,910,862
                                                                    -----------  -----------
   Total Liabilities and Partners' Capital......................... 177,044,272  274,091,722
                                                                    ===========  ===========
NET ASSET VALUE PER UNIT...........................................       16.71        19.65
                                                                    ===========  ===========

The accompanying notes are an integral part of these financial statements.

              Morgan Stanley Smith Barney Spectrum Technical L.P.
                       Statements of Income and Expenses

                                                  For the Years Ended December 31,
                                           ----------------------------------------------
                                                2012            2011            2010
                                           --------------  --------------  --------------
                                                  $               $               $
INVESTMENT INCOME
 Interest income (MS&Co. & Morgan Stanley
   Wealth Management).....................        133,904         107,915         314,509
                                           --------------  --------------  --------------
EXPENSES
 Brokerage fees (MS&Co.)..................     13,307,993      18,722,379      20,908,735
 Management fees..........................      3,384,253       6,205,832       7,663,963
 Incentive fees...........................             --          94,355              --
                                           --------------  --------------  --------------
   Total Expenses.........................     16,692,246      25,022,566      28,572,698
 Management fee waived....................        (83,982)             --         (80,743)
                                           --------------  --------------  --------------
   Net Expenses...........................     16,608,264      25,022,566      28,491,955
                                           --------------  --------------  --------------
NET INVESTMENT LOSS.......................    (16,474,360)    (24,914,651)    (28,177,446)
                                           --------------  --------------  --------------
TRADING RESULTS
Trading profit (loss):
 Net realized.............................     (6,219,265)     11,402,800      29,840,644
 Net change in unrealized.................     (9,809,697)    (11,820,187)      9,887,489
 Realized gain (loss) on Investment in
   Blackwater Master Fund.................     (4,657,167)        167,699              --
 Unrealized appreciation on Investment in
   Blackwater Master Fund.................        898,526         564,283              --
 Proceeds from Litigation.................             --          10,951         164,828
                                           --------------  --------------  --------------
   Total Trading Results..................    (19,787,603)        325,546      39,892,961
                                           --------------  --------------  --------------
NET INCOME (LOSS).........................    (36,261,963)    (24,589,105)     11,715,515
                                           ==============  ==============  ==============
Net Income (Loss) Allocation
Limited Partners..........................    (35,829,461)    (24,340,924)     11,593,566
General Partner...........................       (432,502)       (248,181)        121,949

Net Income (Loss) Per Unit*
Limited Partners..........................          (2.94)          (1.68)           0.80
General Partner...........................          (2.94)          (1.68)           0.80

                                                Units           Units           Units
                                           --------------  --------------  --------------
WEIGHTED AVERAGE NUMBER OF UNITS
  OUTSTANDING............................. 12,156,580.269  14,975,570.662  17,523,345.833

* Based on change in Net Asset Value per Unit.

The accompanying notes are an integral part of these financial statements.

       Morgan Stanley Smith Barney Spectrum Currency and Commodity L.P.
                       Condensed Schedule of Investments
                               December 31, 2012

                                               Net unrealized
                                                  gain on           % of
Futures and Forward Contracts Purchased        open contracts Partners' Capital
---------------------------------------        -------------- -----------------
                                                     $
Foreign currency..............................      5,545           0.02
                                                   ------           ----
Total Futures and Forward Contracts Purchased.      5,545           0.02
                                                   ------           ----

Futures and Forward Contracts Sold
----------------------------------
Foreign currency..............................     35,827           0.16
                                                   ------           ----
Total Futures and Forward Contracts Sold......     35,827           0.16
                                                   ------           ----
 Unrealized Currency Gain.....................      1,833           0.01
                                                   ------           ----
Net fair value................................     43,205           0.19
                                                   ======           ====

The accompanying notes are an integral part of these financial statements.

       Morgan Stanley Smith Barney Spectrum Currency and Commodity L.P.
                       Condensed Schedule of Investments
                               December 31, 2011

                                               Net unrealized
                                               gain/(loss) on       % of
Futures and Forward Contracts Purchased        open contracts Partners' Capital
---------------------------------------        -------------- -----------------
                                                     $
Foreign currency..............................    (90,347)          (0.25)
                                                  -------           -----
Total Futures and Forward Contracts Purchased.    (90,347)          (0.25)
                                                  -------           -----

Futures and Forward Contracts Sold
----------------------------------
Foreign currency..............................    (33,514)          (0.10)
                                                  -------           -----
Total Futures and Forward Contracts Sold......    (33,514)          (0.10)
                                                  -------           -----
 Unrealized Currency Gain.....................     35,474            0.10
                                                  -------           -----
Net fair value................................    (88,387)          (0.25)
                                                  =======           =====

                                                                    % of
Option Contracts                                 Fair Value   Partners' Capital
----------------                               -------------- -----------------
                                                     $
Options purchased on Forward Contracts........      1,534              --(1)

(1)Amounts less than 0.005%

The accompanying notes are an integral part of these financial statements.

           Morgan Stanley Smith Barney Spectrum Global Balanced L.P.
                       Condensed Schedule of Investments
                               December 31, 2012

                                               Net unrealized
                                               gain/(loss) on       % of
Futures and Forward Contracts Purchased        open contracts Partners' Capital
---------------------------------------        -------------- -----------------
                                                     $
Commodity.....................................    (58,726)          (0.53)
Equity........................................     43,098            0.39
Foreign currency..............................     78,781            0.71
Interest rate.................................     25,589            0.23
                                                  -------           -----

Total Futures and Forward Contracts Purchased.     88,742            0.80
                                                  -------           -----

Futures and Forward Contracts Sold
----------------------------------
Commodity.....................................     11,711            0.11
Equity........................................       (439)             --(1)
Foreign currency..............................     24,791            0.22
Interest rate.................................    (19,479)          (0.18)
                                                  -------           -----

Total Futures and Forward Contracts Sold......     16,584            0.15
                                                  -------           -----

 Unrealized Currency Gain.....................    876,453            7.90
                                                  -------           -----

Net fair value................................    981,779            8.85
                                                  =======           =====

                                                                    % of
Option Contracts                                 Fair Value   Partners' Capital
----------------                               -------------- -----------------
                                                     $
Options written on Future Contracts...........    (22,859)          (0.21)

(1)Amounts less than 0.005%

The accompanying notes are an integral part of these financial statements.

           Morgan Stanley Smith Barney Spectrum Global Balanced L.P.
                       Condensed Schedule of Investments
                               December 31, 2011

                                               Net unrealized
                                               gain/(loss) on       % of
Futures and Forward Contracts Purchased        open contracts Partners' Capital
---------------------------------------        -------------- -----------------
                                                     $
Commodity.....................................     (15,932)         (0.11)
Equity........................................       5,601           0.04
Foreign currency..............................       4,129           0.03
Interest rate.................................      68,092           0.48
                                                 ---------          -----
Total Futures and Forward Contracts Purchased.      61,890           0.44
                                                 ---------          -----

Futures and Forward Contracts Sold
----------------------------------
Commodity.....................................     211,973           1.51
Equity........................................       2,015           0.01
Foreign currency..............................      33,472           0.24
Interest rate.................................      16,565           0.12
                                                 ---------          -----
Total Futures and Forward Contracts Sold......     264,025           1.88
                                                 ---------          -----
   Unrealized Currency Gain...................     894,862           6.36
                                                 ---------          -----
Net fair value................................   1,220,777           8.68
                                                 =========          =====

                                                                    % of
Option Contracts                                 Fair Value   Partners' Capital
----------------                               -------------- -----------------
                                                     $
Options purchased on Forward Contracts........         814             --(1)

(1)Amounts less than 0.005%

The accompanying notes are an integral part of these financial statements.

               Morgan Stanley Smith Barney Spectrum Select L.P.
                       Condensed Schedule of Investments
                               December 31, 2012

                                               Net unrealized
                                               gain/(loss) on       % of
Futures and Forward Contracts Purchased        open contracts Partners' Capital
---------------------------------------        -------------- -----------------
                                                     $
Commodity.....................................     (257,575)        (0.13)
Equity........................................    1,325,665          0.67
Foreign currency..............................      856,313          0.43
Interest rate.................................      151,921          0.08
                                                 ----------         -----

Total Futures and Forward Contracts Purchased.    2,076,324          1.05
                                                 ----------         -----

Futures and Forward Contracts Sold
----------------------------------
Commodity.....................................      (82,988)        (0.04)
Equity........................................      (36,283)        (0.02)
Foreign currency..............................    1,942,804          0.99
Interest rate.................................     (144,638)        (0.07)
                                                 ----------         -----

Total Futures and Forward Contracts Sold......    1,678,895          0.86
                                                 ----------         -----

 Unrealized Currency Loss.....................   (1,203,865)        (0.61)
                                                 ----------         -----

Net fair value................................    2,551,354          1.30
                                                 ==========         =====

The accompanying notes are an integral part of these financial statements.

               Morgan Stanley Smith Barney Spectrum Select L.P.
                       Condensed Schedule of Investments
                               December 31, 2011

                                               Net unrealized
                                               gain/(loss) on       % of
Futures and Forward Contracts Purchased        open contracts Partners' Capital
---------------------------------------        -------------- -----------------
                                                     $
Commodity.....................................     (404,913)        (0.14)
Equity........................................      300,106          0.10
Foreign currency..............................      632,976          0.22
Interest rate.................................    3,429,445          1.20
                                                 ----------         -----
Total Futures and Forward Contracts Purchased.    3,957,614          1.38
                                                 ----------         -----

Futures and Forward Contracts Sold
----------------------------------
Commodity.....................................    1,964,218          0.69
Equity........................................      (49,301)        (0.02)
Foreign currency..............................    1,815,614          0.63
Interest rate.................................       17,342          0.01
                                                 ----------         -----
Total Futures and Forward Contracts Sold......    3,747,873          1.31
                                                 ----------         -----
   Unrealized Currency Loss...................   (1,303,588)        (0.46)
                                                 ----------         -----
Net fair value................................    6,401,899          2.23
                                                 ==========         =====

The accompanying notes are an integral part of these financial statements.

              Morgan Stanley Smith Barney Spectrum Strategic L.P.
                      Condensed Schedules of Investments
                          December 31, 2012 and 2011

As of December 31, 2012 and 2011 the Partnership held no futures or forward contracts; therefore, there were no net unrealized gains or losses on futures or forward contracts.

The accompanying notes are an integral part of these financial statements.

              Morgan Stanley Smith Barney Spectrum Technical L.P.
                       Condensed Schedule of Investments
                               December 31, 2012

                                               Net unrealized
                                               gain/(loss) on       % of
Futures and Forward Contracts Purchased        open contracts Partners' Capital
---------------------------------------        -------------- -----------------
                                                     $
Commodity.....................................     (255,725)        (0.15)
Equity........................................      965,010          0.56
Foreign currency..............................       69,363          0.04
Interest rate.................................      322,705          0.19
                                                 ----------         -----

Total Futures and Forward Contracts Purchased.    1,101,353          0.64
                                                 ----------         -----

Futures and Forward Contracts Sold
----------------------------------
Commodity.....................................       49,147          0.03
Equity........................................       (9,384)        (0.01)
Foreign currency..............................    1,322,968          0.76
Interest rate.................................      (22,477)        (0.01)
                                                 ----------         -----

Total Futures and Forward Contracts Sold......    1,340,254          0.77
                                                 ----------         -----

 Unrealized Currency Loss.....................   (3,483,151)        (2.01)
                                                 ----------         -----

Net fair value................................   (1,041,544)        (0.60)
                                                 ==========         =====

(1)Amounts less than 0.005%

The accompanying notes are an integral part of these financial statements.

              Morgan Stanley Smith Barney Spectrum Technical L.P.
                       Condensed Schedule of Investments
                               December 31, 2011

                                               Net unrealized
                                               gain/(loss) on       % of
Futures and Forward Contracts Purchased        open contracts Partners' Capital
---------------------------------------        -------------- -----------------
                                                     $
Commodity.....................................     193,829          0.07
Equity........................................     117,796          0.04
Foreign currency..............................     338,402          0.13
Interest rate.................................   2,934,828          1.10
                                                 ---------          ----
Total Futures and Forward Contracts Purchased.   3,584,855          1.34
                                                 ---------          ----

Futures and Forward Contracts Sold
----------------------------------
Commodity.....................................     727,030          0.27
Equity........................................     350,484          0.13
Foreign currency..............................   1,218,007          0.45
Interest rate.................................      (7,976)           --(1)
                                                 ---------          ----
Total Futures and Forward Contracts Sold......   2,287,545          0.85
                                                 ---------          ----
 Unrealized Currency Gain.....................   2,893,771          1.08
                                                 ---------          ----
Net fair value................................   8,766,171          3.27
                                                 =========          ====

                                                                    % of
Option Contracts                                 Fair Value   Partners' Capital
----------------                               -------------- -----------------
                                                     $
Options purchased on Future Contracts.........       1,507            --(1)
Options written on Future Contracts...........      (3,460)           --(1)

(1)Amounts less than 0.005%

The accompanying notes are an integral part of these financial statements.

       Morgan Stanley Smith Barney Spectrum Currency and Commodity L.P.
                  Statements of Changes in Partners' Capital
             For the Years Ended December 31, 2012, 2011, and 2010

                                         Units of
                                        Partnership    Limited     General
                                         Interest      Partners    Partner     Total
                                      --------------  ----------  --------  ----------
                                                          $           $          $
Partners' Capital, December 31, 2009.  6,024,411.202  59,798,213   612,188  60,410,401
Net Loss.............................             --  (2,651,894)  (26,941) (2,678,835)
Redemptions.......................... (1,003,837.255) (9,641,945)  (67,815) (9,709,760)
                                      --------------  ----------  --------  ----------
Partners' Capital, December 31, 2010.  5,020,573.947  47,504,374   517,432  48,021,806
Net Loss.............................             --  (4,369,934)  (49,205) (4,419,139)
Redemptions..........................   (988,282.545) (8,738,364)  (49,999) (8,788,363)
                                      --------------  ----------  --------  ----------
Partners' Capital, December 31, 2011.  4,032,291.402  34,396,076   418,228  34,814,304
Net Loss.............................             --  (3,769,861)  (46,569) (3,816,430)
Redemptions..........................   (953,365.724) (7,584,688) (100,001) (7,684,689)
                                      --------------  ----------  --------  ----------
Partners' Capital, December 31, 2012.  3,078,925.678  23,041,527   271,658  23,313,185
                                      ==============  ==========  ========  ==========

The accompanying notes are an integral part of these financial statements.

           Morgan Stanley Smith Barney Spectrum Global Balanced L.P.
                  Statements of Changes in Partners' Capital
             For the Years Ended December 31, 2012, 2011, and 2010

                                        Units of
                                       Partnership    Limited    General
                                        Interest      Partners   Partner     Total
                                      -------------  ----------  -------  ----------
                                                         $          $          $
Partners' Capital, December 31, 2009. 1,300,346.582  19,608,456  200,894  19,809,350
Net Income...........................            --   2,299,999   23,603   2,323,602
Redemptions..........................  (164,941.216) (2,676,021) (16,424) (2,692,445)
                                      -------------  ----------  -------  ----------
Partners' Capital, December 31, 2010. 1,135,405.366  19,232,434  208,073  19,440,507
Net Loss.............................            --  (2,466,376) (27,912) (2,494,288)
Redemptions..........................  (186,460.494) (2,877,935)      --  (2,877,935)
                                      -------------  ----------  -------  ----------
Partners' Capital, December 31, 2011.   948,944.872  13,888,123  180,161  14,068,284
Net Loss.............................            --    (641,657)  (9,269)   (650,926)
Redemptions..........................  (160,413.040) (2,328,654)      --  (2,328,654)
                                      -------------  ----------  -------  ----------
Partners' Capital, December 31, 2012.   788,531.832  10,917,812  170,892  11,088,704
                                      =============  ==========  =======  ==========

The accompanying notes are an integral part of these financial statements.

               Morgan Stanley Smith Barney Spectrum Select L.P.
                  Statements of Changes in Partners' Capital
             For the Years Ended December 31, 2012, 2011, and 2010

                                         Units of
                                        Partnership     Limited     General
                                         Interest       Partners    Partner      Total
                                      --------------  -----------  ---------  -----------
                                                           $           $           $
Partners' Capital, December 31, 2009. 12,241,800.475  459,902,047  4,743,000  464,645,047
Net Loss.............................             --   (2,687,785)   (25,162)  (2,712,947)
Redemptions.......................... (1,481,544.764) (52,293,020)  (388,220) (52,681,240)
                                      --------------  -----------  ---------  -----------
Partners' Capital, December 31, 2010. 10,760,255.711  404,921,242  4,329,618  409,250,860
Net Loss.............................             --  (67,138,290)  (719,459) (67,857,749)
Redemptions.......................... (1,601,637.811) (54,746,671)  (502,032) (55,248,703)
                                      --------------  -----------  ---------  -----------
Partners' Capital, December 31, 2011.  9,158,617.900  283,036,281  3,108,127  286,144,408
Net Loss.............................             --  (25,885,258)  (294,306) (26,179,564)
Redemptions.......................... (2,098,985.408) (63,390,753)  (600,010) (63,990,763)
                                      --------------  -----------  ---------  -----------
Partners' Capital, December 31, 2012.  7,059,632.492  193,760,270  2,213,811  195,974,081
                                      ==============  ===========  =========  ===========

The accompanying notes are an integral part of these financial statements.

              Morgan Stanley Smith Barney Spectrum Strategic L.P.
                  Statements of Changes in Partners' Capital
             For the Years Ended December 31, 2012, 2011, and 2010

                                         Units of
                                        Partnership     Limited     General
                                         Interest       Partners    Partner      Total
                                      --------------  -----------  ---------  -----------
                                                           $           $           $
Partners' Capital, December 31, 2009.  9,424,660.496  178,420,459  1,842,646  180,263,105
Net Income...........................             --   19,344,514    203,961   19,548,475
Redemptions.......................... (1,072,294.567) (20,170,825)  (130,199) (20,301,024)
                                      --------------  -----------  ---------  -----------
Partners' Capital, December 31, 2010.  8,352,365.929  177,594,148  1,916,408  179,510,556
Net Loss.............................             --  (42,124,253)  (460,818) (42,585,071)
Redemptions.......................... (1,062,599.076) (19,951,492)  (199,468) (20,150,960)
                                      --------------  -----------  ---------  -----------
Partners' Capital, December 31, 2011.  7,289,766.853  115,518,403  1,256,122  116,774,525
Net Loss.............................             --  (10,517,888)  (129,289) (10,647,177)
Redemptions.......................... (2,090,891.777) (31,767,800)  (300,076) (32,067,876)
                                      --------------  -----------  ---------  -----------
Partners' Capital, December 31, 2012.  5,198,875.076   73,232,715    826,757   74,059,472
                                      ==============  ===========  =========  ===========

The accompanying notes are an integral part of these financial statements.

              Morgan Stanley Smith Barney Spectrum Technical L.P.
                  Statements of Changes in Partners' Capital
             For the Years Ended December 31, 2012, 2011, and 2010

                                         Units of
                                        Partnership     Limited     General
                                         Interest       Partners    Partner      Total
                                      --------------  -----------  ---------  -----------
                                                           $           $           $
Partners' Capital, December 31, 2009. 18,553,669.110  376,999,886  3,828,384  380,828,270
Net Income...........................             --   11,593,566    121,949   11,715,515
Redemptions.......................... (2,459,504.974) (48,948,977)  (338,781) (49,287,758)
                                      --------------  -----------  ---------  -----------
Partners' Capital, December 31, 2010. 16,094,164.136  339,644,475  3,611,552  343,256,027
Net Loss.............................             --  (24,340,924)  (248,181) (24,589,105)
Redemptions.......................... (2,459,949.357) (50,356,090)  (399,970) (50,756,060)
                                      --------------  -----------  ---------  -----------
Partners' Capital, December 31, 2011. 13,634,214.779  264,947,461  2,963,401  267,910,862
Net Loss.............................             --  (35,829,461)  (432,502) (36,261,963)
Redemptions.......................... (3,290,451.193) (58,266,505)  (500,004) (58,766,509)
                                      --------------  -----------  ---------  -----------
Partners' Capital, December 31, 2012. 10,343,763.586  170,851,495  2,030,895  172,882,390
                                      ==============  ===========  =========  ===========

The accompanying notes are an integral part of these financial statements.

                  Morgan Stanley Smith Barney Spectrum Series
                         Notes to Financial Statements

1. Organization

   Morgan Stanley Smith Barney Spectrum Currency and Commodity L.P. ("Spectrum Currency"), Morgan Stanley Smith Barney Spectrum Global Balanced L.P. ("Spectrum Global Balanced"), Morgan Stanley Smith Barney Spectrum Select L.P., ("Spectrum Select"), Morgan Stanley Smith Barney Spectrum Strategic L.P. ("Spectrum Strategic") and Morgan Stanley Smith Barney Spectrum Technical L.P. ("Spectrum Technical") (individually, a "Partnership", or collectively, the "Partnerships") are limited partnerships organized to engage primarily in the speculative trading of futures contracts, options on futures and forward contracts, and forward contracts on physical commodities and other commodity interests, including, but not limited to, foreign currencies, financial instruments, metals, energy, and agricultural products (collectively, "Futures Interests") (refer to Note 6. Financial Instruments).

   Ceres Managed Futures LLC, a Delaware limited liability company, acts as the general partner ("Ceres" or the "General Partner") and commodity pool operator of the Partnerships. Ceres is a wholly-owned subsidiary of Morgan Stanley Smith Barney Holdings LLC ("MSSBH"). MSSBH is majority-owned indirectly by Morgan Stanley and minority-owned indirectly by Citigroup Inc. Morgan Stanley Smith Barney LLC is doing business as Morgan Stanley Wealth Management ("Morgan Stanley Wealth Management"). This entity, where the Partnerships continue to maintain a cash account, previously acted as a non-clearing commodity broker for the Partnerships. The clearing commodity brokers are Morgan Stanley & Co. LLC ("MS&Co.") and Morgan Stanley & Co. International plc ("MSIP"). MS&Co. also acts as the counterparty on all trading of foreign currency forward contracts. Morgan Stanley Capital Group Inc. ("MSCG") acts as the counterparty on all trading of options on foreign currency forward contracts. MSIP serves as the commodity broker for trades on the London Metal Exchange ("LME"). Morgan Stanley Wealth Management is a principal subsidiary of MSSBH. MS&Co., MSIP, and MSCG are wholly-owned subsidiaries of Morgan Stanley.

   The Partnerships no longer offer units of limited partnership interest ("Unit(s)") for purchase or exchange.

   Effective the close of business on October 31, 2012, Ceres terminated the management agreement dated as of November 1, 1994, and as amended on November 30, 2000, between Ceres, John W. Henry & Company, Inc. ("JWH") and Spectrum Technical. Consequently, JWH ceased all trading on behalf of Spectrum Technical effective October 31, 2012.

   Effective the close of business on October 31, 2012, Ceres terminated the management agreement dated as of November 1, 1994, among Ceres, Chesapeake Capital Corporation ("Chesapeake") and Spectrum Technical. Consequently, Chesapeake ceased all trading on behalf of Spectrum Technical effective October 31, 2012.

   On October 22, 2012, Ceres, The Cambridge Strategy (Asset Management) Limited ("Cambridge") and Spectrum Currency entered into a management agreement pursuant to which, effective November 1, 2012, Cambridge serves as a trading advisor to Spectrum Currency and trades its allocated portion of Spectrum Currency's net assets through its investment in Cambridge Master Fund L.P. ("Cambridge Master Fund") pursuant to Cambridge Asian Markets Alpha Programme.

   Effective the close of business on October 10, 2012, Ceres terminated the management agreement dated as of January 1, 2012, between Ceres, Flintlock Capital Asset Management, LLC ("Flintlock") and Spectrum Currency. The Partnership fully redeemed its investment in FL Master Fund L.P. ("FL Master Fund") effective October 10, 2012.

   Effective June 1, 2012, Chesapeake has agreed to temporarily reduce the management fee it receives from Spectrum Technical from an annual rate of 1/12 of 2% (a 2% annual rate) of adjusted net assets to 1/12 of 1% (a 1% annual rate) of adjusted net assets.

   Effective June 1, 2012, Aspect Capital Limited ("Aspect"), has agreed to reduce the monthly management fee for Spectrum Technical from 1/12 of 2.0% (a 2.0% annual rate) to 1/12 of 1.5% (a 1.5% annual rate) of the net assets as of the first day of each month.

                  Morgan Stanley Smith Barney Spectrum Series
                         Notes to Financial Statements


   Effective May 22, 2012, Chesapeake, in consultation with the General Partner for Spectrum Technical has temporarily reduced the overall leverage of Spectrum Technical's assets traded pursuant to Chesapeake's Diversified 2XL Program (the "Program") from 75% of the customary leverage utilized by the Program, to 50% of the customary leverage utilized by the Program, a reduction of 33.33%. This reduction in leverage was in response to the current market environment and the adverse performance experienced by Chesapeake over the past 12 months.

   As of January 2, 2012, the General Partner changed the trading strategy of Spectrum Currency to a strategy in which the trading advisors employ proprietary trading models and methodologies that seek to identify favorable price relationships between and among various global currency and commodity markets through the analysis of technical market information. Spectrum Currency aims to achieve capital appreciation through speculative trading directly and indirectly, in U.S. and international markets for currencies, agricultural and energy products and precious and base metals. Spectrum Currency may employ futures, options on futures, and forward contracts in those markets.

   Effective January 1, 2012, the management fee payable by Spectrum Technical to Winton Capital Management Limited ("Winton") was reduced from a monthly management fee rate equal to 1/6 of 1% (a 2% annual rate) per month of net assets allocated to Winton on the first day of each month to a monthly management fee rate equal to 1/12 of 1.5% (a 1.5% annual rate) per month of net assets allocated to Winton on the first day of each month.

   Effective January 1, 2012, the General Partner added Flintlock and Krom River Investment Management (Cayman) Limited (together with its affiliate, Krom River Trading AG) ("Krom") as trading advisors to manage the assets of Spectrum Currency through its investments in FL Master Fund and KR Master Fund L.P. ("KR Master Fund"), respectively.

   Effective December 31, 2011, the General Partner removed the following trading advisors from the Spectrum Currency: JWH and Sunrise Capital Partners, LLC ("Sunrise"). Consequently, both JWH and Sunrise ceased all futures interest trading on behalf of Spectrum Currency as of that date.

   Effective December 1, 2011, the General Partner added Aventis Asset Management LLC ("Aventis") and PGR Capital LLP ("PGR") as trading advisors to manage the assets of Spectrum Strategic through its investment in MB Master Fund L.P. ("MB Master Fund") and PGR Master Fund L.P.( "PGR Master Fund"), respectively.

   Effective December 1, 2011, the General Partner added Blackwater Capital Management LLC ("Blackwater") as a trading advisor to manage the assets of Spectrum Technical through its investment in Blackwater Master Fund L.P. ("Blackwater Master Fund").

   Effective November 30, 2011, the General Partner has removed Eclipse Capital Management Inc. ("Eclipse") as a trading advisor to Spectrum Strategic.

   Effective as of the close of business on August 31, 2011, DKR Fusion Management L.P. ("DKR") was terminated as a trading advisor to Spectrum Strategic.

   Effective August 1, 2011, JWH started trading the net assets of Spectrum Technical allocated to JWH (the "JWH Account") in accordance with the JWH Global Analytics trading program and ceased trading the JWH Account in accordance with JWH's Financial and Metals Portfolio.

   Effective as of the close of business on May 31, 2011, DKR was terminated as a trading advisor to Spectrum Currency.

   Effective May 31, 2011, Morgan Stanley & Co. Incorporated changed its name to Morgan Stanley & Co. LLC.

   Effective March 1, 2010, Spectrum Strategic, the General Partner and DKR entered into a management agreement pursuant to which, effective March 1, 2010, DKR served as a trading advisor for Spectrum Strategic and traded its allocated portion of net assets pursuant to DKR's Quantitative Strategies 2X trading program.

                  Morgan Stanley Smith Barney Spectrum Series
                         Notes to Financial Statements


   Effective February 19, 2010, the General Partner notified FX Concepts Trading Advisor, Inc. ("FX Concepts") that the management agreement dated as of October 9, 2007 and any amendments or revisions subsequently made thereto, among Spectrum Strategic, the General Partner and FX Concepts, pursuant to which FX Concepts traded a portion of Spectrum Strategic's assets in commodity interest contracts, would be terminated effective February 26, 2010. Consequently, FX Concepts ceased all commodity interest trading on behalf of Spectrum Strategic effective February 26, 2010.

   Effective February 19, 2010, the General Partner notified FX Concepts that the management agreement dated as of October 9, 2007, and any amendments or revisions subsequently made thereto, among Spectrum Currency, the General Partner and FX Concepts, pursuant to which FX Concepts traded a portion of the Spectrum Currency's assets in commodity interest contracts, would be terminated effective February 26, 2010. Consequently, FX Concepts ceased all commodity interest trading on behalf of Spectrum Currency effective February 26, 2010.

   Ceres is required to maintain a 1% minimum interest in the equity of each Partnership and income (losses) are shared by Ceres and the limited partners based on their proportional ownership interest.

2. Summary of Significant Accounting Policies

   Use of Estimates -- The financial statements are prepared in accordance with accounting principles generally accepted in the United States of America
("U.S. GAAP"), which require management to make estimates and assumptions that affect the reported amounts in the financial statements and related disclosures. Management believes that the estimates utilized in the preparation of the financial statements are prudent and reasonable. Actual results could differ from those estimates and the differences could be material.

   Valuation -- Futures Interests are open commitments until the settlement date, at which time they are realized. They are valued at fair value, generally on a daily basis, and the unrealized gains and losses on open contracts (the difference between contract trade price and market price) are reported in the Statements of Financial Condition as net unrealized gains or losses on open contracts. The resulting net change in unrealized gains and losses is reflected in the change in unrealized trading profit (loss) on open contracts from one period to the next on the Statements of Income and Expenses. The fair value of exchange-traded futures, options and forwards contracts is determined by the various futures exchanges, and reflects the settlement price for each contract as of the close of business on the last business day of the reporting period. The fair value of foreign currency forward contracts is extrapolated on a forward basis from the spot prices quoted as of approximately 3:00 P.M. (E.T.) of the last business day of the reporting period from various exchanges. The fair value of non-exchange-traded foreign currency option contracts is calculated by applying an industry standard model application for options valuation of foreign currency options, using as input the spot prices, interest rates, and option implied volatilities quoted as of approximately 3:00 P.M. (E.T.) on the last business day of the reporting period. Risk arises from changes in the value of these contracts and the potential inability of counterparties to perform under the terms of the contracts. There are numerous factors which may significantly influence the fair value of these contracts, including interest rate volatility.

   The Partnerships may invest in affiliated underlying funds. Relevant authoritative guidance permits, as a practical expedient, the Partnerships to measure the fair value of their investments in affiliated underlying funds on the basis of the net asset value per share of such investments (or the equivalent) if the net asset value per share of such investments (or the equivalent) is calculated in a manner consistent with the measurement principles of applicable authoritative guidance as of the Partnerships' reporting date. The fair value of Partnership's investment in each affiliated underlying fund is based on the information provided by the affiliated underlying fund which reflects the Partnerships' pro rata share of the net asset value of the affiliated underlying fund (i.e., the practical expedient is used).

                  Morgan Stanley Smith Barney Spectrum Series
                         Notes to Financial Statements


   The Partnerships may also invest in Master Funds. The Partnerships record their investments in Master Funds at fair value on the basis of the net asset value of such investments. The financial statements of the Master Funds, including the condensed schedule of investments and the notes to the Master Funds' financial statements, which provide information about the Master Funds' valuation policy, are attached to this report and should be read with the Partnerships' financial statements.

   The Partnerships may buy or write put and call options through listed exchanges and the over-the-counter market. The buyer of an option has the right to purchase (in the case of a call option) or sell (in the case of a put option) a specified quantity of a specific Futures Interest on the underlying asset at a specified price prior to or on a specified expiration date. The writer of an option is exposed to the risk of loss if the fair value of the Futures Interest on the underlying asset declines (in the case of a put option) or increases (in the case of a call option). The writer of an option can never profit by more than the premium paid by the buyer but can potentially lose an unlimited amount.

   Premiums received/premiums paid from writing/purchasing options are recorded as liabilities/assets on the Statements of Financial Condition and are subsequently adjusted to fair values. The difference between the fair value of the option and the premiums received/premiums paid is treated as an unrealized gain or loss within the Statements of Income and Expenses.

   Revenue Recognition -- Monthly, MS&Co. pays each Partnership interest income on 100% of the average daily equity maintained in cash in Spectrum Currency, Spectrum Global Balanced, Spectrum Select, Spectrum Strategic, and Spectrum Technical accounts during each month at a rate equal to 80% for Spectrum Currency, Spectrum Select, Spectrum Strategic and Spectrum Technical, and at a rate equal to 100% for Spectrum Global Balanced of the monthly average of the 4-week U.S. Treasury bill discount rate. MS&Co. retains any interest earned in excess of the interest paid to the Partnerships. For purposes of such interest payments, net assets do not include monies due to the Partnerships on Futures Interests that have not been received.

   Fair Value of Financial Instruments -- The fair value of the Partnerships' assets and liabilities that qualify as financial instruments under the Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") guidance relating to financial instruments, approximates the carrying amount presented in the Statements of Financial Condition.

   Foreign Currency Transactions and Translation -- The Partnerships' functional currency is the U.S. dollar; however, the Partnerships may transact business in currencies other than the U.S. dollar. Assets and liabilities denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rate in effect at the date of the Statements of Financial Condition. Income and expense items denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rate in effect during the period. The effects of changes in foreign currency exchange rates on investments are not segregated in the Statements of Income and Expenses from the changes in market price of those investments, but are included in the net realized gain/loss and net change in unrealized trading profit (loss) in the Statements of Income and Expenses.

   Net Income (Loss) per Unit -- Net income (loss) per Unit is computed in accordance with the specialized accounting for Investment Companies as illustrated in the Financial Highlights Footnote (refer to Note 9. Financial Highlights).

   Trading Equity -- The Partnerships' asset "Trading Equity," reflected on the Statements of Financial Condition, consists of (a) cash on deposit with Morgan Stanley Wealth Management, MS&Co. and MSIP for Spectrum Global Balanced, Spectrum Select and Spectrum Technical, and with Morgan Stanley Wealth Management and MS&Co. for Spectrum Currency, to be used as margin for trading
(b) net unrealized gains or losses on futures and forward contracts, which are fair valued and calculated as the difference between original contract value and fair value; and for the Partnerships which trade in options and, if any,
(c) options purchased at fair value. Options written at fair value are recorded in "Liabilities" within the Statements of Financial Condition.

                  Morgan Stanley Smith Barney Spectrum Series
                         Notes to Financial Statements


   The Partnerships, in their normal course of business, enter into various contracts with MS&Co. and MSIP acting as their commodity brokers. Pursuant to brokerage agreements with Morgan Stanley Wealth Management, MS&Co. and MSIP, to the extent that such trading results in unrealized gains or losses, these amounts are offset for each Partnership and are reported on a net basis on the Statements of Financial Condition.

   The Partnerships have offset their unrealized gains or losses recognized on forward contracts executed with the same counterparty as allowable under the terms of their master netting agreements with MS&Co., as the counterparty on such contracts. The Partnerships have consistently applied their right to offset.

   Restricted and Unrestricted Cash -- As reflected on the Partnerships' Statements of Financial Condition, restricted cash equals the cash portion of assets on deposit to meet margin requirements plus the cash required to offset unrealized losses on foreign currency forwards and options contracts and offset unrealized losses on offset LME positions. All of these amounts are maintained separately. Cash that is not classified as restricted cash is therefore classified as unrestricted cash.

   Brokerage and Related Transaction Fees and Costs -- The brokerage fees for Spectrum Currency and Spectrum Global Balanced are currently accrued at a flat monthly rate of 1/12 of 4.6% (a 4.6% annual rate) of net assets as of the first day of each month. Brokerage fees for Spectrum Select, Spectrum Strategic, and Spectrum Technical are currently accrued at a flat monthly rate of 1/12 of 6.0% (a 6.0% annual rate) of net assets as of the first day of each month. Such fees currently cover all brokerage fees, transaction fees and costs, and ordinary administrative expenses.

   Operating Expenses -- The Partnerships incur monthly management fees and may incur an incentive fee. All common administrative expenses, including legal, auditing, accounting, filing fees, and other related expenses, are borne by MS&Co. through the brokerage fees paid by the Partnerships.

   Redemptions -- Limited partners may redeem some or all of their Units at 100% of the net asset value per Unit as of the end of the last day of any month that is at least six months after the closing at which a person first becomes a limited partner. The request for redemptions must be delivered to a limited partner's local Morgan Stanley Branch Office in time for it to be forwarded and received by Ceres no later than 3:00 p.m., New York City time, on the last day of the month in which the redemption is to be effective. Redemptions must be made in whole Units, with a minimum amount of 50 Units required for each redemption, unless a limited partner is redeeming his entire interest in a particular Partnership.

   Units redeemed on or prior to the last day of the twelfth month from the date of purchase will be subject to a redemption charge equal to 2% of the net asset value of a Unit on the Redemption Date. Units redeemed after the last day of the twelfth month and on or prior to the last day of the twenty-fourth month from the date of purchase will be subject to a redemption charge equal to 1% of the net asset value of a Unit on the Redemption Date. Units redeemed after the last day of the twenty-fourth month from the date of purchase will not be subject to a redemption charge. The foregoing redemptions charges are paid to MS&Co.

   The aggregate amounts of redemption charges paid to MS&Co. for the years ended December 31, 2012, 2011, and 2010, were as follows:

                                             2012 2011  2010
                                             ---- ---- ------
                                              $    $     $
                   Spectrum Currency........  --   --   1,653
                   Spectrum Global Balanced.  --   --     767
                   Spectrum Select..........  --   --  25,528
                   Spectrum Strategic.......  --   --   8,019
                   Spectrum Technical.......  --   --   9,992

                  Morgan Stanley Smith Barney Spectrum Series
                         Notes to Financial Statements


   Distributions -- Distributions, other than redemptions of Units, are made on a pro rata basis at the sole discretion of Ceres. No distributions have been made to date. Ceres does not intend to make any distributions of the Partnerships' profits.

   Income Taxes -- No provision for income taxes has been made in the accompanying financial statements, as partners are individually responsible for reporting income or loss based upon their respective share of each Partnership's revenue and expenses for income tax purposes. The Partnerships file U.S. federal and state tax returns.

   The guidance issued by the FASB on income taxes clarifies the accounting for uncertainty in income taxes recognized in each Partnership's financial statements, and prescribes a recognition threshold and measurement attribute for financial statement recognition and measurement of a tax position taken or expected to be taken. The Partnerships have concluded that there were no significant uncertain tax positions that would require recognition in the financial statements as of December 31, 2012, and 2011. If applicable, the Partnerships recognize interest accrued related to unrecognized tax benefits in interest expense and penalties in other expenses in the Statements of Income and Expenses. Generally, 2009 through 2012 tax years remain subject to examination by U.S. federal and most state tax authorities. No income tax returns are currently under examination.

   Dissolution of the Partnerships -- Spectrum Currency, Spectrum Global Balanced, Spectrum Strategic, and Spectrum Technical will terminate on December 31, 2035, and Spectrum Select will terminate on December 31, 2025, regardless of financial condition at such time, or at an earlier date if certain conditions occur as defined in each Partnership's Limited Partnership Agreement.

   Litigation Settlement -- In September 2011, Spectrum Technical received a settlement award payment in the amount of $10,951 from the Natural Gas Commodity Litigation Settlement Administrator. This settlement represents the Partnership's portion of the Net Settlement Fund. The proceeds from this settlement were accounted for in the period they were received for the benefit of the partners in the Partnership.

   On July 28, 2010, Spectrum Global Balanced, Spectrum Select, Spectrum Strategic, and Spectrum Technical, each received a settlement award payment in the amounts of $29,602, $337,120, $220,755, and $164,828, respectively, from the Natural Gas Commodity Litigation Settlement Administrator. This settlement represents each Partnership's portion of the 2006 Net Settlement Fund and the 2007 Net Settlement Fund. The proceeds from this settlement were accounted for in the period they were received for the benefit of the partners in each Partnership.

   Statement of Cash Flows -- The Partnerships are not required to provide a Statement of Cash Flows.

  Other Pronouncements

   On October 1, 2012, the FASB issued Accounting Standards Update ("ASU") 2012-04 "Technical Corrections and Improvements", which makes minor technical corrections and clarifications to ASC 820, "Fair Value Measurements and Disclosures". When the FASB issued Statement 157 (codified in ASC 820), it conformed the use of the term "fair value" in certain pre-Codification standards but not others. ASU 2012-04 conforms the term's use throughout the ASC "to fully reflect the fair value measurement and disclosure requirements" of ASC 820. The ASU also amends the requirements that must be met for an investment company to qualify for the exemption from presenting a statement of cash flows, Specifically, it eliminates the requirements that substantially all of an entity's investments be carried at "market value" and that the investments be highly liquid, Instead, it requires substantially all of the entity's investments to be carried at "fair value" and classified as Level 1 or Level 2 measurements under ASC 820. The amendments are effective for fiscal periods beginning after December 15, 2012. The adoption of this ASU will not have a significant impact on the Partnerships' financial statements.

                  Morgan Stanley Smith Barney Spectrum Series
                         Notes to Financial Statements


   In December 2011, the FASB issued ASU 2011-11, "Disclosures about Offsetting Assets and Liabilities", which creates a new disclosure requirement about the nature of an entity's rights of setoff and the related arrangements associated with its financial instruments and derivative instruments. Subsequently in January 2013, the FASB issued ASU 2013-01 "Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities", which clarifies the types of instruments and transactions that are subject to the offsetting disclosure requirements established by ASU 2011-11. Entities are required to disclose both gross information and net information about both instruments and transactions eligible for offset in the statement of financial position and instruments and transactions subject to an agreement similar to a master netting arrangement. The objective of these disclosures is to facilitate comparison between those entities that prepare their financial statements on the basis of U.S. GAAP and those entities that prepare their financial statements on the basis of International Financial Reporting Standards ("IFRS"). The disclosure requirements are effective for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods. The Partnerships would also provide the disclosures retrospectively for all comparative periods presented. The Partnerships are currently evaluating the impact that these pronouncements would have on the financial statements.

   In October 2011, the FASB issued a proposed ASU intended to improve and converge financial reporting by setting forth consistent criteria for determining whether an entity is an investment company. Under longstanding U.S. GAAP, investment companies carry all of their investments at fair value, even if they hold a controlling interest in another company. The primary changes being proposed by the FASB relate to which entities would be considered investment companies as well as certain disclosure and presentation requirements. In addition to the changes to the criteria for determining whether an entity is an investment company, the FASB also proposes that an investment company would be required to consolidate another investment company if it holds a controlling financial interest in the entity. In August 2012, the FASB updated the proposed ASU to state that entities regulated under Investment Company Act of 1940 should qualify to be investment companies within the proposed investment company guide. The Partnerships will evaluate the impact that this proposed update would have on the financial statements once the pronouncement is issued.

3. Investments

a. Spectrum Strategic's investments in affiliated underlying funds

   Effective December 1, 2011, Spectrum Strategic invested a portion of its assets in MB Master Fund and PGR Master Fund. Spectrum Strategic's investment in MB Master Fund represents approximately 11.0% and 7.6%, and investment in PGR Master Fund represents approximately 6.8% and 7.9%, respectively, of the net asset value of Spectrum Strategic as of December 31, 2012, and 2011, respectively.

   Effective January 1, 2008, Spectrum Strategic invested a portion of its assets in Morgan Stanley Smith Barney BHM I, LLC ("BHM I, LLC"). Spectrum Strategic's investment in BHM I, LLC represents approximately 85.1% and 86.7% of the net asset value of Spectrum Strategic at December 31, 2012, and 2011, respectively.

                  Morgan Stanley Smith Barney Spectrum Series
                         Notes to Financial Statements


   Summarized information for Spectrum Strategic's investment in BHM I, LLC, MB Master Fund and PGR Master Fund as of December 31, 2012, and 2011, is as follows:

December 31, 2012

                                        Partnership's
                    % of                  pro rata
                 Partnership   Fair      Net Income/  Management Incentive Administrative
Investment       Net Assets    Value       (Loss)        Fees      Fees         Fees
----------       ----------- ---------- ------------- ---------- --------- --------------
                      %          $            $           $          $           $
BHM I, LLC......    85.1     63,045,391  (1,117,246)     n/a        n/a         n/a
MB Master Fund..    11.0      8,142,971     164,303      n/a        n/a         n/a
PGR Master Fund.     6.8      5,021,111  (1,278,585)     n/a        n/a         n/a

December 31, 2011

                                         Partnership's
                    % of                   pro rata
                 Partnership    Fair      Net Income/  Management Incentive Administrative
Investment       Net Assets     Value       (Loss)        Fees      Fees         Fees
----------       ----------- ----------- ------------- ---------- --------- --------------
                      %           $            $           $          $           $
BHM I, LLC......    86.7     101,259,072  (22,304,564)    n/a        n/a         n/a
PGR Master Fund.     7.9       9,193,011      240,600     n/a        n/a         n/a
MB Master Fund..     7.6       8,832,023     (120,388)    n/a        n/a         n/a

   Spectrum Strategic does not directly pay BHM I, LLC, PGR Master Fund and MB Master Fund for its pro rata portion of incentive, management and administrative fees. Such fees are directly paid by Spectrum Strategic to the respective parties.

   For BHM I, LLC, PGR Master Fund and MB Master Fund contributions and withdrawals are permitted on a monthly basis.

   As of December 31, 2012, and 2011, there have been no suspended redemptions, "lock up" periods or gate provisions imposed before a withdrawal can be made by the Partnership.

   The tables below represent summarized Income Statement information for BHM I, LLC for the years ended December 31, 2012, 2011, and 2010, respectively, and for PGR Master Fund and MB Master Fund for the years ended December 31, 2012, and 2011, respectively, to meet the requirements of Regulation S-X rule 3-09, as follows:

                                        Net          Total
                        Investment   Investment     Trading        Net
    December 31, 2012  Income/(Loss)    Loss        Results        Loss
    -----------------  ------------- ----------  ------------  ------------
                             $           $             $            $
    BHM I, LLC........    (48,368)   (8,182,509)   (9,518,219)  (17,700,728)
    PGR Master Fund...     26,436      (126,749)   (8,963,355)   (9,090,104)
    MB Master Fund....     30,442      (691,180)     (261,679)     (952,859)

                                        Net          Total         Net
                        Investment   Investment     Trading       Income
    December 31, 2011  Income/(Loss)    Loss        Results       (Loss)
    -----------------  ------------- ----------  ------------  ------------
                             $           $             $            $
    BHM I, LLC........    (53,603)   (7,089,593) (100,575,804) (107,665,397)
    PGR Master Fund...      8,507      (110,281)    2,276,086     2,165,805
    MB Master Fund....        963      (325,546)      438,595       113,049

                                        Net          Total
                        Investment   Investment     Trading        Net
    December 31, 2010      Loss         Loss        Results       Income
    -----------------  ------------- ----------  ------------  ------------
                             $           $             $            $
    BHM I, LLC........     (8,738)   (4,238,014)   34,087,359    29,849,345

                  Morgan Stanley Smith Barney Spectrum Series
                         Notes to Financial Statements


b. Spectrum Technical's investment in Blackwater Master Fund

   On December 1, 2011, Spectrum Technical invested a portion of its assets in Blackwater Master Fund, a limited partnership organized under the partnership laws of the State of Delaware. Blackwater Master Fund was formed to permit accounts managed now or in the future by Blackwater using the Global Program, a proprietary, systematic trading program, to invest together in one trading vehicle. The General Partner is also the general partner for Blackwater Master Fund. Individual and pooled accounts currently managed by Blackwater, including Spectrum Technical, are permitted to be limited partners of Blackwater Master Fund. The General Partner and Blackwater believe that trading through this structure should promote efficiency and economy in the trading process.

   Summarized information reflecting the total assets, liabilities and capital of Blackwater Master Fund as of December 31, 2012 and 2011, is shown in the following tables.

                                           December 31, 2012
                                 --------------------------------------
                                                 Total
                                 Total Assets Liabilities Total Capital
                                 ------------ ----------- -------------
         Blackwater Master Fund. $82,996,036  $1,069,352   $81,926,684

                                           December 31, 2011
                                 --------------------------------------
                                                 Total
                                 Total Assets Liabilities Total Capital
                                 ------------ ----------- -------------
         Blackwater Master Fund. $83,066,066   $176,287    $82,889,779

   Summarized information for Spectrum Technical's investment in Blackwater Master Fund as of December 31, 2012 and 2011, is as follows:

                           % of                Partnership's
                        Partnership   Fair       pro rata    Investment  Redemption
December 31, 2012       Net Assets    Value      Net Loss    Objective   Permitted
-----------------       ----------- ---------- ------------- ----------  ----------
                             %          $            $
Blackwater Master Fund.    25.3     43,685,685  (3,758,641)  Commodity    Monthly
                                                             Portfolio

                            % of                Partnership's
                         Partnership   Fair       pro rata    Investment  Redemption
December 31, 2011        Net Assets    Value     Net Income   Objective   Permitted
-----------------        ----------- ---------- ------------- ----------  ----------
                              %          $            $
Blackwater Master Fund*.    16.4     43,800,324    731,982    Commodity    Monthly
                                                              Portfolio

*  The Partnership invested in Blackwater Master Fund as of December 1, 2011.

   Spectrum Technical's investment into Blackwater Master Fund does not pay any management, incentive, or administrative fee. Those fees are paid by Spectrum Technical. Spectrum Technical reimburses Blackwater Master Fund for all brokerage related fees borne by Blackwater Master Fund on behalf of Spectrum Technical's investment.

   On December 31, 2012 and 2011, Spectrum Technical owned approximately 53.3% and 52.8%, respectively, of Blackwater Master Fund. It is Spectrum Technical's intention to continue to invest in Blackwater Master Fund. The performance of Spectrum Technical is directly affected by the performance of Blackwater Master Fund.

                  Morgan Stanley Smith Barney Spectrum Series
                         Notes to Financial Statements


   The tables below represent summarized Income Statement information for Blackwater Master Fund for the years ended December 31, 2012 and 2011, respectively, to meet the requirements of Regulation S-X rule 3-09, as follows:

                                           Net        Total
                             Investment Investment   Trading      Net
     December 31, 2012         Income      Loss      Results      Loss
     -----------------       ---------- ---------- ----------  ----------
                                 $          $           $          $
     Blackwater Master Fund.   48,607    (110,152) (8,076,139) (8,186,291)

                                             Net       Total
                               Investment Investment  Trading    Net
       December 31, 2011         Income      Loss     Results   Income
       -----------------       ---------- ---------- --------- ---------
                                   $          $          $        $
       Blackwater Master Fund.   9,337     (102,547) 2,948,325 2,845,778

c. Spectrum Currency's investments in KR Master Fund and Cambridge Master Fund

   On January 1, 2012, the assets allocated to Flintlock for trading were invested in FL Master Fund, a limited partnership organized under the partnership laws of the State of Delaware. FL Master Fund was formed to permit accounts managed now or in the future by Flintlock using the 2x Flintlock Commodity Opportunities Partners, LP, a proprietary, systematic trading program, to invest together in one trading vehicle. The General Partner was also the general partner for FL Master Fund. Individual and pooled accounts managed by Flintlock, including Spectrum Currency, were permitted to be limited partners of FL Master Fund. The General Partner and Flintlock believed that trading through this structure promoted efficiency and economy in the trading process. Spectrum Currency fully redeemed its investment in FL Master Fund as of October 10, 2012.

   On January 1, 2012, the assets allocated to Krom for trading were invested in the KR Master Fund, a limited partnership organized under the partnership laws of the State of Delaware. KR Master Fund was formed in order to permit commodity pools managed now or in the future by Krom using the Commodity Program at 150% Leverage, a fundamental and technical trading system, to invest together in one trading vehicle. The General Partner is also the general partner of KR Master Fund. Individual and pooled accounts currently managed by Krom, including Spectrum Currency, are permitted to be limited partners of KR Master Fund. The General Partner and Krom believe that trading through this structure should promote efficiency and economy in the trading process.

   On November 1, 2012, the assets allocated to Cambridge for trading were invested in the Cambridge Master Fund, a limited partnership organized under the partnership laws of the State of Delaware. Cambridge Master Fund was formed to permit accounts managed now and in the future by Cambridge using Cambridge Asian Markets Alpha Programme, to invest together in one trading vehicle. The General Partner is also the general partner of Cambridge Master Fund. Individual and pooled accounts currently managed by Cambridge, including Spectrum Currency, are permitted to be limited partners of Cambridge Master Fund. The General Partner and Cambridge believe that trading through this structure should provide efficiency and economy in the trading process.

   Summarized information for Spectrum Currency, reflecting the total assets, liabilities and capital of KR Master Fund and Cambridge Master Fund as of December 31, 2012, is shown in the following tables.

                                          December 31, 2012
                                --------------------------------------
                                                Total
                                Total Assets Liabilities Total Capital
                                ------------ ----------- -------------
         KR Master Fund........ $116,058,406 $1,168,169  $114,890,237
         Cambridge Master Fund. $ 14,372,049 $   31,163  $ 14,340,886
                                ------------ ----------  ------------
                                $130,430,455 $1,199,332  $129,231,123

                  Morgan Stanley Smith Barney Spectrum Series
                         Notes to Financial Statements


   Summarized information for Spectrum Currency's investment in KR Master Fund, Cambridge Master Fund and FL Master Fund for the period ended December 31, 2012, is as follows:

                                              Partnership's
For the period ended      % of                  pro rata
December 31, 2012      Partnership   Fair      Net Income/      Investment       Redemption
Investment             Net Assets    Value       (Loss)          Objective       Permitted
--------------------   ----------- ---------- ------------- -------------------- ----------
                            %          $            $
KR Master Fund........    43.4     10,109,603    (435,473)  Commodity Portfolio   Monthly
Cambridge Master Fund.    29.7      6,920,831      79,839   Commodity Portfolio   Monthly
FL Master Fund........      --             --  (1,519,355)  Commodity Portfolio   Monthly

   Spectrum Currency's investment into Cambridge Master Fund and KR Master Fund do not pay any management, incentive, or administrative fee. These fees are paid by Spectrum Currency. Spectrum Currency reimburses Cambridge Master Fund and KR Master Fund for all brokerage related fees borne by Cambridge Master Fund and KR Master Fund on behalf of Spectrum Currency's investment.

   As of December 31, 2012, Spectrum Currency owned approximately 48.23% and 8.80% of Cambridge Master Fund and KR Master Fund, respectively. It is Spectrum Currency's intention to continue to invest in Cambridge Master Fund and KR Master Fund. The performance of Spectrum Currency is directly affected by the performance of Cambridge Master Fund and KR Master Fund.

   The tables below represent summarized Income Statement information for Cambridge Master Fund and KR Master Fund for the year ended December 31, 2012, to meet the requirements of Regulation S-X rule 3-09, as follows:

                                           Net        Total        Net
                             Investment Investment   Trading     Income/
      December 31, 2012        Income      Loss      Results     (Loss)
      -----------------      ---------- ---------- ----------  ----------
                                 $          $           $           $
      KR Master Fund........   59,059    (462,208) (4,542,592) (5,004,800)
      Cambridge Master Fund.    2,095     (16,586)    539,604     523,018

4. Related Party Transactions

   Each Partnership's cash is on deposit in commodity brokerage accounts with Morgan Stanley. MS&Co. pays interest on these funds as described in Note 2. Summary of Significant Accounting Policies. Each Partnership pays brokerage fees to MS&Co. as described in Note 2. Summary of Significant Accounting Policies. MSCG acts as the counterparty on all trading of options on foreign currency forward contracts.

5. Trading Advisors

   Ceres, on behalf of each Partnership, retains certain commodity trading advisors to make all trading decisions for the Partnerships. The trading advisors for each Partnership at December 31, 2012, were as follows:

   Spectrum Currency
   C-View International Limited ("C-View")
   Cambridge
   Krom

   Spectrum Global Balanced
   Altis Partners (Jersey) Limited ("Altis")
   C-View International Limited
   SSARIS Advisors, LLC ("SSARIS")

                  Morgan Stanley Smith Barney Spectrum Series
                         Notes to Financial Statements


   Spectrum Select
   Altis Partners (Jersey) Limited
   EMC Capital Management, Inc. ("EMC")
   Graham Capital Management, L.P. ("Graham")
   Northfield Trading L.P. ("Northfield")
   Rabar Market Research, Inc. ("Rabar")
   Sunrise Capital Management, Inc. ("Sunrise Capital")

   Spectrum Strategic
   Aventis Asset Management LLC
   Blenheim Capital Management, L.L.C. ("Blenheim")
   PGR Capital L.P.

   Spectrum Technical
   Aspect Capital Limited ("Aspect")
   Blackwater Capital Management LLC
   Campbell & Company, Inc. ("Campbell")
   Rotella Capital Management, Inc. ("Rotella")
   Winton Capital Management Limited ("Winton")

   Compensation to the trading advisors by the Partnerships consists of a management fee and an incentive fee as follows:

   Management Fee -- The management fee for Spectrum Currency is accrued at a rate of 1/6 of 1% (a 2% annual rate) per month of net assets allocated on the first day of each month to C-View and Krom and 1/12 of 1.5% (a 1.5% annual rate) per month of net assets allocated to Cambridge on the last day of each month.

   The monthly management fee payable to Flintlock prior to termination on October 10, 2012, was 1/12 of 1.5% (a 1.5% annual rate).

   The management fee for Spectrum Global Balanced is accrued at a rate of 5/48 of 1% per month of net assets allocated to SSARIS on the first day of each month (a 1.25% annual rate), 1/12 of 1.25% per month of net assets allocated to Altis on the first day of each month (a 1.25% annual rate), and 1/6 of 1% per month of net assets allocated to C-View on the first day of each month (a 2% annual rate).

   The management fee for Spectrum Select is accrued at a rate of 1/12 of 1.25% per month of net assets allocated to Altis on the first day of each month (a 1.25% annual rate), 1/6 of 1% per month of net assets allocated to Graham on the first day of each month (a 2% annual rate), 1/12 of 2% per month of net assets allocated to EMC, Rabar, Northfield and Sunrise Capital on the first day of each month (a 2% annual rate).

   Prior to February 1, 2011, the monthly management fee payable to Sunrise Capital was 1/4 of 1% (a 3% annual rate).

   Prior to July 1, 2011, the monthly management fee payable to EMC and Rabar was 5/24 of 1% (a 2.5% annual rate).

   Prior to July 1, 2011, the monthly management fee payable to Northfield was 1/12 of 3% (a 3% annual rate).

   The management fee for Spectrum Strategic is accrued at a rate of 1/4 of 1% per month of net assets allocated to Blenheim on the first day of each month (a 3% annual rate), 1/12 of 1% per month of net assets allocated to PGR on the first day of each month (a 1% annual rate) and 1/12 of 1.5% per month of net assets allocated to Aventis on the first day of each month (a 1.5% annual rate).

   Effective July 1, 2011, the management fee payable to Eclipse was reduced from a monthly management fee rate equal to 1/12 of 3% (a 3% annual rate) to a monthly management fee rate equal

                  Morgan Stanley Smith Barney Spectrum Series
                         Notes to Financial Statements

to 1/12 of 2% (a 2% annual rate). Eclipse was removed as a trading advisor to Spectrum Strategic effective November 30, 2011.

   Effective June 1, 2011, the monthly management fee payable to DKR was reduced from a monthly management fee rate equal to 1/12 of 2% (a 2% annual rate) to a monthly management fee rate equal to 1/12 of 1.75% (a 1.75% annual rate). DKR was removed as a trading advisor to Spectrum Strategic effective August 31, 2011.

   The management fee for Spectrum Technical is accrued at a rate of 1/12 of 1.5% per month of net assets allocated to Aspect and Winton on the first day of each month (a 1.5% annual rate), 1/6 of 1% per month of net assets allocated to Campbell on the first day of each month (a 2% annual rate), 1/12 of 1% per month of net assets allocated to Rotella on the first day of each month (a 1% annual rate), and 1/12 of 1.25% per month of net assets allocated to Blackwater on the first day of each month (a 1.25% annual rate).

   Effective October 31, 2012, JWH was terminated as a trading advisor to Spectrum Technical. The monthly management fee payable to JWH was 1/6 of 1% (a 2% annual rate).

   Effective October 31, 2012, Chesapeake was terminated as a trading advisor to Spectrum Technical. The monthly management fee payable to Chesapeake was 1/12 of 2% (a 2% annual rate).

   For the period from June 1, 2012, through October 31, 2012, Chesapeake temporarily reduced the management fee it received from Spectrum Technical from an annual rate of 2% of net assets as of the first day of the month, to an annual rate of 1% of net assets as of the first day of the month.

   Prior to June 1, 2012, the monthly management fee payable to Aspect was 1/6 of 1% (a 2% annual rate).

   Prior to January 1, 2012, the monthly management fee payable to Winton was 1/6 of 1% (a 2% annual rate).

   Prior to June 1, 2011, the monthly management fee payable to Campbell was 1/4 of 1% (a 3% annual rate).

   Prior to July 1, 2011, the monthly management fee payable to Rotella was 1/12 of 2% (a 2% annual rate).

   For the period from August 1, 2010, through September 30, 2010, Chesapeake temporarily reduced the management fee it received from Spectrum Technical from an annual rate of 2% of net assets as of the first day of the month, to an annual rate of 1% of net assets as of the first day of the month.

   Effective October 1, 2010, through October 31, 2010, Chesapeake's management fee was increased from an annual rate of 1% of net assets as of the first day of the month, to an annual rate of 1.5% of net assets as of the first day of the month.

   Effective November 1, 2010, Chesapeake's management fee was reinstated from an annual rate of 1.5% of net assets as of the first day of the month to an annual rate of 2% of net assets as of the first day of the month.

   Effective January 1, 2010, to July 1, 2011, Spectrum Technical paid Rotella a monthly management fee equal to 1/6 of 1% of its net assets allocated to Rotella on the first day of each month (a 2% annual rate).

   Incentive Fee -- Spectrum Currency pays a monthly incentive fee equal to 20% of the trading profits experienced with respect to C-View's allocated net assets as of the end of each calendar month and Krom's at the end of calendar quarter, and 15% of the trading profits experienced with respect to Cambridge's allocated net assets as of the end of each calendar quarter.

   Prior to October 10, 2012, Spectrum Currency paid Flintlock a monthly incentive fee equal to 20% of the trading profits experienced with respect to Flintlock's allocated net assets as of the end of each

                  Morgan Stanley Smith Barney Spectrum Series
                         Notes to Financial Statements

calendar quarter. Flintlock was removed as a trading advisor to Spectrum Currency effective October 10, 2012.

   Prior to May 31, 2011, Spectrum Currency paid DKR a monthly incentive fee equal to 20% of the trading profits experienced with respect to trading advisor's allocated net assets as of the end of each calendar month. DKR was removed as a trading advisor to Spectrum Currency effective May 31, 2011.

   Spectrum Global Balanced pays a monthly incentive fee equal to 15% of the trading profits experienced with respect to the net assets allocated to SSARIS as of the end of each calendar month, and 20% of the trading profits experienced with respect to the net assets allocated to Altis and C-View as of the end of each calendar month.

   Spectrum Select pays a monthly incentive fee equal to 20% of the trading profits experienced with respect to the net assets allocated to Northfield, EMC, Sunrise Capital, Rabar, Altis and Graham as of the end of each calendar month.

   Prior to February 1, 2011, the monthly incentive fee rate paid to Sunrise Capital was 15%.

   Prior to July 1, 2011, Spectrum Select paid Northfield a monthly incentive fee equal to 15% of the trading profits experienced with respect to trading advisor's allocated net assets as of the end of each calendar month.

   Prior to July 1, 2011, Spectrum Select paid EMC and Rabar a monthly incentive fee equal to 17.5% of the trading profits experienced with respect to trading advisor's allocated net assets as of the end of each calendar month.

   Spectrum Strategic pays a monthly incentive fee equal to 15% of the trading profits experienced with respect to the net assets allocated to Blenheim as of the end of each calendar month, 20% of the trading profits experienced with respect to the net assets allocated to Aventis as of the end of each calendar quarter and 20% of the trading profits experienced with respect to the net assets allocated to PGR as of the end of each calendar year.

   For the period from July 1, 2011, to November 30, 2011, Spectrum Strategic paid Eclipse a monthly incentive fee equal to 20% of the trading profits experienced with respect to the net assets allocated to Eclipse as of the end of each calendar month.

   Prior to July 1, 2011, Spectrum Strategic paid Eclipse a monthly incentive fee equal to 15% of the trading profits experienced with respect to the net assets allocated to Eclipse as of the end of each calendar month.

   Prior to August 31, 2011, Spectrum Strategic paid DKR a monthly incentive fee equal to 20% of the trading profits experienced with respect to the net assets allocated to DKR as of the end of each calendar month.

   Spectrum Technical pays a monthly incentive fee equal to 20% of the trading profits experienced with respect to the net assets allocated to each of Aspect, Campbell, Rotella, and Winton as of the end of each calendar month and 20% of the trading profits experienced with respect to the net assets allocated to Blackwater as of the end of each calendar year.

   Prior to October 31, 2012, Spectrum Technical paid Chesapeake and JWH a monthly incentive fee equal to 19% and 20%, respectively of the trading profits experienced with respect to Chesapeake's and JWH's allocated net assets as of the and of each calendar month.

   Trading profits represent the amount by which profits from futures, forwards, and options trading exceed losses after brokerage and management fees are deducted.

   For all trading advisors with trading losses, no incentive fee is paid in subsequent months until all such losses are recovered. Cumulative trading losses are adjusted on a pro rata basis for the net amount of each month's redemptions.

                  Morgan Stanley Smith Barney Spectrum Series
                         Notes to Financial Statements


6. Financial Instruments

   The Partnerships trade Futures Interests. Futures and forwards represent contracts for delayed delivery of an instrument at a specified date and price. Risk arises from changes in the value of these contracts and the potential inability of counterparties to perform under the terms of the contracts. There are numerous factors which may significantly influence the fair value of these contracts, including interest rate volatility.

   The fair value of exchange-traded contracts is based on the settlement price quoted by the exchange on the day with respect to which fair value is being determined. If an exchange-traded contract could not have been liquidated on such day due to the operation of daily limits or other rules of the exchange, the settlement price will be equal to the settlement price on the first subsequent day on which the contract could be liquidated. The fair value of off-exchange-traded contracts is based on the fair value quoted by the counterparty.

   The Partnerships' contracts are accounted for on a trade-date basis. A derivative is defined as a financial instrument or other contract that has all three of the following characteristics:

      (1) a) One or more "underlyings" and b) one or more "notional amounts" or payment provisions or both;

      (2) Requires no initial net investment or a smaller initial net investment than would be required for other types of contracts that would be expected to have a similar response relative to changes in market factors; and

      (3) Terms that require or permit net settlement.

   Generally, derivatives include futures, forward, swaps or options contracts, and other financial instruments with similar characteristics such as caps, floors, and collars.

   The net unrealized gains (losses) on open contracts at December 31, reported as a component of "Trading Equity" on the Statements of Financial Condition, and their longest contract maturities were as follows:

Spectrum Currency

      Net Unrealized Gains (Losses) on Open Contracts         Longest Maturities
      ----------------------------------------------  -----------------------------------
Year  Exchange-Traded  Off-Exchange-Traded   Total    Exchange-Traded Off-Exchange-Traded
----  ---------------  -------------------  -------   --------------- -------------------
             $                  $              $
2012.       --                43,205         43,205         --             Feb. 2013
2011.       --               (88,387)       (88,387)        --             Mar. 2012

Spectrum Global Balanced

      Net Unrealized Gains (Losses) on Open Contracts         Longest Maturities
      ---------------------------------------------   -----------------------------------
Year  Exchange-Traded   Off-Exchange-Traded   Total   Exchange-Traded Off-Exchange-Traded
----  ---------------   ------------------- --------- --------------- -------------------
             $                   $              $
2012.      951,801            29,978          981,779    Dec. 2014         Feb. 2013
2011.    1,229,274            (8,497)       1,220,777    Dec. 2013         Jan. 2012

Spectrum Select

         Net Unrealized Gains on Open Contracts             Longest Maturities
      --------------------------------------------- -----------------------------------
Year  Exchange-Traded Off-Exchange-Traded   Total   Exchange-Traded Off-Exchange-Traded
----  --------------- ------------------- --------- --------------- -------------------
             $                 $              $
2012.    2,503,274           48,080       2,551,354    Mar. 2017         Mar. 2013
2011.    5,995,510          406,389       6,401,899    Mar. 2016         Mar. 2012

                  Morgan Stanley Smith Barney Spectrum Series
                         Notes to Financial Statements


Spectrum Technical

      Net Unrealized Gains (Losses) on Open Contracts         Longest Maturities
      ----------------------------------------------  -----------------------------------
Year  Exchange-Traded Off-Exchange-Traded    Total    Exchange-Traded Off-Exchange-Traded
----  --------------- ------------------- ----------  --------------- -------------------
             $                 $               $
2012.   (1,651,077)         609,533       (1,041,544)    Jun. 2017         Apr. 2013
2011.    8,196,777          569,394        8,766,171     Mar. 2015         Mar. 2012

   In general, the risks associated with off-exchange-traded contracts are greater than those associated with exchange-traded contracts because of the greater risk of default by the counterparty to an off-exchange-traded contract. The Partnerships have credit risk associated with counterparty nonperformance. As of the date of the financial statements, the credit risk associated with the instruments in which the Partnerships trade is limited to the unrealized gains (losses) amounts reflected in the Partnerships' Statements of Financial Condition. The net unrealized gains (losses) on open contracts is further disclosed gross by type of contract and corresponding fair value level in Note
8. Fair Value Measurements and Disclosures.

   The Partnerships also have credit risk because MS&Co., MSIP, and/or MSCG act as the futures commission merchants or the counterparties, with respect to most of the Partnerships' assets. Exchange-traded futures, exchange-traded forward, and exchange-traded futures-styled options contracts are fair valued on a daily basis, with variations in value settled on a daily basis. MS&Co. and MSIP, each acting as a commodity futures broker for each Partnership's exchange-traded futures, exchange-traded forward, and exchange-traded futures-styled options contracts, are required, pursuant to regulations of the Commodity Futures Trading Commission, to segregate from their own assets, and for the sole benefit of their commodity customers, total cash held by them with respect to exchange-traded futures, exchange-traded forward, and exchange-traded futures-styled options contracts, including an amount equal to the net unrealized gains (losses) on all open exchange-traded futures, exchange-traded forward, and exchange-traded futures-styled options contracts, which in the aggregate, totaled $6,788,072 and $35,818,805 for Spectrum Currency, $11,255,076 and $14,421,691 for Spectrum Global Balanced, $200,859,877 and
$294,109,636 for Spectrum Select, and $132,743,763 and $229,719,742 for
Spectrum Technical at December 31, 2012 and 2011, respectively. With respect to each Partnership's off-exchange-traded forward currency contracts and forward currency options contracts, there are no daily settlements of variation in value, nor is there any requirement that an amount equal to the net unrealized gains (losses) on such contracts be segregated. However, each Partnership is required to meet margin requirements equal to the net unrealized loss on open forward currency contracts in each Partnership account with the counterparty, which is accomplished by daily maintenance of the cash balance in a custody account held at MS&Co, for the benefit of MS&Co. With respect to those off-exchange-traded forward currency contracts, the Partnerships are at risk to the ability of MS&Co., the sole counterparty on all such contracts, to perform. With respect to those off-exchange-traded forward currency options contracts, the Partnerships are at risk to the ability of MSCG, the sole counterparty on all such contracts, to perform. Each Partnership has a netting agreement with the counterparty. The primary terms are based on industry standard master agreements. These agreements, which seek to reduce both the Partnerships' and the counterparties' exposure on off-exchange-traded forward currency contracts, including options on such contracts, should materially decrease the Partnerships' credit risk in the event of MS&Co.'s or MSCG's bankruptcy or insolvency.

   The General Partner monitors and attempts to control the Partnerships' risk exposure on a daily basis through financial, credit and risk management monitoring systems, and accordingly, believes that it has effective procedures for evaluating and limiting the credit and market risks to which the Partnerships may be subject. These monitoring systems generally allow the General Partner to statistically analyze actual trading results with risk adjusted performance indicators and correlation statistics. In addition, online monitoring systems provide account analysis of futures, forwards and options positions by sector, margin requirements, gain and loss transactions and collateral positions.

                  Morgan Stanley Smith Barney Spectrum Series
                         Notes to Financial Statements


   The futures, forwards and options traded by the Partnerships involve varying degrees of related market risk. Market risk is often dependent upon changes in the level or volatility of interest rates, exchange rates, and prices of financial instruments and commodities, factors that result in frequent changes in the fair value of the Partnerships' open positions, and consequently in their earnings, whether realized or unrealized, and cash flow. Gains and losses on open positions of exchange-traded futures, exchange-traded forward, and exchange-traded futures-styled options contracts are settled daily through variation margin. Gains and losses on off-exchange-traded forward currency contracts are settled upon termination of the contract. Gains and losses on off-exchange-traded forward currency options contracts are settled on an agreed-upon settlement date.

   Spectrum Strategic's, Spectrum Technical's, and Spectrum Currency's investments in the affiliated underlying funds expose each Partnership to various types of risks that are associated with Futures Interests trading and the markets in which the affiliated underlying funds invest. The significant types of financial risks to which the affiliated underlying funds are exposed are market risk, liquidity risk, and counterparty credit risk as described above.

7. Derivatives and Hedging

   The Partnerships' objective is to profit from speculative trading in Futures Interests. Therefore, the trading advisors for each Partnership will take speculative positions in Futures Interests where they feel the best profit opportunities exist for their trading strategy. As such, the average number of contracts outstanding in absolute quantity (the total of the open long and open short positions) has been presented as a part of the volume disclosure, as position direction is not an indicative factor in such volume disclosures. With regard to foreign currency forward trades, each notional quantity amount has been converted to an equivalent contract based upon an industry convention.

   The following tables summarize the valuation of each Partnership's investments as of December 31, 2012, and 2011.

Spectrum Currency

   The Effect of Trading Activities on the Statements of Financial Condition as of December 31, 2012 and 2011:

   December 31, 2012

                                                                                         Average
                                                                                        Number of
                                                                                        Contracts
                                                                                       Outstanding
                                   Long       Long      Short      Short       Net     for the Year
                                Unrealized Unrealized Unrealized Unrealized Unrealized  (Absolute
Futures and Forward Contracts      Gain       Loss       Gain       Loss       Gain     Quantity)
-----------------------------   ---------- ---------- ---------- ---------- ---------- ------------
                                    $          $          $          $          $
Foreign currency...............   47,414    (41,869)    58,435    (22,608)    41,372      1,498
                                  ------    -------     ------    -------     ------
 Total.........................   47,414    (41,869)    58,435    (22,608)    41,372
                                  ======    =======     ======    =======     ------
 Unrealized currency gain......                                                1,833
                                                                              ------
 Total net unrealized gain on
   open contracts..............                                               43,205
                                                                              ======

                                                                                         Average
                                                                                        Number of
                                                                                        Contracts
                                                                                       Outstanding
                                                                                       for the Year
                                                                                        (Absolute
Option Contracts at Fair Value                                                          Quantity)
------------------------------                                                         ------------
                                                                                $
Options purchased..............                                                 --            1
Options written................                                                 --            1

                  Morgan Stanley Smith Barney Spectrum Series
                         Notes to Financial Statements


   December 31, 2011

                                                                                         Average
                                                                                        Number of
                                                                                        Contracts
                                                                                       Outstanding
                                  Long       Long      Short      Short        Net     for the Year
                               Unrealized Unrealized Unrealized Unrealized Unrealized   (Absolute
Futures and Forward Contracts     Gain       Loss       Gain       Loss    Gain/(Loss)  Quantity)
-----------------------------  ---------- ---------- ---------- ---------- ----------- ------------
                                   $          $          $          $           $
Foreign currency..............   34,016    (124,363)   4,823     (38,337)   (123,861)     4,996
                                 ------    --------    -----     -------    --------
 Total........................   34,016    (124,363)   4,823     (38,337)   (123,861)
                                 ======    ========    =====     =======
 Unrealized currency gain.....                                                35,474
                                                                            --------
 Total net unrealized loss on
   open contracts.............                                               (88,387)
                                                                            ========

                                                       Average
                                                      Number of
                                                      Contracts
                                                     Outstanding
                                                     for the Year
                                                      (Absolute
               Option Contracts at Fair Value         Quantity)
               ------------------------------        ------------
                                                 $
                     Options purchased........ 1,534      1
                     Options written..........    --      1

Spectrum Global Balanced

   The Effect of Trading Activities on the Statements of Financial Condition as of December 31, 2012 and 2011:

   December 31, 2012

                                                                                          Average
                                                                                         Number of
                                                                                         Contracts
                                                                                        Outstanding
                                   Long       Long      Short      Short        Net     for the Year
                                Unrealized Unrealized Unrealized Unrealized Unrealized   (Absolute
Futures and Forward Contracts      Gain       Loss       Gain       Loss    Gain/(Loss)  Quantity)
-----------------------------   ---------- ---------- ---------- ---------- ----------- ------------
                                    $          $          $          $           $
Commodity......................   15,953     (74,679)   34,996    (23,285)    (47,015)      195
Equity.........................   51,479      (8,381)   15,186    (15,625)     42,659        46
Foreign currency...............  125,101     (46,320)   53,721    (28,930)    103,572       892
Interest rate..................   44,541     (18,952)       --    (19,479)      6,110       405
                                 -------    --------   -------    -------     -------
 Total.........................  237,074    (148,332)  103,903    (87,319)    105,326
                                 =======    ========   =======    =======
 Unrealized currency gain......                                               876,453
                                                                              -------
 Total net unrealized gain on
   open contracts..............                                               981,779
                                                                              =======

                                                                                          Average
                                                                                         Number of
                                                                                         Contracts
                                                                                        Outstanding
                                                                                        for the Year
                                                                                         (Absolute
Option Contracts at Fair Value                                                           Quantity)
------------------------------                                                          ------------
                                                                                 $
Options purchased..........................................................        --         1
Options written............................................................   (22,859)       14

                  Morgan Stanley Smith Barney Spectrum Series
                         Notes to Financial Statements


December 31, 2011

                                                                                        Average
                                                                                       Number of
                                                                                       Contracts
                                                                                      Outstanding
                                  Long       Long      Short      Short       Net     for the Year
                               Unrealized Unrealized Unrealized Unrealized Unrealized  (Absolute
Futures and Forward Contracts     Gain       Loss       Gain       Loss       Gain     Quantity)
-----------------------------  ---------- ---------- ---------- ---------- ---------- ------------
                                   $          $          $          $          $
Commodity.....................   26,687    (42,619)   281,332    (69,359)    196,041       233
Equity........................   10,832     (5,231)     3,176     (1,161)      7,616        39
Foreign currency..............   22,399    (18,270)    54,621    (21,149)     37,601     1,920
Interest rate.................   72,718     (4,626)    21,080     (4,515)     84,657       277
                                -------    -------    -------    -------   ---------
 Total........................  132,636    (70,746)   360,209    (96,184)    325,915
                                =======    =======    =======    =======
 Unrealized currency gain.....                                               894,862
                                                                           ---------
 Total net unrealized gain on
   open contracts.............                                             1,220,777
                                                                           =========

                                                      Average
                                                     Number of
                                                     Contracts
                                                    Outstanding
                                                    for the Year
                                                     (Absolute
                Option Contracts at Fair Value       Quantity)
                ------------------------------      ------------
                                                 $
                      Options purchased........ 814      1
                      Options written..........  --      1

Spectrum Select

   The Effect of Trading Activities on the Statements of Financial Condition as of December 31, 2012 and 2011:

   December 31, 2012

                                                                                           Average
                                                                                          Number of
                                                                                          Contracts
                                                                                         Outstanding
                                  Long       Long       Short      Short         Net     for the Year
                               Unrealized Unrealized  Unrealized Unrealized  Unrealized   (Absolute
Futures and Forward Contracts     Gain       Loss        Gain       Loss     Gain/(Loss)  Quantity)
-----------------------------  ---------- ----------  ---------- ----------  ----------- ------------
                                   $          $           $          $            $
Commodity.....................   763,693  (1,021,268) 1,051,860  (1,134,848)   (340,563)    4,025
Equity........................ 1,842,840    (517,175)        --     (36,283)  1,289,382     1,915
Foreign currency.............. 1,878,922  (1,022,609) 2,196,364    (253,560)  2,799,117     5,689
Interest rate.................   759,302    (607,381)     3,225    (147,863)      7,283     9,810
                               ---------  ----------  ---------  ----------  ----------
Total......................... 5,244,757  (3,168,433) 3,251,449  (1,572,554)  3,755,219
                               =========  ==========  =========  ==========
Unrealized currency loss......                                               (1,203,865)
                                                                             ----------
Total net unrealized gain on
  open contracts..............                                                2,551,354
                                                                             ==========

                  Morgan Stanley Smith Barney Spectrum Series
                         Notes to Financial Statements


   December 31, 2011

                                                                                           Average
                                                                                          Number of
                                                                                          Contracts
                                                                                         Outstanding
                                  Long       Long       Short      Short         Net     for the Year
                               Unrealized Unrealized  Unrealized Unrealized  Unrealized   (Absolute
Futures and Forward Contracts     Gain       Loss        Gain       Loss     Gain/(Loss)  Quantity)
-----------------------------  ---------- ----------  ---------- ----------  ----------- ------------
                                   $          $           $          $            $
Commodity.....................   418,029    (822,942) 4,381,649  (2,417,431)  1,559,305     4,077
Equity........................   307,762      (7,656)    94,660    (143,961)    250,805     1,386
Foreign currency..............   739,841    (106,865) 2,115,906    (300,292)  2,448,590     7,744
Interest rate................. 3,538,706    (109,261)   139,283    (121,941)  3,446,787     7,073
                               ---------  ----------  ---------  ----------  ----------
Total......................... 5,004,338  (1,046,724) 6,731,498  (2,983,625)  7,705,487
                               =========  ==========  =========  ==========
Unrealized currency loss......                                               (1,303,588)
                                                                             ----------
Total net unrealized gain on
  open contracts..............                                                6,401,899
                                                                             ==========

Spectrum Strategic

   The Effect of Trading Activities on the Statements of Financial Condition as of December 31, 2012 and 2011:

   December 31, 2012

   The Partnership held no futures or forward contracts; therefore, there were no net unrealized gains or losses on futures or forward contracts.

   December 31, 2011

                                                                                         Average
                                                                                        Number of
                                                                                        Contracts
                                                                                       Outstanding
                                  Long       Long      Short      Short        Net     for the Year
                               Unrealized Unrealized Unrealized Unrealized Unrealized   (Absolute
Futures and Forward Contracts     Gain       Loss       Gain       Loss    Gain (Loss)  Quantity)
-----------------------------  ---------- ---------- ---------- ---------- ----------- ------------
                                   $          $          $          $           $
Commodity.....................     --         --         --         --         --           752
Equity........................     --         --         --         --         --           328
Foreign currency..............     --         --         --         --         --         6,514
Interest rate.................     --         --         --         --         --         2,260
                                   --         --         --         --         --
 Total........................     --         --         --         --         --
                                   ==         ==         ==         ==
 Unrealized currency gain
   (loss).....................                                                 --
                                                                               --
 Total net unrealized gain
   (loss) on open contracts...                                                 --
                                                                               ==

                  Morgan Stanley Smith Barney Spectrum Series
                         Notes to Financial Statements


Spectrum Technical

   The Effect of Trading Activities on the Statements of Financial Condition as of December 31, 2012 and 2011:

   December 31, 2012

                                                                                          Average
                                                                                         Number of
                                                                                         Contracts
                                                                                        Outstanding
                                  Long       Long       Short      Short        Net     for the Year
                               Unrealized Unrealized  Unrealized Unrealized Unrealized   (Absolute
Futures and Forward Contracts     Gain       Loss        Gain       Loss    Gain/(Loss)  Quantity)
-----------------------------  ---------- ----------  ---------- ---------- ----------- ------------
                                   $          $           $          $           $
 Commodity....................   503,509    (759,234)   451,092   (401,945)   (206,578)    1,895
 Equity....................... 1,289,387    (324,377)        33     (9,417)    955,626     1,525
 Foreign currency.............   751,769    (682,406) 1,511,142   (188,174)  1,392,331     4,077
 Interest rate................   845,015    (522,310)     4,461    (26,938)    300,228     6,112
                               ---------  ----------  ---------   --------  ----------
  Total....................... 3,389,680  (2,288,327) 1,966,728   (626,474)  2,441,607
                               =========  ==========  =========   ========
  Unrealized currency
    loss......................                                              (3,483,151)
                                                                            ----------
 Total net unrealized loss
    on open contracts.........                                              (1,041,544)
                                                                            ==========

                                                      Average
                                                     Number of
                                                     Contracts
                                                    Outstanding
                                                    for the Year
                                                     (Absolute
                Option Contracts at Fair Value       Quantity)
                ------------------------------      ------------
                                                $
                      Options purchased........ --       6
                      Options written.......... --       6

                  Morgan Stanley Smith Barney Spectrum Series
                         Notes to Financial Statements


   December 31, 2011

                                                                                         Average
                                                                                        Number of
                                                                                        Contracts
                                                                                       Outstanding
                                  Long       Long      Short      Short        Net     for the Year
                               Unrealized Unrealized Unrealized Unrealized  Unrealized  (Absolute
Futures and Forward Contracts     Gain       Loss       Gain       Loss        Gain     Quantity)
-----------------------------  ---------- ---------- ---------- ----------  ---------- ------------
                                   $          $          $          $           $
 Commodity....................   461,717   (267,888) 2,598,439  (1,871,409)   920,859      2,650
 Equity.......................   123,510     (5,714)   458,154    (107,670)   468,280      1,700
 Foreign currency.............   456,046   (117,644) 1,480,181    (262,174) 1,556,409     10,673
 Interest rate................ 3,295,555   (360,727)     5,324     (13,300) 2,926,852      7,484
                               ---------   --------  ---------  ----------  ---------
  Total....................... 4,336,828   (751,973) 4,542,098  (2,254,553) 5,872,400
                               =========   ========  =========  ==========
  Unrealized currency
    gain......................                                              2,893,771
                                                                            ---------
 Total net unrealized gain
    on open contracts.........                                              8,766,171
                                                                            =========

                                                        Average
                                                       Number of
                                                       Contracts
                                                      Outstanding
                                                      for the Year
                                                       (Absolute
              Option Contracts at Fair Value           Quantity)
              ------------------------------          ------------
                                                 $
                    Options purchased........  1,507       7
                    Options written.......... (3,460)      7

   The following tables summarize the net trading results of each Partnership for the years ended December 31, 2012, 2011, and 2010, respectively.

Spectrum Currency

   The Effect of Trading Activities on the Statements of Income and Expenses for the years ended December 31, 2012, 2011, and 2010, in Total Trading Results:

                                                  December 31,
                                         -------------------------------
                                            2012        2011      2010
                                         ----------  ----------  -------
        Type of Instrument
        ------------------                   $           $         $
        Commodity....................... (2,081,165)         --       --
        Foreign currency................    174,080  (1,647,809) 808,671
        Unrealized currency gain (loss).    (33,641)    (46,233)  29,966
                                         ----------  ----------  -------
         Total.......................... (1,940,726) (1,694,042) 838,637
                                         ==========  ==========  =======

                  Morgan Stanley Smith Barney Spectrum Series
                         Notes to Financial Statements


   Line Items on the Statements of Income and Expenses for the years ended December 31, 2012, 2011, and 2010:

                                                                      December 31,
                                                           ---------------------------------
                                                              2012        2011        2010
                                                           ----------  ----------  ---------
Trading Results
---------------                                                $           $           $
Net realized..............................................   (199,068)   (483,261)  (745,965)
Net change in unrealized..................................    133,331  (1,210,781) 1,584,602
Realized loss on investment in KR Master Fund.............   (488,412)         --         --
Realized loss on investment in FL Master Fund............. (2,033,985)         --         --
Realized loss on investment in Cambridge Master Fund......    (44,139)         --         --
Unrealized appreciation on investment in FL Master Fund...    514,630          --         --
Unrealized appreciation on investment in KR Master Fund...     52,939          --         --
Unrealized appreciation on investment in Cambridge Master
  Fund....................................................    123,978          --         --
                                                           ----------  ----------  ---------
 Total.................................................... (1,940,726) (1,694,042)   838,637
                                                           ==========  ==========  =========

Spectrum Global Balanced

   The Effect of Trading Activities on the Statements of Income and Expenses for the years ended December 31, 2012, 2011, and 2010, included in Total Trading Results:

                                               December 31,
                                     -------------------------------
                                       2012       2011        2010
                                     --------  ----------  ---------
           Type of Instrument
           ------------------           $          $           $
           Commodity................ (261,829)   (864,562)   176,977
           Equity...................  224,150    (965,779)  (119,010)
           Foreign currency.........  171,401    (735,607) 1,416,646
           Interest rate............    6,538   1,137,203  2,032,378
           Unrealized currency loss.  (18,409)    (61,781)   (34,349)

           Proceeds from Litigation.       --          --     29,602
                                     --------  ----------  ---------
            Total...................  121,851  (1,490,526) 3,502,244
                                     ========  ==========  =========

   Line Items on the Statements of Income and Expenses for the years ended December 31, 2012, 2011, and 2010:

                                              December 31,
                                     -------------------------------
                                       2012       2011       2010
                                     --------  ----------  ---------
           Trading Results
           ---------------              $          $          $
           Net realized.............  370,013  (1,151,478) 3,283,491
           Net change in unrealized. (248,162)   (339,048)   189,151
           Proceeds from Litigation.       --          --     29,602
                                     --------  ----------  ---------
            Total...................  121,851  (1,490,526) 3,502,244
                                     ========  ==========  =========

                  Morgan Stanley Smith Barney Spectrum Series
                         Notes to Financial Statements


Spectrum Select

   The Effect of Trading Activities on the Statements of Income and Expenses for the years ended December 31, 2012, 2011, and 2010, included in Total Trading Results:

                                                  December 31,
                                     -------------------------------------
                                         2012         2011         2010
                                     -----------  -----------  -----------
    Type of Instrument
    ------------------                    $            $            $
    Commodity....................... (12,872,729) (17,215,862)  10,078,791
    Equity..........................   6,993,095  (27,174,382) (14,372,116)
    Foreign currency................  (2,206,555) (11,400,426)  13,050,193
    Interest rate...................   1,388,041   19,104,345   24,513,376
    Unrealized currency gain (loss).      99,725     (567,763)      31,129

    Proceeds from Litigation........          --           --      337,120
                                     -----------  -----------  -----------
     Total..........................  (6,598,423) (37,254,088)  33,638,493
                                     ===========  ===========  ===========

   Line Items on the Statements of Income and Expenses for the years ended December 31, 2012, 2011, and 2010:


                                              December 31,
                                   -----------------------------------
                                      2012         2011        2010
                                   ----------  -----------  ----------
         Trading Results
         ---------------               $            $           $
         Net realized............. (2,747,878) (23,852,820) 25,513,507
         Net change in unrealized. (3,850,545) (13,401,268)  7,787,866
         Proceeds from Litigation.         --           --     337,120
                                   ----------  -----------  ----------
          Total................... (6,598,423) (37,254,088) 33,638,493
                                   ==========  ===========  ==========

Spectrum Strategic

   The Effect of Trading Activities on the Statements of Income and Expenses for the years ended December 31, 2012, 2011, and 2010, included in Total Trading Results:

                                                  December 31,
                                       -----------------------------------
                                          2012         2011        2010
                                       ----------  -----------  ----------
      Type of Instrument
      ------------------                   $            $           $
      Commodity....................... (1,374,285) (18,052,648) 27,847,302
      Equity.......................... (3,098,127)  (2,778,840)  1,553,897
      Foreign currency................    (39,186) (14,779,073)  1,814,321
      Interest rate...................  2,280,070    7,707,782   5,580,325
      Unrealized currency gain (loss).         --      (86,013)     47,508
      Proceeds from Litigation........         --           --     220,755
                                       ----------  -----------  ----------
       Total.......................... (2,231,528) (27,988,792) 37,064,108
                                       ==========  ===========  ==========

                  Morgan Stanley Smith Barney Spectrum Series
                         Notes to Financial Statements


   Line Items on the Statements of Income and Expenses for the years ended December 31, 2012, 2011, and 2010:

                                                                        December 31,
                                                             -----------------------------------
                                                                2012         2011        2010
                                                             ----------  -----------  ----------
Trading Results
---------------                                                  $            $           $
Net realized................................................         --    2,750,625  11,512,792
Net change in unrealized....................................         --   (8,555,065)  7,129,344
Realized gain (loss) on investment in BHM I, LLC............   (429,295)    (958,118)  1,679,125
Realized loss on investment in PGR Master Fund..............    (25,751)          --          --
Realized gain on investment in MB Master Fund...............      3,838           --          --
Unrealized appreciation (depreciation) on investment in BHM
  I, LLC....................................................   (687,951) (21,346,446) 16,522,092
Unrealized appreciation (depreciation) on investment in PGR
  Master Fund............................................... (1,252,834)     240,600          --
Unrealized appreciation (depreciation) on investment in MB
  Master Fund...............................................    160,465     (120,388)         --
Proceeds from Litigation....................................         --           --     220,755
                                                             ----------  -----------  ----------
 Total Trading Results...................................... (2,231,528) (27,988,792) 37,064,108
                                                             ==========  ===========  ==========

Spectrum Technical

   The Effect of Trading Activities on the Statements of Income and Expenses for the years ended December 31, 2012, 2011, and 2010, included in Total Trading Results:

                                                  December 31,
                                      ------------------------------------
                                          2012         2011        2010
                                      -----------  -----------  ----------
     Type of Instrument
     ------------------                    $            $           $
     Commodity.......................   7,806,061  (13,197,401)  5,109,902
     Equity.......................... (58,323,819) (16,512,047) (8,075,989)
     Foreign currency................ (30,995,834)  (3,771,234)  8,722,783
     Interest rate...................  68,102,911   33,707,895  34,568,150
     Unrealized currency gain (loss).  (6,376,922)      87,382    (596,713)

     Proceeds from Litigation........          --       10,951     164,828
                                      -----------  -----------  ----------
      Total.......................... (19,787,603)     325,546  39,892,961
                                      ===========  ===========  ==========

   Line Items on the Statements of Income and Expenses for the years ended December 31, 2012, 2011, and 2010:

                                                                        December 31,
                                                            ------------------------------------
                                                                2012         2011        2010
                                                            -----------  -----------  ----------
Trading Results
---------------                                                  $            $           $
Net realized...............................................  (6,219,265)  11,402,800  29,840,644
Net change in unrealized...................................  (9,809,697) (11,820,187)  9,887,489
Realized gain (loss) on investment in Blackwater Master
  Fund.....................................................  (4,657,167)     167,699          --
Unrealized appreciation on Investment in Blackwater Master
  Fund.....................................................     898,526      564,283          --
Proceeds from Litigation...................................          --       10,951     164,828
                                                            -----------  -----------  ----------
 Total Trading Results..................................... (19,787,603)     325,546  39,892,961
                                                            ===========  ===========  ==========

                  Morgan Stanley Smith Barney Spectrum Series
                         Notes to Financial Statements


8. Fair Value Measurements and Disclosures

   Effective January 1, 2012, the Partnerships adopted ASU 2011-04, "Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRS." The amendments within this ASU change the wording used to describe many of the requirements in U.S. GAAP for measuring fair value and for disclosing information about fair value measurements to eliminate unnecessary wording differences between U.S. GAAP and IFRS. However, some of the amendments clarify the FASB's intent about the application of existing fair value measurement requirements and other amendments change a particular principle or requirement for measuring fair value or for disclosing information about fair value measurements. This new guidance did not have a material impact on the Partnerships' financial statements.

   Financial instruments are carried at fair value, which is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. Assets and liabilities carried at fair value are classified and disclosed in the following three levels:
Level 1 -- unadjusted quoted market prices in active markets for identical assets and liabilities; Level 2 -- inputs other than unadjusted quoted market prices that are observable for the asset or liability, either directly or indirectly (including unadjusted quoted market prices for similar investments, interest rates, credit risk); and Level 3 -- unobservable inputs for the asset or liability (including the Partnerships' own assumptions used in determining the fair value of investments).

   In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, an investment's level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. The Partnerships' assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the investment.

   The Partnerships' assets and liabilities measured at fair value on a recurring basis are summarized in the following tables by the type of inputs applicable to the fair value measurements.

Spectrum Currency

                                        Unadjusted
                                     Quoted Prices in Significant
                                      Active Markets     Other    Significant
                                      for Identical   Observable  Unobservable
                                          Assets        Inputs       Inputs
December 31, 2012                       (Level 1)      (Level 2)   (Level 3)     Total
-----------------                    ---------------- ----------- ------------ ----------
                                            $              $           $           $
Assets
Investment in KR Master Fund........        --        10,109,603      n/a      10,109,603
Investment in Cambridge Master Fund.        --         6,920,831      n/a       6,920,831
Forwards............................        --           105,849      n/a         105,849
                                            --        ----------               ----------
Total Assets........................        --        17,136,283      n/a      17,136,283
                                            --        ----------               ----------
Liabilities
Forwards............................        --            64,477      n/a          64,477
                                            --        ----------               ----------
Total Liabilities...................        --            64,477      n/a          64,477
                                            --        ----------               ----------
Unrealized currency gain............                                                1,833
                                                                               ----------
*Net fair value.....................        --        17,071,806      n/a      17,073,639
                                            --        ==========               ==========

                  Morgan Stanley Smith Barney Spectrum Series
                         Notes to Financial Statements

                               Unadjusted
                            Quoted Prices in Significant
                             Active Markets     Other    Significant
                             for Identical   Observable  Unobservable
                                 Assets        Inputs       Inputs
  December 31, 2011            (Level 1)      (Level 2)   (Level 3)    Total
  -----------------         ---------------- ----------- ------------ -------
                                   $              $           $          $
  Assets
  Forwards.................        --           38,838       n/a       38,838
  Options Purchased........        --            1,534       n/a        1,534
                                   --         --------                -------
  Total Assets.............        --           40,372       n/a       40,372
                                   --         --------                -------
  Liabilities
  Forwards.................        --          162,699       n/a      162,699
                                   --         --------                -------
  Total Liabilities........        --          162,699       n/a      162,699
                                   --         --------                -------
  Unrealized currency gain.                                            35,474
                                                                      -------
  *Net fair value..........        --         (122,327)      n/a      (86,853)
                                   --         ========                =======

* This amount comprises of the "Net unrealized gain (loss) on open contracts", "Investments" and "Options purchased" on the Statements of Financial Condition.

  During the twelve months ended December 31, 2012 and 2011, there were no Level 3 assets and liabilities and there were no transfers of assets or liabilities between Level 1 and Level 2.

Spectrum Global Balanced

                               Unadjusted
                            Quoted Prices in Significant
                             Active Markets     Other    Significant
                             for Identical   Observable  Unobservable
                                 Assets        Inputs       Inputs
  December 31, 2012            (Level 1)      (Level 2)   (Level 3)    Total
  -----------------         ---------------- ----------- ------------ -------
                                   $              $           $          $
  Assets
  Futures..................     270,741            --        n/a      270,741
  Forwards.................          --        70,236        n/a       70,236
                                -------        ------                 -------
  Total Assets.............     270,741        70,236        n/a      340,977
                                -------        ------                 -------
  Liabilities
  Futures..................     195,393            --        n/a      195,393
  Forwards.................          --        40,258        n/a       40,258
  Options Written..........      22,859            --                  22,859
                                -------        ------                 -------
  Total Liabilities........     218,252        40,258        n/a      258,510
                                -------        ------                 -------
  Unrealized currency gain.                                           876,453
                                                                      -------
  *Net fair value..........      52,489        29,978        n/a      958,920
                                =======        ======                 =======

                  Morgan Stanley Smith Barney Spectrum Series
                         Notes to Financial Statements


                              Unadjusted
                           Quoted Prices in Significant
                            Active Markets     Other    Significant
                            for Identical   Observable  Unobservable
                                Assets        Inputs       Inputs
 December 31, 2011            (Level 1)      (Level 2)   (Level 3)     Total
 -----------------         ---------------- ----------- ------------ ---------
                                  $              $           $           $
 Assets
 Futures..................     472,189            --        n/a        472,189
 Forwards.................          --        20,656        n/a         20,656
 Options Purchased........          --           814        n/a            814
                               -------        ------                 ---------
 Total Assets.............     472,189        21,470        n/a        493,659
                               -------        ------                 ---------
 Liabilities
 Futures..................     137,777            --        n/a        137,777
 Forwards.................          --        29,153        n/a         29,153
                               -------        ------                 ---------
 Total Liabilities........     137,777        29,153        n/a        166,930
                               -------        ------                 ---------
 Unrealized currency gain.                                             894,862
                                                                     ---------
 *Net fair value..........     334,412        (7,683)       n/a      1,221,591
                               =======        ======                 =========

* This amount comprises of the "Total net unrealized gain on open contracts" and "Options purchased" and "Options written" on the Statements of Financial Condition.

  During the twelve months ended December 31, 2012 and 2011, there were no Level 3 assets and liabilities and there were no transfers of assets or liabilities between Level 1 and Level 2.

Spectrum Select

                             Unadjusted
                          Quoted Prices in Significant
                           Active Markets     Other    Significant
                           for Identical   Observable  Unobservable
                               Assets        Inputs       Inputs
December 31, 2012            (Level 1)      (Level 2)   (Level 3)      Total
-----------------         ---------------- ----------- ------------ ----------
                                 $              $           $            $
Assets
Futures..................    7,876,474            --       n/a       7,876,474
Forwards.................           --       619,732       n/a         619,732
                             ---------       -------                ----------
Total Assets.............    7,876,474       619,732       n/a       8,496,206
                             ---------       -------                ----------
Liabilities
Futures..................    4,169,335            --       n/a       4,169,335
Forwards.................           --       571,652       n/a         571,652
                             ---------       -------                ----------
Total Liabilities........    4,169,335       571,652       n/a       4,740,987
                             ---------       -------                ----------
Unrealized currency loss.                                           (1,203,865)
                                                                    ----------
*Net fair value..........    3,707,139        48,080       n/a       2,551,354
                             =========       =======                ==========

                  Morgan Stanley Smith Barney Spectrum Series
                         Notes to Financial Statements

                             Unadjusted
                          Quoted Prices in Significant
                           Active Markets     Other    Significant
                           for Identical   Observable  Unobservable
                               Assets        Inputs       Inputs
December 31, 2011            (Level 1)      (Level 2)   (Level 3)      Total
-----------------         ---------------- ----------- ------------ ----------
                                 $              $           $            $
Assets
Futures..................    11,006,486           --       n/a      11,006,486
Forwards.................            --      729,350       n/a         729,350
                             ----------      -------                ----------
Total Assets.............    11,006,486      729,350       n/a      11,735,836
                             ----------      -------                ----------
Liabilities
Futures..................     3,707,388           --       n/a       3,707,388
Forwards.................            --      322,961       n/a         322,961
                             ----------      -------                ----------
Total Liabilities........     3,707,388      322,961       n/a       4,030,349
                             ----------      -------                ----------
Unrealized currency loss.                                           (1,303,588)
                                                                    ----------
*Net fair value..........     7,299,098      406,389       n/a       6,401,899
                             ==========      =======                ==========

* This amount comprises of the "Total net unrealized gain on open contracts" on the Statements of Financial Condition.

  During the twelve months ended December 31, 2012 and 2011, there were no Level 3 assets and liabilities and there were no transfers of assets or liabilities between Level 1 and Level 2.

Spectrum Strategic

                                  Unadjusted
                               Quoted Prices in Significant
                                Active Markets     Other    Significant
                                for Identical   Observable  Unobservable
                                    Assets        Inputs       Inputs
December 31, 2012                 (Level 1)      (Level 2)   (Level 3)     Total
-----------------              ---------------- ----------- ------------ ----------
                                      $              $           $           $
Assets
Investment in BHM I, LLC......        --        63,045,391      n/a      63,045,391
Investment in PGR Master Fund.        --         5,021,111      n/a       5,021,111
Investment in MB Master Fund..        --         8,142,971      n/a       8,142,971
                                      --        ----------               ----------
Total Assets..................        --        76,209,473      n/a      76,209,473
                                      ==        ==========               ==========

Spectrum Strategic

                                  Unadjusted
                               Quoted Prices in Significant
                                Active Markets     Other    Significant
                                for Identical   Observable  Unobservable
                                    Assets        Inputs       Inputs
December 31, 2011                 (Level 1)      (Level 2)   (Level 3)      Total
-----------------              ---------------- ----------- ------------ -----------
                                      $              $           $            $
Assets
Investment in BHM I, LLC......        --        101,259,072     n/a      101,259,072
Investment in PGR Master Fund.        --          9,193,011     n/a        9,193,011
Investment in MB Master Fund..        --          8,832,023     n/a        8,832,023
                                      --        -----------              -----------
Total Assets..................        --        119,284,106     n/a      119,284,106
                                      ==        ===========              ===========

  During the twelve months ended December 31, 2012 and 2011, there were no Level 3 assets and liabilities and there were no transfers of assets or liabilities between Level 1 and Level 2.

                  Morgan Stanley Smith Barney Spectrum Series
                         Notes to Financial Statements


Spectrum Technical

                                         Unadjusted
                                      Quoted Prices in
                                       Active Markets  Significant Significant
                                       for Identical   Observable  Unobservable
                                           Assets        Inputs       Inputs
December 31, 2012                        (Level 1)      (Level 2)   (Level 3)      Total
-----------------                     ---------------- ----------- ------------ ----------
                                             $              $           $            $
Assets
Investment in Blackwater Master Fund.           --     43,685,685      n/a      43,685,685
Futures..............................    4,081,355             --      n/a       4,081,355
Forwards.............................           --      1,275,053      n/a       1,275,053
                                         ---------     ----------               ----------
Total Assets.........................    4,081,355     44,960,738      n/a      49,042,093
                                         ---------     ----------               ----------
Liabilities
Futures..............................    2,249,281             --      n/a       2,249,281
Forwards.............................           --        665,520      n/a         665,520
                                         ---------     ----------               ----------
Total Liabilities....................    2,249,281        665,520      n/a       2,914,801
                                         ---------     ----------               ----------
Unrealized currency loss.............                                           (3,483,151)
                                                                                ----------
*Net fair value......................    1,832,074     44,295,218      n/a      42,644,141
                                         =========     ==========               ==========

                                         Unadjusted
                                      Quoted Prices in Significant
                                       Active Markets     Other    Significant
                                       for Identical   Observable  Unobservable
                                           Assets        Inputs       Inputs
December 31, 2011                        (Level 1)      (Level 2)   (Level 3)     Total
-----------------                     ---------------- ----------- ------------ ----------
                                             $              $           $           $
Assets
Investment in Blackwater Master Fund.           --     43,800,324      n/a      43,800,324
Futures..............................    8,141,255             --      n/a       8,141,255
Forwards.............................           --        737,671      n/a         737,671
Options Purchased....................        1,507             --      n/a           1,507
                                         ---------     ----------               ----------
Total Assets.........................    8,142,762     44,537,995      n/a      52,680,757
                                         ---------     ----------               ----------
Liabilities
Futures..............................    2,838,249             --      n/a       2,838,249
Forwards.............................           --        168,277      n/a         168,277
Options Written......................        3,460             --      n/a           3,460
                                         ---------     ----------               ----------
Total Liabilities....................    2,841,709        168,277      n/a       3,009,986
                                         ---------     ----------               ----------
Unrealized currency gain.............                                            2,893,771
                                                                                ----------
*Net fair value......................    5,301,053     44,369,718      n/a      52,564,542
                                         =========     ==========               ==========

* This amount comprises of the "Total net unrealized gain on open contracts", "Investment in Blackwater Master Fund" and "Options purchased" and "Options written" on the Statements of Financial Condition.

   During the twelve months ended December 31, 2012 and 2011, there were no Level 3 assets and liabilities and there were no transfers of assets or liabilities between Level 1 and Level 2.

                  Morgan Stanley Smith Barney Spectrum Series
                         Notes to Financial Statements


9. Financial Highlights

   The following ratios may vary for individual investors based on the timing of capital transactions during the year. Additionally, these ratios are calculated for the limited partner's share of income, expenses and average net assets.

Spectrum Currency

                                                2012      2011      2010
                                              ------    ------    ------
      Per Unit operating performance:
      Net asset value, January 1:............ $ 8.63    $ 9.57    $10.03
                                              ------    ------    ------
        Interest Income......................     --(2)     --(2)   0.01
        Expenses.............................  (0.53)    (0.60)    (0.64)
        Realized/Unrealized Income (Loss)(1).  (0.53)    (0.34)     0.17
                                              ------    ------    ------
        Net Loss.............................  (1.06)    (0.94)    (0.46)
                                              ------    ------    ------
      Net asset value, December 31:.......... $ 7.57    $ 8.63    $ 9.57
                                              ======    ======    ======
     For the Calendar Year:
      Ratios to average net assets:..........
        Net Investment Loss/ /...............   (6.6)%    (6.7)%    (6.6)%
        Expenses before Incentive Fees.......    6.7%      6.8%      6.7%
        Expenses after Incentive Fees........    6.7%      6.8%      6.7%
        Net Loss.............................  (13.5)%   (10.9)%    (5.1)%
      Total return before incentive fees.....  (12.3)%    (9.8)%    (4.6)%
      Total return after incentive fees......  (12.3)%    (9.8)%    (4.6)%

(1)Realized/Unrealized Income (Loss) is a balancing amount necessary to reconcile the change in net asset value per Unit with the other per Unit information.

(2) Amounts less than 0.005%.

Spectrum Global Balanced

                                                 2012     2011     2010
      -                                        ------   ------   ------
       Per Unit operating performance:
       Net asset value, January 1:............ $14.83   $17.12   $15.23
                                               ------   ------   ------
         Interest Income......................   0.01     0.01     0.02
         Expenses.............................  (0.90)   (0.96)   (0.98)
         Realized/Unrealized Income (Loss)(1).   0.12    (1.34)    2.85
                                               ------   ------   ------
         Net Income (Loss)....................  (0.77)   (2.29)    1.89
                                               ------   ------   ------
       Net asset value, December 31:.......... $14.06   $14.83   $17.12
                                               ======   ======   ======
      For the Calendar Year:
       Ratios to average net assets:
         Net Investment Loss/ /...............   (6.1)%   (6.2)%   (6.0)%
         Expenses before Incentive Fees.......    6.2%     6.3%     6.1%
         Expenses after Incentive Fees........    6.2%     6.3%     6.1%
         Net Income (Loss)....................   (5.2)%  (15.4)%   11.8%
       Total return before incentive fees.....   (5.2)%  (13.4)%   12.4%
       Total return after incentive fees......   (5.2)%  (13.4)%   12.4%

(1)Realized/Unrealized Income (Loss) is a balancing amount necessary to reconcile the change in net asset value per Unit with the other per Unit information.

                  Morgan Stanley Smith Barney Spectrum Series
                         Notes to Financial Statements


Spectrum Select

                                                 2012     2011     2010
      -                                        ------   ------   ------
       Per Unit operating performance:
       Net asset value, January 1:............ $31.24   $38.03   $37.96
                                               ------   ------   ------
         Interest Income......................   0.02     0.01     0.03
         Expenses.............................  (2.44)   (3.07)   (3.18)
         Realized/Unrealized Income (Loss)(1).  (1.06)   (3.73)    3.22
                                               ------   ------   ------
         Net Income (Loss)....................  (3.48)   (6.79)    0.07*
                                               ------   ------   ------
       Net asset value, December 31:.......... $27.76   $31.24   $38.03
                                               ======   ======   ======
      For the Calendar Year:
       Ratios to average net assets:
         Net Investment Loss/ /...............   (8.0)%   (8.8)%   (8.9)%
         Expenses before Incentive Fees.......    8.1%     8.3%     8.4%
         Expenses after Incentive Fees........    8.1%     8.9%     9.0%
         Net Loss.............................  (10.7)%  (19.6)%   (0.7)%
       Total return before incentive fees.....  (11.1)%  (17.3)%    0.8%
       Total return after incentive fees......  (11.1)%  (17.9)%    0.2%

(1)Realized/Unrealized Income (Loss) is a balancing amount necessary to reconcile the change in net asset value per Unit with the other per Unit information.

* The increase in the net asset value per Unit, while the Partnership incurred a net loss for the year ended December 31, 2010, is due to the timing of subscriptions and redemptions of Units throughout the year.

Spectrum Strategic

                                                 2012     2011     2010
                                               ------   ------   ------
       Per Unit operating performance:
       Net asset value, January 1:............ $16.02   $21.49   $19.13
                                               ------   ------   ------
         Interest Income......................   0.01     0.01     0.02
         Expenses.............................  (1.37)   (1.87)   (1.98)
         Realized/Unrealized Income (Loss)(1).  (0.41)   (3.61)    4.32
                                               ------   ------   ------
         Net Income (Loss)....................  (1.77)   (5.47)    2.36
                                               ------   ------   ------
       Net asset value, December 31:.......... $14.25   $16.02   $21.49
                                               ======   ======   ======
      For the Calendar Year:
       Ratios to average net assets:
         Net Investment Loss/ /...............   (9.0)%   (9.8)%  (10.6)%
         Expenses before Incentive Fees.......    9.1%     9.0%     8.8%
         Expenses after Incentive Fees........    9.1%     9.8%    10.6%
         Net Income (Loss)....................  (11.4)%  (28.6)%   11.8%
       Total return before incentive fees.....  (11.0)%  (24.7)%   14.2%
       Total return after incentive fees......  (11.0)%  (25.5)%   12.3%

(1)Realized/Unrealized Income (Loss) is a balancing amount necessary to reconcile the change in net asset value per Unit with the other per Unit information.

                  Morgan Stanley Smith Barney Spectrum Series
                         Notes to Financial Statements


Spectrum Technical

                                                2012      2011     2010
                                              ------    ------   ------
      Per Unit operating performance:
      Net asset value, January 1:............ $19.65    $21.33   $20.53
                                              ------    ------   ------
        Interest Income......................   0.01      0.01     0.02
        Expenses.............................  (1.38)*   (1.68)   (1.64)*
        Realized/Unrealized Income (Loss)(1).  (1.57)    (0.01)    2.42
                                              ------    ------   ------
        Net Income (Loss)....................  (2.94)    (1.68)    0.80
                                              ------    ------   ------
      Net asset value, December 31:.......... $16.71    $19.65   $21.33
                                              ======    ======   ======
     For the Calendar Year:
      Ratios to average net assets:..........
        Net Investment Loss/ /...............   (7.7)%    (8.1)%   (8.2)%
        Expenses before Incentive Fees.......    7.8%**    8.2%     8.3%**
        Expenses after Incentive Fees........    7.8%**    8.2%     8.3%**
        Net Income (Loss)....................  (17.0)%    (8.0)%    3.4%
      Total return before incentive fees.....  (15.0)%    (7.8)%    3.9%
      Total return after incentive fees......  (15.0)%    (7.9)%    3.9%

(1)Realized/Unrealized Income (Loss) is a balancing amount necessary to reconcile the change in net asset value per Unit with the other per Unit information.

* Expenses per Unit would have been $(1.39) in 2012 and $(1.64) in 2010 had it not been for the management fee waived by Chesapeake.

** Such percentage is after waiver of management fees. Chesapeake voluntarily waived a portion of the management fees (equal to 0.04% in 2012 and 0.02% in 2010 of the average net assets).

10.Subsequent Events

   Management performed its evaluation of subsequent events through the date of filing, and has determined that there were no subsequent events requiring adjustments of or disclosure in the financial statements.

                           CERES MANAGED FUTURES LLC
                         522 Fifth Avenue . 14th Floor
                              New York, NY 10036

                                 Publication #
                                      07

                                Morgan Stanley

(C) 2012 Morgan Stanley Smith Barney LLC