Form 10-K, Exhibit 13
period 2017-12-31
MORGAN STANLEY SMITH BARNEY SPECTRUM SELECT LP
filed 2018-03-28
CIK 873799

Exhibit 13.1

To the Limited Partners of

Ceres Tactical Currency L.P.

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

Ceres Managed Futures LLC (“Ceres”), the general partner of Ceres Tactical Currency L.P. (“Tactical Currency”), Morgan Stanley Smith Barney Spectrum Select L.P. (“Spectrum Select”) and Morgan Stanley Smith Barney Spectrum Strategic L.P. (“Spectrum Strategic”) is responsible for the management of Tactical Currency, Spectrum Select and Spectrum Strategic. Prior to December 31, 2017, Ceres was also the general partner of Morgan Stanley Smith Barney Spectrum Technical L.P. (“Spectrum Technical”) (Partnership in Liquidation) and was responsible for the management of Spectrum Technical. Tactical Currency, Spectrum Select, Spectrum Strategic and Spectrum Technical are each referred to individually as a “Partnership” or collectively as the “Partnerships”.

As management of Tactical Currency, Spectrum Select and Spectrum Strategic, Ceres is responsible for establishing and maintaining adequate internal control over financial reporting as defined in Rules 13a – 15(f) and 15d – 15(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and for our assessment of internal control over financial reporting. Prior to December 31, 2017 (termination of operations for Spectrum Technical), the management of Spectrum Technical, Ceres (in its capacity as management of the Partnerships, “Management”), was responsible for establishing and maintaining adequate internal control over financial reporting as defined in Rules 13a – 15(f) and 15d – 15(f) under the Exchange Act and for our assessment of internal control over financial reporting. Internal control over financial reporting for Tactical Currency, Spectrum Select, and Spectrum Strategic is, and internal control over financial reporting for Spectrum Technical was, a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States of America. Tactical Currency, Spectrum Select and Spectrum Strategic’s internal control over financial reporting includes, and Spectrum Technical’s internal control over financial reporting included, those policies and procedures that:

(i)	pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Partnerships;

(ii)

provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with accounting principles generally accepted in the United States of America, and that receipts and expenditures of the Partnerships are being made only in accordance with authorizations of Management and the directors of Ceres; and

(iii)

provide reasonable assurance regarding prevention or timely detection and correction of unauthorized acquisition, use or disposition of the Partnerships’ assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Management has assessed the effectiveness of the Partnerships’ internal control over financial reporting as of December 31, 2017. In making this assessment, Management used the criteria set forth in the Internal Control-Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based on its assessment, Management concluded that the Partnerships maintained effective internal control over financial reporting as of December 31, 2017, based on the criteria referred to above.

Patrick T. Egan	Steven Ross
President and Director	Chief Financial Officer and Director
Ceres Managed Futures LLC	Ceres Managed Futures LLC
General Partner	General Partner

Ceres Tactical Currency L.P.	Ceres Tactical Currency L.P.

Morgan Stanley Smith Barney Spectrum Select L.P.	Morgan Stanley Smith Barney Spectrum Select L.P.

Morgan Stanley Smith Barney Spectrum Strategic L.P.	Morgan Stanley Smith Barney Spectrum Strategic L.P.

Morgan Stanley Smith Barney Spectrum Technical L.P. (Partnership in Liquidation)	Morgan Stanley Smith Barney Spectrum Technical L.P. (Partnership in Liquidation)

Report of Independent Registered Public Accounting Firm

To the Partners of Ceres Tactical Currency L.P., Morgan Stanley Smith Barney Spectrum Select L.P., Morgan Stanley Smith Barney Spectrum Strategic L.P., and Morgan Stanley Smith Barney Spectrum Technical L.P.,

Opinion on the Financial Statements

We have audited the accompanying statements of financial condition of Ceres Tactical Currency L.P., Morgan Stanley Smith Barney Spectrum Select L.P., and Morgan Stanley Smith Barney Spectrum Strategic L.P., and statement of financial condition (in liquidation) of Morgan Stanley Smith Barney Spectrum Technical L.P. (collectively the “Partnerships”), including the condensed schedule of investments of Morgan Stanley Smith Barney Spectrum Select L.P., and the condensed schedule of investments (in liquidation) of Morgan Stanley Smith Barney Spectrum Technical L.P., as of December 31, 2017, and the related statements of income and expenses and changes in partners’ capital for the year ended December 31, 2017 of Ceres Tactical Currency L.P., Morgan Stanley Smith Barney Spectrum Select L.P., and Morgan Stanley Smith Barney Spectrum Strategic L.P., and statements of income and expenses (in liquidation) and changes in partners’ capital (in liquidation) of Morgan Stanley Smith Barney Spectrum Technical L.P., and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Partnerships at December 31, 2017, and the results of their operations and changes in their partners’ capital for the year ended December 31, 2017 in conformity with U.S. generally accepted accounting principles.

The statements of financial condition, including the condensed schedule of investments, as applicable, and schedule of investments, as applicable, as of December 31, 2016, and the related statements of income and expenses, and changes in partners’ capital for the years ended December 31, 2016 and 2015 were audited by another independent registered public accounting firm whose report, dated March 24, 2017, expressed an unqualified opinion on those statements.

Basis for Opinion

These financial statements are the responsibility of the Partnerships’ management. Our responsibility is to express an opinion on each of the Partnerships’ financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Partnerships in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Partnerships are not required to have, nor were we engaged to perform, audits of the Partnerships’ internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Partnerships’ internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2017, by correspondence with the custodian and brokers or by other appropriate auditing procedures where replies from brokers were not received. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Liquidation Basis of Accounting

As described in Note 1 to the financial statements, the General Partner of Morgan Stanley Smith Barney Spectrum Technical L.P. (the “Partnership”) has decided to liquidate the Partnership and the Partnership determined liquidation is imminent. As a result, the Partnership changed its basis of accounting from the going concern basis to a liquidation basis. Our opinion is not modified with respect to this matter.

/s/ Ernst & Young LLP

We have served as the auditor of the Partnerships since 2017.

Boston, MA

March 22, 2018

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners of Ceres Tactical Currency L.P., Morgan Stanley Smith Barney Spectrum Select L.P., Morgan Stanley Smith Barney Spectrum Strategic L.P. and Morgan Stanley Smith Barney Spectrum Technical L.P.:

We have audited the accompanying statements of financial condition of Ceres Tactical Currency L.P. (formerly, Morgan Stanley Smith Barney Spectrum Currency and Commodity L.P.), Morgan Stanley Smith Barney Spectrum Select L.P., Morgan Stanley Smith Barney Spectrum Strategic L.P. and Morgan Stanley Smith Barney Spectrum Technical L.P. (collectively, the “Partnerships”), including the condensed schedules of investments of Morgan Stanley Smith Barney Spectrum Select L.P. and Morgan Stanley Smith Barney Spectrum Technical L.P. and the schedules of investments of Morgan Stanley Smith Barney Spectrum Strategic L.P., as of December 31, 2016 and 2015, and the related statements of income and expenses and changes in partners’ capital for the years then ended. These financial statements are the responsibility of the Partnerships’ management. Our responsibility is to express an opinion on these financial statements based on our audits.

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

In our opinion, such financial statements present fairly, in all material respects, the financial position of Ceres Tactical Currency L.P., Morgan Stanley Smith Barney Spectrum Select L.P., Morgan Stanley Smith Barney Spectrum Strategic L.P. and Morgan Stanley Smith Barney Spectrum Technical L.P. as of December 31, 2016 and 2015, and the results of their operations and changes in their partners’ capital for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

New York, New York

March 24, 2017

Ceres Tactical Currency L.P.

Statements of Financial Condition

December 31, 2017 and 2016

	December 31, 2017	December 31, 2016
Assets:
Investment in Cambridge Master Fund, at fair value (Note 3a)	$6,430,471	$9,322,120
Redemptions receivable from Cambridge Master Fund	501,270	-
Cash at bank (Note 1)	1,000	1,000
Interest receivable (Note 2h)	1,627	489

Total assets	$6,934,368	$9,323,609

Liabilities and Partners’ Capital:
Liabilities:
Accrued expenses:
Ongoing placement agent fees (Note 2j)	$11,824	$16,322
General Partner fees (Note 2i)	9,460	13,058
Management fees (Note 4)	8,868	12,242
Redemptions payable to General Partner (Note 2m)	25,000	-
Redemptions payable to Limited Partners (Note 2m)	446,118	186,992

Total liabilities	501,270	228,614

Partners’ Capital:
General Partner, 8,199.927 and 12,676.699 Units outstanding at December 31, 2017 and 2016, respectively	70,104	112,063
Limited Partners, 744,227.936 and 1,016,152.188 Units outstanding at December 31, 2017 and 2016, respectively	6,362,994	8,982,932

Total partners’ capital (net asset value)	6,433,098	9,094,995

Total liabilities and partners’ capital	$6,934,368	$9,323,609

Net asset value per Unit	$8.55	$8.84

See accompanying notes to financial statements.

Ceres Tactical Currency L.P.

Statements of Income and Expenses

For the Years Ended December 31, 2017, 2016 and 2015

	2017	2016	2015
Investment Income:
Interest income allocated from Cambridge Master Fund	$54,066	$23,934	$3,411

Expenses:
Ongoing placement agent fees (Note 2j)	168,976	236,538	273,887
General Partner fees (Note 2i)	135,181	189,229	219,110
Management fees (Note 4)	126,731	177,400	205,415
Incentive fees (Note 4)	-	94,111	386,005

Total expenses	430,888	697,278	1,084,417

Net investment loss	(376,822)	(673,344)	(1,081,006)

Trading Results:
Net gains (losses) on investments in Cambridge Master Fund:
Net realized gains (losses) on closed contracts allocated from Cambridge Master Fund	251,104	(409,784)	4,094,092
Net change in unrealized gains (losses) on open contracts allocated from Cambridge Master Fund	(9,705)	(90,353)	(870,869)

Total trading results	241,399	(500,137)	3,223,223

Net income (loss)	$(135,423)	$(1,173,481)	$2,142,217

Net income (loss) per Unit (Note 8)*	$(0.29)	$(1.08)	$1.43

Weighted average number of Units outstanding	911,204.435	1,204,884.421	1,489,830.597

*  Represents the change in net asset value per Unit.

See accompanying notes to financial statements.

Ceres Tactical Currency L.P.

Statements of Changes in Partners’ Capital

For the Years Ended December 31, 2017, 2016 and 2015

	Units of Partnership Interest	Limited Partners	General Partner	Total

Partners’ Capital, December 31, 2014	1,621,228.967	$13,623,087	$146,244	$13,769,331
Redemptions - General Partner	(1,509.054)	-	(15,000)	(15,000)
Redemptions - Limited Partners	(281,805.507)	(2,628,888)	-	(2,628,888)
Net income (loss)	-	2,117,657	24,560	2,142,217

Partners’ Capital, December 31, 2015	1,337,914.406	13,111,856	155,804	13,267,660
Redemptions - General Partner	(3,033.367)	-	(30,182)	(30,182)
Redemptions - Limited Partners	(306,052.152)	(2,969,002)	-	(2,969,002)
Net income (loss)	-	(1,159,922)	(13,559)	(1,173,481)

Partners’ Capital, December 31, 2016	1,028,828.887	8,982,932	112,063	9,094,995
Redemptions - General Partner	(4,476.772)	-	(40,000)	(40,000)
Redemptions - Limited Partners	(271,924.252)	(2,486,474)	-	(2,486,474)
Net income (loss)	-	(133,464)	(1,959)	(135,423)

Partners’ Capital, December 31, 2017	752,427.863	$6,362,994	$70,104	$6,433,098

See accompanying notes to financial statements.

Morgan Stanley Smith Barney Spectrum Select L.P.

Statements of Financial Condition

December 31, 2017 and 2016

	December 31, 2017	December 31, 2016
Assets:
Equity in trading account:
Investment in U.S. Treasury bills, at fair value (amortized cost $0 and $12,989,784 at December 31, 2017 and 2016, respectively)	$-	$12,994,751
Unrestricted cash (Note 2e)	37,297,383	36,673,442
Restricted cash (Note 2e)	8,683,095	11,918,100
Net unrealized appreciation on open futures contracts	1,738,051	1,375,411
Net unrealized appreciation on open forward contracts	486,431	-

Total equity in trading account	48,204,960	62,961,704

Cash at bank (Note 1)	437	218
Interest receivable (Note 2h)	36,496	12,527

Total assets	$48,241,893	$62,974,449

Liabilities and Partners’ Capital:
Liabilities:
Net unrealized depreciation on open forward contracts	$-	$47,871
Accrued expenses:
Ongoing placement agent fees (Note 2j)	77,782	105,427
General Partner fees (Note 2i)	77,782	105,427
Management fees (Note 4)	62,553	87,559
Redemptions payable to General Partner (Note 2m)	-	100,000
Redemptions payable to Limited Partners (Note 2m)	1,525,563	2,537,767

Total liabilities	1,743,680	2,984,051

Partners’ Capital:
General Partner, 25,914.948 and 28,084.145 Units outstanding at December 31, 2017 and 2016, respectively	617,398	660,986
Limited Partners, 1,925,780.666 and 2,520,753.466 Units outstanding at December 31, 2017 and 2016, respectively	45,880,815	59,329,412

Total partners’ capital (net asset value)	46,498,213	59,990,398

Total liabilities and partners’ capital	$48,241,893	$62,974,449

Net asset value per Unit	$23.82	$23.54

See accompanying notes to financial statements.

Morgan Stanley Smith Barney Spectrum Select L.P.

Condensed Schedule of Investments

December 31, 2017

	Notional ($)/ Number of Contracts	Fair Value	% of Partners’ Capital
Futures Contracts Purchased
Commodity	332	$1,018,011	2.19%
Equity	374	379,994	0.82
Currencies	115	126,683	0.27
Interest rates	875	(158,666)	(0.34)

Total futures contracts purchased		1,366,022	2.94

Futures Contracts Sold
Commodity	597	67,787	0.15
Equity	38	1,164	0.00 *
Currencies	101	66,460	0.14
Interest rates	1,257	236,618	0.51

Total futures contracts sold		372,029	0.80

Net unrealized appreciation on open futures contracts		$1,738,051	3.74%

Unrealized Appreciation on Open Forward Contracts
Commodity	177	$897,185	1.94%
Currencies	$40,275,705	378,328	0.81

Total unrealized appreciation on open forward contracts		1,275,513	2.75

Unrealized Depreciation on Open Forward Contracts
Commodity	69	(385,217)	(0.83)
Currencies	$36,880,820	(403,865)	(0.87)

Total unrealized depreciation on open forward contracts		(789,082)	(1.70)

Net unrealized appreciation on open forward contracts		$486,431	1.05%

* Due to rounding.

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

Morgan Stanley Smith Barney Spectrum Select L.P.

Statements of Income and Expenses

For the Years Ended December 31, 2017, 2016 and 2015

	2017	2016	2015

Investment Income:
Interest income	$335,653	$149,929	$6,571

Expenses:
Ongoing placement agent fees (Note 2j)	1,035,010	1,613,123	2,201,751
General Partner fees (Note 2i)	1,035,010	1,613,123	2,201,751
Management fees (Note 4)	853,195	1,278,401	1,923,032

Total expenses	2,923,215	4,504,647	6,326,534

Net investment loss	(2,587,562)	(4,354,718)	(6,319,963)

Trading Results:
Net gains (losses) on trading of commodity interests:
Net realized gains (losses) on closed contracts	1,931,048	(8,560,404)	2,855,236
Net change in unrealized gains (losses) on open contracts	857,908	(102,999)	(4,330,138)

Total trading results	2,788,956	(8,663,403)	(1,474,902)

Net income (loss)	$201,394	$(13,018,121)	$(7,794,865)

Net income (loss) per Unit (Note 8)*	$0.28	$(4.39)	$(2.25)

Weighted average number of Units outstanding	2,267,801.511	3,039,416.299	3,661,532.170

*  Represents the change in net asset value per Unit.

See accompanying notes to financial statements.

Morgan Stanley Smith Barney Spectrum Select L.P.

Statements of Changes in Partners’ Capital

For the Years Ended December 31, 2017, 2016 and 2015

	Units of
	Partnership	Limited	General
	Interest	Partners	Partner	Total

Partners’ Capital, December 31, 2014	3,905,473.827	$116,569,858	$1,312,933	$117,882,791
Redemptions - General Partner	(5,181.069)	-	(156,691)	(156,691)
Redemptions - Limited Partners	(576,115.677)	(17,077,785)	-	(17,077,785)
Net income (loss)	-	(7,708,901)	(85,964)	(7,794,865)

Partners’ Capital, December 31, 2015	3,324,177.081	91,783,172	1,070,278	92,853,450
Redemptions - General Partner	(10,232.452)	-	(270,000)	(270,000)
Redemptions - Limited Partners	(765,107.018)	(19,574,931)	-	(19,574,931)
Net income (loss)	-	(12,878,829)	(139,292)	(13,018,121)

Partners’ Capital, December 31, 2016	2,548,837.611	59,329,412	660,986	59,990,398
Redemptions - General Partner	(2,169.197)	-	(50,000)	(50,000)
Redemptions - Limited Partners	(594,972.800)	(13,643,579)	-	(13,643,579)
Net income (loss)	-	194,982	6,412	201,394

Partners’ Capital, December 31, 2017	1,951,695.614	$45,880,815	$617,398	$46,498,213

See accompanying notes to financial statements.

Morgan Stanley Smith Barney Spectrum Strategic L.P.

Statements of Financial Condition

December 31, 2017 and 2016

	December 31,	December 31,
	2017	2016
Assets:
Investment in the Fund(s), at fair value (cost $6,806,949 and $15,490,450 at December 31, 2017 and 2016, respectively) (Note 3b)	$7,762,120	$17,075,116
Redemptions receivable from the Funds	3,150,865	-
Interest receivable (Note 2h)	8,500	2,495
Cash at bank (Note 1)	1,000	1,000

Total assets	$10,922,485	$17,078,611

Liabilities and Partners’ Capital:
Liabilities:
Accrued expenses:
Ongoing placement agent fees (Note 2j)	$18,032	$27,236
General Partner fees (Note 2i)	18,032	27,236
Management fees (Note 4)	10,650	15,436
Redemptions payable to General Partner (Note 2m)	-	35,000
Redemptions payable to Limited Partners (Note 2m)	634,517	1,145,062

Total liabilities	681,231	1,249,970

Partners’ Capital:
General Partner, 13,658.423 and 16,128.779 Units outstanding at December 31, 2017 and 2016, respectively	138,298	176,185
Limited Partners, 997,806.419 and 1,432,900.898 Units outstanding at December 31, 2017 and 2016, respectively	10,102,956	15,652,456

Total partners’ capital (net asset value)	10,241,254	15,828,641

Total liabilities and partners’ capital	$10,922,485	$17,078,611

Net asset value per Unit	$10.13	$10.92

See accompanying notes to financial statements.

Morgan Stanley Smith Barney Spectrum Strategic L.P.

Schedule of Investments

December 31, 2016

			% of Partners’
	Cost	Fair Value	Capital
Investment in the Funds
PGR Master Fund L.P.	$7,400,716	$8,039,156	50.79%
MB Master Fund L.P.	8,089,734	9,035,960	57.09

Total investment in the Funds	$15,490,450	$17,075,116	107.88%

See accompanying notes to financial statements.

Morgan Stanley Smith Barney Spectrum Strategic L.P.

Statements of Income and Expenses

For the Years Ended December 31, 2017, 2016 and 2015

	2017	2016	2015

Investment Income:
Interest income	$79,179	$20,400	$3,118

Expenses:
Ongoing placement agent fees (Note 2j)	256,919	432,230	603,212
General Partner fees (Note 2i)	256,919	432,230	603,212
Management fees (Note 4)	148,845	238,151	177,872

Total expenses	662,683	1,102,611	1,384,296

Net investment loss	(583,504)	(1,082,211)	(1,381,178)

Trading results:
Net gains (losses) on investment in the Funds:
Net realized gains (losses) on investment in BHM I, LLC	-	3,559,306	21,012,914
Net realized gains (losses) on investment in PGR Master Fund	88,302	(110,881)	5,797
Net realized gains (losses) on investment in MB Master Fund	(17,251)	103,332	(12,090)
Net change in unrealized gains (losses) on investment in BHM I, LLC	-	(3,894,858)	(24,341,749)
Net change in unrealized gains (losses) on investment in PGR Master Fund	(638,440)	(793,255)	98,819
Net change in unrealized gains (losses) on investment in MB Master Fund	8,945	1,156,649	(524,197)

Total trading results	(558,444)	20,293	(3,760,506)

Net income (loss)	$(1,141,948)	$(1,061,918)	$(5,141,684)

Net income (loss) per Unit (Note 8)*	$(0.79)	$(0.62)	$(2.08)

Weighted average number of Units outstanding	1,254,389.538	1,883,921.134	2,418,049.941

* Represents the change in net asset value per Unit.

See accompanying notes to financial statements.

Morgan Stanley Smith Barney Spectrum Strategic L.P.

Statements of Changes in Partners’ Capital

For the Years Ended December 31, 2017, 2016 and 2015

	Units of Partnership Interest	Limited Partners	General Partner	Total

Partners’ Capital, December 31, 2014	2,621,811.040	$ 35,306,899	$ 399,488	$ 35,706,387
Redemptions - General Partner	(4,048.276)	-	(49,165)	(49,165)
Redemptions - Limited Partners	(489,389.241)	(5,954,654)	-	(5,954,654)
Net income (loss)	-	(5,083,147)	(58,537)	(5,141,684)

Partners’ Capital, December 31, 2015	2,128,373.523	24,269,098	291,786	24,560,884
Redemptions - General Partner	(9,156.147)	-	(105,040)	(105,040)
Redemptions - Limited Partners	(670,187.699)	(7,565,285)	-	(7,565,285)
Net income (loss)	-	(1,051,357)	(10,561)	(1,061,918)

Partners’ Capital, December 31, 2016	1,449,029.677	15,652,456	176,185	15,828,641
Redemptions - General Partner	(2,470.356)	-	(25,000)	(25,000)
Redemptions - Limited Partners	(435,094.479)	(4,420,439)	-	(4,420,439)
Net income (loss)	-	(1,129,061)	(12,887)	(1,141,948)

Partners’ Capital, December 31, 2017	1,011,464.842	$ 10,102,956	$ 138,298	$ 10,241,254

See accompanying notes to financial statements.

Morgan Stanley Smith Barney Spectrum Technical L.P.

Statements of Financial Condition

December 31, 2017 (termination of operations) (liquidation basis) and 2016

	December 31, 2017*	December 31, 2016
Assets:
Redemptions receivable from SECOR Master Fund	$ 15,823,396	$ -
Investment in SECOR Master Fund, at fair value (Note 3c)	-	19,624,189

Equity in trading account:
Unrestricted cash (Note 2e)	32,343,365	38,804,219
Restricted cash (Note 2e)	33,804	6,959,456
Net unrealized appreciation on open futures contracts	-	294,434
Net unrealized appreciation on open forward contracts	37,172	-

Total equity in trading account	32,414,341	46,058,109

Cash at bank (Note 1)	-	217
Interest receivable (Note 2h)	36,218	14,714

Total assets	$ 48,273,955	$ 65,697,229

Liabilities and Partners’ Capital:
Liabilities:
Net unrealized depreciation on open forward contracts	$ -	$ 64,550
Accrued expenses:
Ongoing placement agent fees (Note 2j)	81,344	108,663
General Partner fees (Note 2i)	81,344	108,663
Management fees (Note 4)	61,607	82,187
Redemptions payable to General Partner (Note 2m)	-	125,000
Redemptions payable to Limited Partners (Note 2m)	-	2,337,625
Liquidation redemptions payable to General Partner (Note 1 and 2m)	636,573	-
Liquidation redemptions payable to Limited Partners (Note 1 and 2m)	47,413,087	-

Total liabilities	48,273,955	2,826,688

Partners’ Capital:
General Partner, 0.000 and 39,044.365 Units outstanding at December 31, 2017 and 2016, respectively	-	686,707
Limited Partners, 0.000 and 3,535,764.033 Units outstanding at December 31, 2017 and 2016, respectively	-	62,183,834

Total partners’ capital (net asset value)	-	62,870,541

Total liabilities and partners’ capital	$ 48,273,955	$ 65,697,229

Net asset value per Unit	$ -	$ 17.59

* Presented on a liquidation basis of accounting.

See accompanying notes to financial statements.

Morgan Stanley Smith Barney Spectrum Technical L.P.

Condensed Schedule of Investments (liquidation basis)

December 31, 2017 (termination of operations)

	Notional ($)/ Number of Contracts	Fair Value	% of Partners’ Capital*

Unrealized Appreciation on Open Forward Contracts
Commodity	25	$160,614	0.33%
Currencies	$ 49,359,743	651,644	1.36

Total unrealized appreciation on open forward contracts		812,258	1.69

Unrealized Depreciation on Open Forward Contracts
Commodity	25	(129,671)	(0.27)
Currencies	$ 47,615,664	(645,415)	(1.34)

Total unrealized depreciation on open forward contracts		(775,086)	(1.61)

Net unrealized appreciation on open forward contracts		$37,172	0.08%

* Calculated based on pre-liquidation partners’ capital.

See accompanying notes to financial statements.

Morgan Stanley Smith Barney Spectrum Technical L.P.

Condensed Schedule of Investments

December 31, 2016

	Notional ($)/ Number of Contracts	Fair Value	% of Partners’ Capital
Futures Contracts Purchased
Commodity	174	$ (15,541)	(0.02)%
Equity	472	213,149	0.34
Currencies	90	(77,975)	(0.12)
Interest rates	1,230	104,180	0.16

Total futures contracts purchased		223,813	0.36

Futures Contracts Sold
Commodity	239	112,739	0.18
Equity	100	(4,886)	(0.01)
Currencies	116	(42,388)	(0.07)
Interest rates	851	5,156	0.01

Total futures contracts sold		70,621	0.11

Net unrealized appreciation on open futures contracts		$ 294,434	0.47%

Unrealized Appreciation on Open Forward Contracts
Commodity	26	$ 58,919	0.09%
Currencies	$ 42,090,719	606,892	0.97

Total unrealized appreciation on open forward contracts		665,811	1.06

Unrealized Depreciation on Open Forward Contracts
Commodity	68	(293,032)	(0.47)
Currencies	$ 30,260,348	(437,329)	(0.69)

Total unrealized depreciation on open forward contracts		(730,361)	(1.16)

Net unrealized depreciation on open forward contracts		$ (64,550)	(0.10)%

See accompanying notes to financial statements.

Morgan Stanley Smith Barney Spectrum Technical L.P.

Statements of Income and Expenses

For the Years Ended December 31, 2017 (termination of operations) (liquidation basis),

2016 and 2015

	2017*	2016	2015
Investment Income:
Interest income	$239,220	$102,507	$7,337
Interest income allocated from Blackwater Master Fund and SECOR Master Fund	119,819	47,719	6,847

Total investment income	359,039	150,226	14,184

Expenses:
Ongoing placement agent fees (Note 2j)	1,108,189	1,605,229	2,045,080
General Partner fees (Note 2i)	1,108,189	1,605,229	2,045,080
Management fees (Note 4)	839,197	1,244,716	1,581,367
Incentive fees (Note 4)	-	208,244	899,082

Total expenses	3,055,575	4,663,418	6,570,609

Net investment loss	(2,696,536)	(4,513,192)	(6,556,425)

Trading Results:
Net gains (losses) on trading of commodity interests and investment in Blackwater Master Fund and SECOR Master Fund:
Net realized gains (losses) on closed contracts	2,459,794	(3,006,930)	6,387,957
Net realized gains (losses) on closed contracts allocated from Blackwater Master Fund	-	-	374,099
Net realized gains (losses) on closed contracts allocated from SECOR Master Fund	(959,244)	920,443	1,803,434
Net change in unrealized gains (losses) on open contracts	(192,039)	600,852	(976,511)
Net change in unrealized gains (losses) on open contracts allocated from Blackwater Master Fund	-	-	(400,948)
Net change in unrealized gains (losses) on open contracts allocated from SECOR Master Fund	(685,610)	368,689	(948,185)

Total trading results	622,901	(1,116,946)	6,239,846

Net income (loss)	$(2,073,635)	$(5,630,138)	$(316,579)

Net income (loss) per Unit (Note 8)**	$(0.68)	$(1.36)	$(0.12)

Weighted average number of Units outstanding	3,185,918.652	4,307,665.714	5,291,205.995

*   Presented on a liquidation basis of accounting.

** Represents the change in net asset value per Unit during the year (2017: pre-liquidation).

See accompanying notes to financial statements.

Morgan Stanley Smith Barney Spectrum Technical L.P.

Statements of Changes in Partners’ Capital

For the Years Ended December 31, 2017 (termination of operations) (liquidation basis),

2016 and 2015

	Units of Partnership Interest	Limited Partners	General Partner	Total

Partners’ Capital, December 31, 2014	5,734,525.375	$108,125,693	$1,223,104	$109,348,797
Redemptions - General Partner	(8,952.779)	-	(176,693)	(176,693)
Redemptions - Limited Partners	(957,184.090)	(18,471,604)	-	(18,471,604)
Net income (loss)	-	(316,282)	(297)	(316,579)

Partners’ Capital, December 31, 2015	4,768,388.506	89,337,807	1,046,114	90,383,921
Redemptions - General Partner	(16,145.512)	-	(300,273)	(300,273)
Redemptions - Limited Partners	(1,177,434.596)	(21,582,969)	-	(21,582,969)
Net income (loss)	-	(5,571,004)	(59,134)	(5,630,138)

Partners’ Capital, December 31, 2016	3,574,808.398	62,183,834	686,707	62,870,541
Redemptions - General Partner	(39,044.365)	-	(661,573)	(661,573)
Redemptions - Limited Partners	(3,535,764.033)	(60,135,333)	-	(60,135,333)
Net income (loss)	-	(2,048,501)	(25,134)	(2,073,635)

Partners’ Capital, December 31, 2017*	-	$-	$-	$-

* Presented on a liquidation basis of accounting.

See accompanying notes to financial statements.

Morgan Stanley Spectrum Series

Notes to Financial Statements (Liquidation basis for

Morgan Stanley Smith Barney Spectrum Technical L.P.)

1.	Organization:

Ceres Tactical Currency L.P. (“Tactical Currency”), Morgan Stanley Smith Barney Spectrum Select L.P. (“Spectrum Select”) and Morgan Stanley Smith Barney Spectrum Strategic L.P. (“Spectrum Strategic”) are, and Morgan Stanley Smith Barney Spectrum Technical L.P. (“Spectrum Technical”) (Partnership in Liquidation) was, limited partnerships organized to engage primarily in the speculative trading of futures contracts, options on futures and forward contracts, and forward contracts on physical commodities and other commodity interests, including, but not limited to, foreign currencies, financial instruments, metals, energy, and agricultural products (collectively, “Futures Interests”) (refer to Note 5, “Financial Instruments”). Tactical Currency, Spectrum Select, Spectrum Strategic and Spectrum Technical are each referred to individually as a “Partnership” or collectively as the “Partnerships”. The General Partner (as defined below) may determine to invest up to all of Tactical Currency’s, Spectrum Select’s or Spectrum Strategic’s assets in United States (“U.S.”) Treasury bills and/or money market mutual funds, including money market mutual funds managed by Morgan Stanley or its affiliates. Prior to December 31, 2017, the General Partner may have invested up to all of Spectrum Technical’s assets in U.S. Treasury bills and/or money market mutual funds, including money market mutual funds managed by Morgan Stanley or its affiliates. On December 12, 2017, the General Partner determined to terminate the management agreements by and among Spectrum Technical and the General Partner and each of Aspect Capital Limited (“Aspect”), Campbell & Company, LP (“Campbell”), FORT, L.P. (“FORT”) and SECOR Capital Advisors L.P. (“SECOR”) effective the close of business on December 31, 2017. As a result, Spectrum Technical changed its basis of accounting from the going concern basis to liquidation basis. The liquidation basis of accounting requires Spectrum Technical to record assets and liabilities at the values to be received or paid in liquidation.

Ceres Managed Futures LLC (“Ceres”), a Delaware limited liability company, acts as the general partner and commodity pool operator of Tactical Currency, Spectrum Select and Spectrum Strategic. Prior to December 31, 2017 (terminations of operations for Spectrum Technical), Ceres also acted as the general partner and commodity pool operator of Spectrum Technical. Ceres, in its capacity as general partner of the Partnerships, is referred to as the “General Partner.” As of January 1, 2017, Ceres became a wholly owned subsidiary of Morgan Stanley Domestic Holdings, Inc. (“MSD Holdings”). MSD Holdings is ultimately owned by Morgan Stanley. Morgan Stanley is a publicly held company whose shares are listed on the New York Stock Exchange. Morgan Stanley is engaged in various financial services and other business. Prior to January 1, 2017, the General Partner was a wholly-owned subsidiary of Morgan Stanley Smith Barney Holdings LLC.

The clearing commodity broker for Tactical Currency, Spectrum Select and Spectrum Strategic is Morgan Stanley & Co. LLC (“MS&Co.”), a registered futures commission merchant. Prior to December 31, 2017 (termination of operations for Spectrum Technical), MS&Co. also acted as the clearing commodity broker for Spectrum Technical.

MS&Co. also acts as the counterparty on all trading of foreign currency forward contracts traded directly by Spectrum Select and acted as the counterparty on all trading of foreign currency forward contracts traded directly by Spectrum Technical prior to December 31, 2017 (terminations of operations for Spectrum Technical). During the periods covered by this report, MS&Co. also served as the counterparty for certain foreign currency forward traded indirectly by Tactical Currency through Tactical Currency’s investment in Cambridge Master Fund L.P. (“Cambridge Master Fund”). Prior to December 31, 2017, (termination of operations for Spectrum Technical), MS&Co. served as the counterparty for certain foreign currency forward traded indirectly by Spectrum Technical through its investment in SECOR Master Fund L.P. (“SECOR Master Fund”). JP Morgan Chase Bank, N.A. (“JPMorgan”) also acts as the counterparty on Cambridge Master Fund’s, and acted as a counterparty on SECOR Master Fund’s, trading of foreign currency forward contracts. Morgan Stanley Smith Barney LLC, doing business as Morgan Stanley Wealth Management (“Morgan Stanley Wealth Management”), is a principal subsidiary of MSD Holdings. MS&Co. and its affiliates act as the primary custodians of Tactical Currency’s, Spectrum Select’s and Spectrum Strategic’s assets available for trading in Futures Interests.

Morgan Stanley Spectrum Series

Notes to Financial Statements (Liquidation basis for

Morgan Stanley Smith Barney Spectrum Technical L.P.)

JPMorgan also acts, and acted (prior to the termination of operations of Spectrum Technical on December 31, 2017) as a custodian for the assets of Tactical Currency and Spectrum Technical, respectively, held indirectly through their respective investments in Cambridge Master Fund and SECOR Master Fund. MS&Co. is a wholly-owned subsidiary of Morgan Stanley. The Partnerships also deposit or deposited a portion of their cash in non-trading bank accounts at JPMorgan.

On December 31, 2017, the General Partner liquidated Spectrum Technical’s Futures Interests and investment in SECOR Master Fund and contributed the cash proceeds of such liquidations along with Spectrum Technical’s remaining cash (other than the portion needed for Spectrum Technical’s final expenses) to Ceres Tactical Systematic L.P. (Tactical Systematic) in exchange for units of limited partnership of Tactical Systematic (“Tactical Systematic Units”). Following the exchange, each partner in Spectrum Technical owns Tactical Systematic Units equal in value to such partner’s interest in Spectrum Technical as of the close of business on December 31, 2017. Also following such exchange, all units of limited partnership in Spectrum Technical had a net asset value of zero. Spectrum Technical has been dissolved and terminated in accordance with the terms of its limited partnership agreement.

Ceres is required to maintain a 1% minimum interest in the equity in each of Tactical Currency, Spectrum Select and Spectrum Strategic. Prior to December 31, 2017 (terminations of operations for Spectrum Technical), Ceres was also required to maintain a 1% minimum interest in the equity of Spectrum Technical.

In July 2015, the General Partner delegated certain administrative functions to SS&C Technologies, Inc., a Delaware corporation, currently doing business as SS&C GlobeOp (the “Administrator”). Pursuant to a master services agreement, the Administrator furnishes certain administrative, accounting, regulatory reporting, tax and other services as agreed from time to time. In addition, the Administrator maintains certain books and records of Tactical Currency, Spectrum Select and Spectrum Strategic. Prior to December 31, 2017 (termination of operations for Spectrum Technical), the Administrator also maintained certain books and records of Spectrum Technical. The General Partner pays or reimburses Tactical Currency, Spectrum Select and Spectrum Strategic, and paid or reimbursed Spectrum Technical, from the General Partner fee it receives or received, from each Partnership, the ordinary administrative expenses of each Partnership. This includes or included the expenses related to the engagement of the Administrator. Therefore, the engagement of the Administrator did not impact the Partnerships’ respective break-even points.

2. Basis of Presentation and Summary of Significant Accounting Policies:

a.

Use of Estimates. The preparation of financial statements and accompanying notes in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires the General Partner to make estimates and assumptions that affect the reported amounts of assets and liabilities, income and expenses, and related disclosures of contingent assets and liabilities in the financial statements and accompanying notes. As a result, actual results could differ from these estimates, and those differences could be material.

The liquidation basis of accounting requires Spectrum Technical to record its assets and liabilities at values expected to be received or paid in liquidation. The change in basis of accounting from the going concern basis to the liquidation basis did not have a material effect on Spectrum Technical’s carrying value of assets and liabilities or its results of operations. All carrying values, including net unrealized appreciation or depreciation on open contracts which are carried at fair value, are expected to be realized by the General Partner during liquidation. Also, the liquidation basis of accounting requires the financial statements to include a statement of net assets or a statement of changes in net assets available to partners. The Statements of Changes in Partners’ Capital for Spectrum Technical (included herein) present the same information and thus the financial statements include a statement of net assets available to partners of Spectrum Technical for the year ended December 31, 2017.

Morgan Stanley Spectrum Series

Notes to Financial Statements (Liquidation basis for

Morgan Stanley Smith Barney Spectrum Technical L.P.)

b.

Profit Allocation. The General Partner and each limited partner of Tactical Currency, Spectrum Select and Spectrum Strategic share in the profits and losses of the respective Partnership in proportion to the amount of partnership interest owned by each, except that no limited partner is liable for the obligations of the respective Partnership in excess of its capital contributions and profits, if any, net of distributions or redemptions and losses, if any.

The General Partner and each limited partner of Spectrum Technical shared in the profits and losses of Spectrum Technical in proportion to the amount of partnership interest owned by each, except that no limited partner was liable for the obligations of Spectrum Technical in excess of its capital contributions and profits, if any, net of distributions or redemptions and losses, if any.

c.

Statement of Cash Flows. Each Partnership has not provided a Statement of Cash Flows, as permitted by Accounting Standards Codification (“ASC”) 230, “Statement of Cash Flows.” The Statements of Changes in Partners’ Capital for each respective Partnership is included herein, and as of and for the years ended December 31, 2017 (termination of operations for Spectrum Technical), 2016 and 2015, the Partnerships carried no debt and substantially all of each Partnership’s investments were carried at fair value and classified as Level 1 and Level 2 measurements.

d.

Partnerships’ Investments. All Futures Interests of Tactical Currency, Spectrum Select and Spectrum Strategic are, and all Futures Interests of Spectrum Technical were, held for trading purposes. Such Futures Interests include or included derivative financial instruments and derivative commodity instruments. Tactical Currency’s, Spectrum Select’s and Spectrum Strategic’s open contracts are, and Spectrum Technical’s open contracts were, recorded at fair value (as described in Note 7, “Fair Value Measurements”) at the measurement date. Tactical Currency’s, Spectrum Select’s and Spectrum Strategic’s investments in Futures Interests denominated in foreign currencies are, and Spectrum Technical’s investment in Futures Interests denominated in foreign currencies were, translated into U.S. dollars at the exchange rates prevailing at the measurement date. Tactical Currency’s, Spectrum Select’s and Spectrum Strategic’s gains or losses are, and Spectrum Technical’s gains and losses were, realized at the time of contract liquidation using the first-in, first-out method. Unrealized gains or losses on open contracts are included as a component of equity in trading account in the respective Partnership’s Statements of Financial Condition. Net realized gains or losses and net change in unrealized gains or losses are included in the respective Partnership’s Statements of Income and Expenses. Tactical Currency, Spectrum Select and Spectrum Strategic do not, and Spectrum Technical did not, isolate the portion of the results of operations arising from the effect of changes in foreign exchange rates on investments from fluctuations due to changes in market prices of investments held. Such fluctuations are included in total trading results in the Partnerships’ Statements of Income and Expenses.

e.

Restricted and Unrestricted Cash. The cash held by each of Tactical Currency, Spectrum Select and Spectrum Strategic that is available for Futures Interests trading is on deposit in respective commodity brokerage accounts with MS&Co. Prior to December 31, 2017 (termination of operations for Spectrum Technical), the cash held by Spectrum Technical that was available for Futures Interests trading was on deposit in commodity brokerage accounts with MS&Co. A portion of Tactical Currency’s cash available for trading in Futures Interests, held indirectly through its investment in Cambridge Master Fund, is on deposit with JPMorgan. A portion of Spectrum Technical’s cash (prior to its termination of operations on December 31, 2017), available for trading in Futures Interests, held indirectly through its investment in SECOR Master Fund, was also on deposit with JPMorgan. Restricted cash equals the cash portion of assets on deposit to meet margin requirements as determined by the exchange or counterparty, and required by MS&Co. All of these amounts are maintained separately. At December 31, 2017 (termination of operations for Spectrum Technical) and 2016, the amount of cash held for margin requirements was $8,683,095 and $11,918,100 for Spectrum Select and $33,804 and $6,959,456 for Spectrum Technical, respectively. Restricted and unrestricted cash includes cash denominated in foreign currencies of $977,236 (cost of $984,412) and $(992,914) (proceeds of $1,024,772) for Spectrum Select and $0 (proceeds of $0) and $(205,801) (proceeds of $205,128) for Spectrum Technical as of December 31, 2017 (termination of operations for Spectrum Technical) and 2016, respectively.

Morgan Stanley Spectrum Series

Notes to Financial Statements (Liquidation basis for

Morgan Stanley Smith Barney Spectrum Technical L.P.)

f.

Foreign Currency Transactions and Translation. Tactical Currency’s, Spectrum Select’s and Spectrum Strategic’s functional currency is, and Spectrum Technical’s was, the U.S. dollar; however, Tactical Currency, Spectrum Select and Spectrum Strategic may transact, and Spectrum Technical may have transacted, business in currencies other than the U.S. dollar. Tactical Currency’s, Spectrum Select’s and Spectrum Strategic’s assets and liabilities denominated in currencies other than the U.S. dollar are, and Spectrum Technical’s assets and liabilities denominated in currencies other than the U.S. dollars were, translated into U.S. dollars at the rate in effect at the date of the respective Statements of Financial Condition. Tactical Currency’s, Spectrum Select’s and Spectrum Strategic’s income and expense items denominated in currencies other than the U.S. dollar are, and Spectrum Technical’s income and expenses denominated in currencies other than the U.S. dollar were, translated into U.S. dollars at the rate in effect during the period.

g.

Income Taxes. Income taxes have not been recorded as each partner is individually liable for the taxes, if any, on its share of the respective Partnership’s income and expenses. Tactical Currency, Spectrum Select and Spectrum Strategic follows, and Spectrum Technical followed, the guidance of ASC 740, “Income Taxes,” which prescribes a recognition threshold and measurement attribute for financial statement recognition and measurement of tax positions taken or expected to be taken in the course of preparing each Partnership’s tax returns to determine whether the tax positions are “more-likely-than-not” of being sustained “when challenged” or “when examined” by the applicable tax authority. Tax positions determined not to meet the more-likely-than-not threshold would be recorded as a tax benefit or liability in the respective Partnership’s Statements of Financial Condition for the current year. If a tax position does not meet the minimum statutory threshold to avoid the incurring of penalties, an expense for the amount of the statutory penalty and interest, if applicable, shall be recognized in the respective Partnership’s Statements of Income and Expenses in the period in which the position is claimed or expected to be claimed. The General Partner has concluded that there are no significant uncertain tax positions that would require recognition in the Partnerships’ respective financial statements. Tactical Currency, Spectrum Select and Spectrum Strategic files, and Spectrum Technical filed, U.S. federal and various state and local tax returns. No income tax returns are currently under examination. The 2014 through 2017 tax years remain subject to examination by U.S. federal and most state tax authorities.

h.

Revenue Recognition. For excess cash held at MS&Co. which is not invested by the General Partner in U.S. Treasury bills and/or other permitted investments, monthly, MS&Co. pays Tactical Currency, Spectrum Select and Spectrum Strategic interest income on 100% of the average daily equity maintained in cash in Tactical Currency’s, Spectrum Select’s and Spectrum Strategic’s accounts during each month at a rate equal to 80% of the monthly average of the 4-week U.S. Treasury bill discount rate. Prior to December 31, 2017 (termination of operations for Spectrum Technical), MS&Co. paid Spectrum Technical interest income on 100% of its average daily equity maintained in cash in Spectrum Technical’s account during each month at a rate equal to 80% of the monthly average of the 4-week U.S. Treasury bill discount rate. MS&Co. and Ceres retain or retained any interest earned on such uninvested cash in excess of the interest paid to the Partnerships. For purposes of such interest payments, net assets do not include monies due to the Partnerships on Futures Interests that have not been received.

i.

General Partner Fees. Tactical Currency accrues a General Partner administrative fee (the “General Partner fee”) payable to the General Partner equal to an annual rate of 1.6% of Tactical Currency’s net assets. Spectrum Select and Spectrum Strategic each accrue a General Partner fee payable to the General Partner equal to 1/12th of 2.0% (a 2.0% annual rate) of the relevant Partnership’s net assets. Spectrum Technical (prior to its termination effective December 31, 2017) accrued a General Partner fee payable to the General Partner equal to 1/12th of 2.0% (a 2.0% annual rate) of Spectrum Technical’s net assets. Spectrum Technical no longer accrues General Partner fees as a result of its termination of operations effective December 31, 2017.

The General Partner directly pays or reimburses (and indirectly through the underlying funds, as applicable) Tactical Currency, Spectrum Select and Spectrum Strategic or paid or reimbursed Spectrum Technical, for all fees and costs charged or incurred by MS&Co., the General Partner and/or their affiliates or any other entity acting as a commodity broker for the respective Partnership.

Morgan Stanley Spectrum Series

Notes to Financial Statements (Liquidation basis for

Morgan Stanley Smith Barney Spectrum Technical L.P.)

j.

Ongoing Placement Agent Fees. Tactical Currency, Spectrum Select and Spectrum Strategic each accrue, and Spectrum Technical accrued, an ongoing placement agent fee payable to Morgan Stanley Wealth Management equal to 1/12th of 2.0% (a 2.0% annual rate) of the relevant Partnership’s net assets. Spectrum Technical no longer accrues ongoing placement agent fees as a result of its termination of operations effective December 31, 2017.

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

Tactical Currency, Spectrum Select and Spectrum Strategic, in their normal course of business, enter into various contracts with MS&Co. acting as their commodity broker. Prior to its termination of operations on December 31, 2017, Spectrum Technical also entered into various contracts with MS&Co. acting as its commodity broker. Pursuant to brokerage agreements with MS&Co., to the extent that such trading results in unrealized gains or losses, these amounts are offset for Tactical Currency, Spectrum Select and Spectrum Strategic and are reported on a net basis in the respective Partnership’s Statements of Financial Condition. Prior to its termination of operations effective December 31, 2017, Spectrum Technical was also subject to the offsetting of unrealized gains or losses and net basis reporting.

The Partnerships have offset their unrealized gains or losses recognized on forward contracts executed with the same counterparty in their respective Statements of Financial Condition as allowable under the terms of their master netting agreements with MS&Co. and JPMorgan, as applicable, as the counterparty on such contracts. Tactical Currency, Spectrum Select and Spectrum Strategic has, and Spectrum Technical had, consistently applied their right to offset.

l.

Investment Company Status. Effective January 1, 2014, the Partnerships adopted Accounting Standards Update 2013-08, “Financial Services—Investment Companies (Topic 946): Amendments to the Scope, Measurement and Disclosure Requirements” and based on the General Partner’s assessment, the Partnerships have been deemed to be investment companies since inception. Accordingly, Tactical Currency, Spectrum Select and Spectrum Strategic follow, and Spectrum Technical followed, the investment company accounting and reporting guidance of Topic 946. Additionally, Tactical Currency, Spectrum Select, and Spectrum Strategic reflect, and Spectrum Technical reflected, their investments at fair value with unrealized gains and losses resulting from changes in fair value reflected in each Partnership’s respective Statements of Income and Expenses.

m.

Redemptions. Limited partners may redeem some or all of their Units in Tactical Currency, Spectrum Select and Spectrum Strategic at 100% of the net asset value per Unit. The request for redemptions must be delivered to a limited partner’s local Morgan Stanley Branch Office in time for it to be forwarded and received by Ceres no later than 3:00 P.M., New York City time, on the last day of the month in which the redemption is to be effective. Prior to December 31, 2017 (termination of operations for Spectrum Technical), limited partners of Spectrum Technical had the right to redeem some or all of their Units in Spectrum Technical at 100% of the net asset value per Unit.

n.

Distributions. Distributions out of Tactical Currency, Spectrum Select and Spectrum Strategic, other than redemptions of Units, are made on a pro-rata basis at the sole discretion of Ceres. Prior to its termination of operations effective December 31, 2017, distributions out of Spectrum Technical would have also been made on a pro-rata basis at the sole discretion of Ceres. No distributions have been made to date for any of the Partnerships. Ceres does not intend to make any distributions of the Partnerships’ profits.

Morgan Stanley Spectrum Series

Notes to Financial Statements (Liquidation basis for

Morgan Stanley Smith Barney Spectrum Technical L.P.)

o.

Dissolution of the Partnerships. Tactical Currency and Spectrum Strategic will terminate on December 31, 2035, while Spectrum Select will terminate on December 31, 2025, regardless of financial condition at such time, or at an earlier date if certain conditions occur as defined in each Partnership’s limited partnership agreement. Spectrum Technical terminated operations on December 31, 2017.

p.	Net Income (Loss) per Unit. Net income (loss) per Unit is calculated in accordance with ASC 946, “Financial Services—Investment Companies.” See Note 8, “Financial Highlights.”

3. Investments:

a. Tactical Currency’s Investment in Affiliated Underlying Fund

On November 1, 2012, Tactical Currency’s assets allocated to The Cambridge Strategy (Asset Management) Limited (“Cambridge”) for trading were invested in Cambridge Master Fund, a limited partnership organized under the partnership laws of the State of Delaware. Cambridge Master Fund was formed to permit accounts managed now and in the future by Cambridge using the Cambridge Asian Markets Alpha Programme and, from October 1, 2013, Cambridge Emerging Markets Alpha Programme, to invest together in one trading vehicle. The General Partner is also the general partner of Cambridge Master Fund. Individual and pooled accounts currently managed by Cambridge, including Tactical Currency, are permitted to be limited partners of Cambridge Master Fund. The General Partner and Cambridge believe that trading through this “master/feeder” structure promotes efficiency and economy in the trading process. Ceres and Cambridge agreed that Cambridge will trade Tactical Currency’s assets allocated to Cambridge at a level that is up to 2.0 times the amount of assets allocated.

Tactical Currency carries its investment in Cambridge Master Fund at fair value based on Tactical Currency’s (1) net contributions to Cambridge Master Fund and (2) its allocated share of the undistributed profits and losses, including realized gains or losses and net change in unrealized gains or losses, of Cambridge Master Fund. Tactical Currency invests in Cambridge Master Fund through a “master/feeder” structure. Tactical Currency’s pro-rata share of the results of Cambridge Master Fund’s trading activities is shown in Tactical Currency’s Statements of Income and Expenses.

The financial statements of Cambridge Master Fund, including its condensed schedules of investments, are attached to this report and should be read in conjunction with Tactical Currency’s financial statements.

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

Cambridge Master Fund does not pay any management or incentive fees related to Tactical Currency’s investments. These fees are accrued and paid by Tactical Currency. The General Partner reimburses Cambridge Master Fund for all brokerage related fees borne by Cambridge Master Fund on behalf of Tactical Currency’s investments.

Prior to the close of business on December 31, 2017 and as of December 31, 2016, Tactical Currency owned approximately 22.9% and 16.3% of Cambridge Master Fund, respectively. It is Tactical Currency’s intention to continue to invest in Cambridge Master Fund. The performance of Tactical Currency is directly affected by the performance of Cambridge Master Fund.

Morgan Stanley Spectrum Series

Notes to Financial Statements (Liquidation basis for

Morgan Stanley Smith Barney Spectrum Technical L.P.)

b. Spectrum Strategic’s Investments in Affiliated Underlying Funds

Effective December 1, 2011, the assets allocated by Spectrum Strategic to Aventis Asset Management, LLC (“Aventis”) for trading were invested in MB Master Fund L.P. (“MB Master Fund”), a limited partnership organized under the partnership laws of the State of Delaware. The General Partner is also the general partner of MB Master Fund. Individual and pooled accounts currently managed by Aventis, including Spectrum Strategic, are permitted to be limited partners of MB Master Fund. The General Partner and Aventis believe that trading through this structure should promote efficiency and economy in the trading process.

Effective December 31, 2017, Ceres terminated the advisory agreement among the General Partner, PGR Capital L.P. (“PGR”) and PGR Master Fund L.P. (“PGR Master Fund”), pursuant to which PGR traded PGR Master Fund’s (and, indirectly, Spectrum Strategic’s) assets in Futures Interests. Consequently, PGR ceased all Futures Interest trading on behalf of PGR Master Fund (and, indirectly, Spectrum Strategic). Ceres reallocated the assets formerly allocated by Spectrum Strategic to PGR to the remaining Trading Advisor of Spectrum Strategic.

Effective January 31, 2016, Ceres terminated the advisory agreement among the General Partner, Blenheim Capital Management LLC (“Blenheim”) and Morgan Stanley Smith Barney BHM I, LLC (“BHM I, LLC”), pursuant to which Blenheim traded BHM I, LLC’s (and, indirectly, Spectrum Strategic’s) assets in Futures Interests. Consequently, Blenheim ceased all Futures Interest trading on behalf of BHM I, LLC (and, indirectly, Spectrum Strategic). Ceres reallocated the assets formerly allocated by Spectrum Strategic to Blenheim among the remaining trading advisors of Spectrum Strategic. MB Master Fund, PGR Master Fund and BHM I, LLC are collectively referred to as the “Funds.”

Spectrum Strategic carries (or carried with respect to its investment in PGR Master Fund and BHM I, LLC), its investment in the Funds at fair value based on Spectrum Strategic’s (1) respective net contribution to each Fund and (2) its respective allocated share of the undistributed profits and losses, including realized gains or losses and net change in unrealized gains or losses, of each Fund. ASC 820, “Fair Value Measurement,” as amended, permits, as a practical expedient, Spectrum Strategic to measure the fair value of its investments in the Funds on the basis of the net asset value per share (or its equivalent) if the net asset value per share of such investments is calculated in a manner consistent with the measurement principles of Topic 946, “Financial Services – Investment Companies” as of Spectrum Strategic’s reporting date.

Prior to the close of business on December 31, 2017, Spectrum Strategic owned approximately 9.0% of MB Master Fund. As of December 31, 2016, Spectrum Strategic owned approximately 45.5% and 7.5% of PGR Master Fund and MB Master Fund, respectively.

The financial statements of Spectrum Strategic have been prepared using the “Fund of Funds” approach, and accordingly, Spectrum Strategic’s pro-rata share of all revenue and expenses of the Funds is reflected as net change in unrealized gains (losses) on investment in the Funds in Spectrum Strategic’s Statements of Income and Expenses. Contributions to and withdrawals from the Funds are recorded on the effective date. With respect to its investments in MB Master Fund and PGR Master Fund, Spectrum Strategic records or recorded a realized gain or loss on such investments as the difference between the redemption proceeds and the related cost of such investment. In determining the cost of such investments, Spectrum Strategic generally uses or used the average cost method. With respect to Spectrum Strategic’s investment in BHM I, LLC, Spectrum Strategic recorded redemptions received from BHM I, LLC as a reduction of cost basis and thereafter the redemptions received in excess of cost were recorded as a realized gain.

Morgan Stanley Spectrum Series

Notes to Financial Statements (Liquidation basis for

Morgan Stanley Smith Barney Spectrum Technical L.P.)

Summarized information for Spectrum Strategic’s investment in, and operations of BHM I, LLC, PGR Master Fund and MB Master Fund, as of and for the years ended December 31, 2017 and 2016, is as follows:

	% of		Spectrum
	Spectrum		Strategic’s
	Strategic’s	Fair	Pro-rata Net	Management	Incentive	Investment	Redemptions
December 31, 2017	Partners’ Capital	Value	Income (Loss)	Fees	Fees	Objective	Permitted
						Commodity
PGR Master Fund	-%	$-	$(550,138)	$-	$-	Portfolio	Monthly
						Commodity
MB Master Fund	75.8	7,762,120	(8,306)	-	-	Portfolio	Monthly

	% of		Spectrum
	Spectrum		Strategic’s
	Strategic’s	Fair	Pro-rata Net	Management	Incentive	Investment	Redemptions
December 31, 2016	Partners’ Capital	Value	Income (Loss)	Fees	Fees	Objective	Permitted
						Commodity
BHM I, LLC (a)	-%	$-	$(335,552)	$6,470	$-	Portfolio	Monthly
						Commodity
PGR Master Fund	50.8	8,039,156	(904,136)	-	-	Portfolio	Monthly
						Commodity
MB Master Fund	57.1	9,035,960	1,259,981	-	-	Portfolio	Monthly

(a)	From January 1, 2016 through January 31, 2016, the date Spectrum Strategic fully redeemed its interest in BHM I, LLC.

Generally, a limited partner or non-managing member, as applicable, in MB Master Fund, (prior to its termination on December 31, 2017) PGR Master Fund and (prior to its termination on January 31, 2016) BHM I, LLC may withdraw all or part of its capital contributions and undistributed profits, if any, from the Funds as of the Redemption Date after a request has been made to the General Partner/managing member at least three days in advance of the Redemption Date. Such withdrawals are classified as a liability when the limited partner or non-managing member elects to redeem and informs the Funds. However, a limited partner or non-managing member may request a withdrawal as of the end of any day if such request is received by the General Partner/managing member at least three days in advance of the proposed withdrawal day.

Spectrum Strategic does not directly pay MB Master Fund for its pro-rata portion of management or incentive fees. Such fees are directly paid by Spectrum Strategic to Aventis. Prior to its termination on December 31, 2017, Spectrum Strategic did not directly pay PGR Master Fund for its pro-rata portion of management or incentive fees. Such fees were directly paid by Spectrum Strategic to PGR.

Prior to its termination on January 31, 2016, BHM I, LLC was paid directly by Spectrum Strategic for its pro-rata portion of management and incentive fees.

Morgan Stanley Spectrum Series

Notes to Financial Statements (Liquidation basis for

Morgan Stanley Smith Barney Spectrum Technical L.P.)

The tables below represent summarized Income Statement information for PGR Master Fund and MB Master Fund for the years ended December 31, 2017 (termination of operations for PGR Master Fund) and 2016, respectively, and for BHM I, LLC for the period from January 1, 2016 through January 31, 2016 (termination of operations of BHM I, LLC) to meet the requirements of Regulation S-X Rule 3-09:

	Investment	Net	Total Trading	Net Income
December 31, 2017	Income	Investment Loss	Results	(Loss)

PGR Master Fund	$67,897	$(22,270)	$(1,220,018)	$(1,242,288)
MB Master Fund	813,095	(523,086)	(106,303)	(629,389)

	Investment	Net	Total Trading	Net Income
December 31, 2016	Income	Investment Loss	Results	(Loss)

BHM I, LLC	$1,632	$(170,710)	$(6,343,252)	$(6,513,962)
PGR Master Fund	37,912	(36,071)	(1,707,510)	(1,743,581)
MB Master Fund	277,605	(2,314,063)	16,332,842	14,018,779

c. Spectrum Technical’s (Partnership in Liquidation) Investments in Affiliated Underlying Funds

On January 1, 2015, the assets allocated by Spectrum Technical to SECOR were invested in SECOR Master Fund, a limited partnership organized under the partnership laws of the State of Delaware. SECOR Master Fund permits accounts managed now or in the future by SECOR using a variation of the program traded by SECOR Alpha Master Program L.P., a proprietary, systematic trading program, to invest together in one trading vehicle. The General Partner is also the general partner of SECOR Master Fund. Individual and pooled accounts currently managed by SECOR are permitted to be limited partners of SECOR Master Fund. The General Partner and SECOR believe that trading through this “master/feeder” structure promoted efficiency and economy in the trading process. The General Partner determined to terminate the management agreement by and among SECOR, Spectrum Technical and the General Partner effective the close of business on December 31, 2017. Effective December 31, 2017, Spectrum Technical terminated its operations and redeemed its interest in SECOR Master Fund.

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

Spectrum Technical carried its investment in SECOR Master Fund and Blackwater Master Fund, respectively, at fair value based on Spectrum Technical’s (1) respective net contributions to SECOR Master Fund and Blackwater Master Fund and (2) its respective allocated share of the undistributed profits and losses, including realized gains or losses and net change in unrealized gains or losses, of SECOR Master Fund and Blackwater Master Fund. Spectrum Technical invested in SECOR Master Fund and Blackwater Master Fund through a “master/feeder” structure. Spectrum Technical’s pro-rata share of the results of SECOR Master Fund’s and Blackwater Master Fund’s trading activities are shown in Spectrum Technical’s Statements of Income and Expenses.

Morgan Stanley Spectrum Series

Notes to Financial Statements (Liquidation basis for

Morgan Stanley Smith Barney Spectrum Technical L.P.)

Summarized information reflecting the total assets, liabilities and partners’ capital of SECOR Master Fund as of December 31, 2017 and 2016, is shown in the following tables:

	December 31, 2017
	Total Assets	Total Liabilities	Total Partners’ Capital
SECOR Master Fund	$22,831,484	$18,066,303	$4,765,181

	December 31, 2016
	Total Assets	Total Liabilities	Total Partners’ Capital
SECOR Master Fund	$39,231,542	$679,104	$38,552,438

Summarized information for Spectrum Technical’s investment in, and operations of SECOR Master Fund as of and for the years ended December 31, 2017 (termination of operations of Spectrum Technical) and 2016 is shown in the following tables:

	% of		Spectrum
	Spectrum		Technical’s
	Technical’s		Pro-rata
	Liquidation	Fair	Net Income	Investment	Redemptions
December 31, 2017	Partners’ Capital	Value	(Loss)	Objective	Permitted

Commodity
SECOR Master Fund	0.0%	$-	$(1,644,854)	Portfolio	Monthly

Spectrum
	% of		Technical’s
	Spectrum		Pro-rata
	Technical’s	Fair	Net Income	Investment	Redemptions
December 31, 2016	Partners’ Capital	Value	(Loss)	Objective	Permitted

Commodity
SECOR Master Fund	31.2%	$19,624,189	$1,289,132	Portfolio	Monthly

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

SECOR Master Fund and Blackwater Master did not pay any management or incentive fees related to Spectrum Technical’s investment in the funds. These fees were accrued and paid by Spectrum Technical. The General Partner reimbursed SECOR Master Fund and Blackwater Master Fund (prior to its termination on September 30, 2015) for all brokerage related fees borne by SECOR Master Fund and Blackwater Master Fund on behalf of Spectrum Technical’s investment.

As of December 31, 2016, Spectrum Technical owned approximately 50.9% of SECOR Master Fund. Prior to December 31, 2017 (termination of operations for Spectrum Technical), the performance of Spectrum Technical was directly affected by the performance of SECOR Master Fund and (prior to its termination on September 30, 2015) Blackwater Master Fund, respectively.

Morgan Stanley Spectrum Series

Notes to Financial Statements (Liquidation basis for

Morgan Stanley Smith Barney Spectrum Technical L.P.)

The tables below represent summarized income statement information for SECOR Master Fund for the years ended December 31, 2017 and 2016, respectively, to meet the requirements of Regulation S-X Rule 3-09:

December 31, 2017	Investment Income	Net Investment Income (Loss)	Total Trading Results	Net Income (Loss)

SECOR Master Fund	$208,058	$18,180	$(2,107,396)	$(2,089,216)

December 31, 2016	Investment Income	Net Investment Income (Loss)	Total Trading Results	Net Income (Loss)

SECOR Master Fund	$92,036	$(245,725)	$2,459,009	$2,213,284

4. Trading Advisors:

Ceres retains on behalf of Tactical Currency, Spectrum Select and Spectrum Strategic, and retained on behalf of Spectrum Technical, certain unaffiliated commodity trading advisors, which are registered with the Commodity Futures Trading Commission, to make all trading decisions for the respective Partnerships. The trading advisors for each Partnership as of the close of business on December 31, 2017 were as follows:

Tactical Currency

Cambridge

Spectrum Select

EMC Capital Advisors, LLC (“EMC”)

Graham Capital Management, L.P. (“Graham”)

Spectrum Strategic

Aventis

Effective December 31, 2017, the General Partner terminated the management agreements by and among Spectrum Technical and the General Partner and each of Aspect, Campbell, FORT and SECOR. Spectrum Technical terminated operations effective December 31, 2017.

Effective December 31, 2017, the General Partner terminated the management agreement by and among PGR, the General Partner and Spectrum Strategic, pursuant to which PGR traded a portion of Spectrum Strategic’s assets. Consequently, PGR ceased all Futures Interest trading on behalf of Spectrum Strategic.

Effective December 31, 2017, the General Partner terminated the management agreement among Spectrum Select, the General Partner and Rabar Market Research, Inc. (“Rabar”), pursuant to which Rabar traded a portion of Spectrum Select’s assets. Consequently, Rabar ceased all Futures Interest trading on behalf of Spectrum Select.

Effective June 30, 2016, the General Partner terminated the management agreement among Spectrum Select, the General Partner and Altis Partners (Jersey) Limited (“Altis”), pursuant to which Altis traded a portion of Spectrum Select’s assets. Consequently, Altis ceased all Futures Interest trading on behalf of Spectrum Select.

Effective June 1, 2016, Spectrum Technical entered into a management agreement by and among the Partnership, the General Partner, and FORT, a Delaware limited partnership, pursuant to which FORT served as a trading advisor to Spectrum Technical and managed the portion of Spectrum Technical’s assets allocated to it. Effective July 1, 2016, a portion of the Spectrum Technical’s assets were allocated to FORT and traded pursuant to the Global Contrarian Program.

Morgan Stanley Spectrum Series

Notes to Financial Statements (Liquidation basis for

Morgan Stanley Smith Barney Spectrum Technical L.P.)

Effective March 31, 2016, Ceres terminated the management agreement with Winton Capital Management Limited (“Winton”) pursuant to which Winton ceased trading the assets of Spectrum Technical, fully liquidated all commodity interest positions in Spectrum Technical, and converted all currency balances in Spectrum Technical to U.S. dollars.

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

Compensation to the trading advisors by the Partnerships consists of a management fee and an incentive fee as follows:

Management Fee. As of December 31, 2017, the management fee for Tactical Currency is accrued at a rate equal to 1/12th of 1.5% (a 1.5% annual rate) per month of Tactical Currency’s net assets allocated to Cambridge on the first day of each month.

The management fee for Spectrum Select is accrued at a rate of 1/12th of 1.75% (a 1.75% annual rate) per month of Spectrum Select’s net assets allocated to Graham on the first day of each month and 1/12th of 1% (a 1% annual rate) per month of Spectrum Select’s net assets allocated to EMC on the first day of each month. Prior to its termination on December 31, 2017, Rabar received a management fee from Spectrum Select equal to 1/12th of 2% (a 2% annual rate) per month of Spectrum Select’s net assets allocated to Rabar on the first day of each month. Prior to January 1, 2016, the management fee paid by Spectrum Select to EMC was accrued at a rate of 1/12th of 2% (a 2% annual rate) per month of Spectrum Select’s net assets allocated to EMC on the first day of each month. The management fee payable by Spectrum Select to Altis prior to its termination on June 30, 2016 was 1/12th of 1.25% (a 1.25% annual rate) per month of Spectrum Select’s net assets allocated to Altis on the first day of each month.

The management fee for Spectrum Strategic is accrued at a rate of 1/12th of 1.25% (a 1.25% annual rate) per month of Spectrum Strategic’s net assets allocated to Aventis on the first day of each month. Prior to its termination on December 31, 2017, PGR received a management fee from Spectrum Strategic equal to 1/12th of 1% (a 1% annual rate) per month of Spectrum Strategic’s net assets allocated to PGR on the first day of each month. Prior to its termination on January 31, 2016, Blenheim was paid a monthly management fee from Spectrum Strategic at a rate of 1/12th of 2% (a 2% annual rate) per month of Spectrum Strategic’s net assets allocated to Blenheim on the first day of each month. Additionally, Spectrum Strategic directly paid BHM I, LLC for management fees related to Blenheim until Blenheim’s termination effective January 31, 2016.

Prior to December 31, 2017 (termination of operations for Spectrum Technical), the management fee for Spectrum Technical was accrued at a rate of 1/12th of 1.5% (a 1.5% annual rate) per month of Spectrum Technical’s net assets allocated to Aspect and Campbell on the first day of each month. The management fee paid to FORT was earned at a rate of 1/12th of 1.25% (a 1.25% annual rate) per month of Spectrum Technical’s net assets allocated to FORT on the first day of each month. Effective January 1, 2016 until its termination from Spectrum Technical effective December 31, 2017, SECOR received a management fee from Spectrum Technical equal to 1/12th of 1.75% (a 1.75% annual rate) per month of Spectrum Technical’s net assets allocated to SECOR on the first day of each month. Prior to January 1, 2016, the management fee payable by Spectrum Technical to SECOR was equal to 1/12th of 2% (a 2% annual rate) per month of Spectrum Technical’s net assets allocated to SECOR on the first day of each month. Prior to its termination on March 31, 2016, Winton received a management fee from Spectrum Technical equal to 1/12th of 1.5% (a 1.5% annual rate) per month of Spectrum Technical’s net assets allocated to Winton on the first day of each month. Prior to its termination on September 30, 2015, Blackwater received a management fee from Spectrum Technical equal to 1/12th of 0.75% (a 0.75% annual rate) per month of Spectrum Technical’s net assets allocated to Blackwater on the first day of each month.

Morgan Stanley Spectrum Series

Notes to Financial Statements (Liquidation basis for

Morgan Stanley Smith Barney Spectrum Technical L.P.)

Incentive Fee. As of December 31, 2017, Tactical Currency pays a quarterly incentive fee equal to 15% of the trading profits experienced with respect to Tactical Currency’s net assets allocated to Cambridge at the end of each calendar quarter.

Spectrum Select pays a monthly incentive fee equal to 20% of the trading profits experienced with respect to Spectrum Select’s net assets allocated to EMC and Graham as of the end of each calendar month. Prior to its termination on December 31, 2017, Rabar was eligible to receive a monthly incentive fee equal to 20% of the trading profits experienced with respect to Spectrum Select’s net assets allocated to Rabar as of the end of each calendar month. Prior to its termination on June 30, 2016, Altis was eligible to receive a monthly incentive fee equal to 20% of the trading profits experienced with respect to Spectrum Select’s net assets allocated to Altis as of the end of each calendar month.

Spectrum Strategic pays a quarterly incentive fee equal to 20% of the trading profits experienced with respect to Spectrum Strategic’s net assets allocated to Aventis as of the end of each calendar quarter. Prior to its termination effective December 31, 2017, PGR was eligible to receive a yearly incentive fee equal to 20% of the trading profits experienced with respect to Spectrum Strategic’s net assets allocated to PGR as of the end of each calendar year. Prior to Blenheim’s termination effective January 31, 2016, Blenheim was eligible to receive from BHM I, LLC a quarterly incentive fee equal to 20% of the trading profits experienced with respect to Spectrum Strategic’s net assets allocated to Blenheim as of the end of each calendar quarter.

Prior to December 31, 2017 (termination of operations for Spectrum Technical), Spectrum Technical paid a monthly incentive fee equal to 20% of trading profits experienced with respect to Spectrum Technical’s net assets allocated to Aspect and Campbell as of the end of each calendar month, a quarterly incentive fee equal to 20% of the trading profits experienced with respect to Spectrum Technical’s net assets allocated to SECOR as of the end of each calendar quarter and a yearly incentive fee equal to 20% of the trading profits experienced with respect to Spectrum Technical’s net assets allocated to FORT as of the end of each calendar year. Prior to its termination on March 31, 2016, Winton was eligible to receive a monthly incentive fee equal to 20% of the trading profits experienced with respect to Spectrum Technical’s net assets allocated to Winton as of the end of each calendar month. Prior to its termination on September 30, 2015, Blackwater was eligible to receive a quarterly incentive fee equal to 20% of the trading profits experienced with respect to Spectrum Technical’s net assets allocated to Blackwater as of the end of each calendar quarter.

Trading profits represent the amount by which profits from Futures Interests trading exceed losses after ongoing selling agent fees, General Partner fees and management fees, as applicable, are deducted. When a trading advisor for any of Tactical Currency, Spectrum Select or Spectrum Strategic experiences losses with respect to its allocation of net assets as of the end of the applicable period, the trading advisor must recover such losses before it is eligible for an incentive fee in the future. Prior to their respective terminations as trading advisors effective December 31, 2017, the trading advisors for Spectrum Technical also had to recover any possible losses experienced to have been eligible for an incentive fee. The cumulative trading losses for the trading advisors for Tactical Currency, Spectrum Select and Spectrum Strategic are adjusted on a pro-rated basis for the amount of each month’s redemptions and reallocations. Prior to their respective terminations, the trading advisors for Spectrum Technical were also subject to this adjustment.

5.    Financial Instruments:

Tactical Currency, Spectrum Select and Spectrum Strategic trades, and Spectrum Technical (prior to its termination on December 31, 2017) traded, Futures Interests. Futures and forwards represent contracts for delayed delivery of an instrument at a specified date and price. Futures Interests are open commitments until the settlement date, at which time they are realized. They are valued at fair value, generally on a daily basis, and the unrealized gains and losses on open contracts (the difference between contract trade price and market price) are reported in the respective Statements of Financial Condition as a net unrealized gain or loss on open futures or forward contracts. The resulting net change in unrealized gains and losses is reflected in the “Net change in unrealized gains (losses) on open contracts” in the respective Statements of Income and Expenses. The Partnerships’ contracts are accounted for on a trade-date basis. Risk arises from changes in the value of these contracts and the potential inability of counterparties to perform under the terms of the contracts. There are numerous factors which may significantly influence the fair value of these contracts, including interest rate volatility.

Morgan Stanley Spectrum Series

Notes to Financial Statements (Liquidation basis for

Morgan Stanley Smith Barney Spectrum Technical L.P.)

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

In general, the risks associated with off-exchange-traded contracts are greater than those associated with exchange-traded contracts because of the greater risk of default by the counterparty to a non-exchange-traded contract. Tactical Currency, Spectrum Select, and Spectrum Strategic have, and Spectrum Technical had, credit risk associated with counterparty nonperformance. As of the date of the respective financial statements, the credit risk associated with the instruments in which each Partnership trades or traded is limited to the unrealized gains (losses) amount reflected in the respective Partnership’s Statements of Financial Condition. The net unrealized gains (losses) on open contracts are further disclosed gross by type of contract and corresponding fair value level in Note 7, “Fair Value Measurements.”

Tactical Currency, Spectrum Select and Spectrum Strategic have, and Spectrum Technical had, credit risk and concentration risk, as MS&Co., an MS&Co. affiliate or JPMorgan are or were the counterparties or brokers with respect to the Partnerships’ assets. Credit risk with respect to exchange-traded instruments is reduced to the extent that, through MS&Co. or an MS&Co. affiliate, the Partnerships’ counterparty is or was an exchange or clearing organization.

Exchange-traded futures and exchange-traded forward contracts are or were fair valued on a daily basis, with variations in value settled on a daily basis. With respect to each Partnership’s non-exchange-traded forward currency contracts and forward currency option contracts, there are or were no daily settlements of variation in value, nor is or were there any requirement that an amount equal to the net unrealized gains (losses) on such contracts be segregated. However, Tactical Currency, Spectrum Select and Spectrum Strategic are, and Spectrum Technical was, required to meet margin requirements with the counterparty, which is or was accomplished by daily maintenance of the cash balance in custody accounts held at MS&Co. and JPMorgan, as applicable, for the benefit of MS&Co. and JPMorgan. With respect to those non-exchange-traded forward currency contracts, Tactical Currency, Spectrum Select and Spectrum Strategic are, and Spectrum Technical was, at risk to the ability of MS&Co. and JPMorgan, as applicable, the counterparties on all such contracts, to perform. Each Partnership has a netting agreement with the counterparty. The primary terms are based on industry standard master netting agreements. These agreements, which seek to reduce Tactical Currency’s, Spectrum Select’s, Spectrum Strategic’s, MS&Co.’s and JPMorgan’s exposure on off-exchange-traded forward currency contracts, including options on such contracts, should materially decrease each respective Partnership’s credit risk in the event of MS&Co.’s or JPMorgan’s bankruptcy or insolvency. Prior to its termination effective December 31, 2017, Spectrum Technical was also subject to such netting agreements.

The General Partner monitors and attempts to mitigate Tactical Currency’s, Spectrum Select’s, and Spectrum Strategic’s risk exposure on a daily basis through financial, credit and risk management monitoring systems, and accordingly, believes that it has effective procedures for evaluating and limiting the credit and market risks to which each respective Partnership may be subject. These monitoring systems generally allow the General Partner to statistically analyze actual trading results with risk adjusted performance indicators and correlation statistics. In addition, online monitoring systems provide account analysis of Tactical Currency’s, Spectrum Select’s and Spectrum Strategic’s futures and forward contracts by sector, margin requirements, gain and loss transactions and collateral positions. Prior to its termination effective December 31, 2017, Spectrum Technical was also subject to such monitoring by the General Partner.

The futures and forwards traded by the Partnerships, along with the U.S. Treasury bills held by the Partnerships, involve varying degrees of related market risk. Market risk is often dependent upon changes in the level or volatility of interest rates, exchange rates, and prices of financial instruments and commodities, factors that result in frequent changes in the fair value of the Partnerships’ open positions, and consequently in their earnings, whether realized or unrealized, and cash flow.

Gains and losses on open positions of exchange-traded futures and exchange-traded forward contracts are settled daily through variation margin. Gains and losses on non-exchange-traded forward currency contracts are settled upon termination of the contract.

Morgan Stanley Spectrum Series

Notes to Financial Statements (Liquidation basis for

Morgan Stanley Smith Barney Spectrum Technical L.P.)

Tactical Currency’s and Spectrum Strategic’s investments in the affiliated underlying funds expose the respective Partnerships to various types of risks that are associated with Futures Interests trading and the markets in which the affiliated underlying funds invest. The significant types of financial risks to which the affiliated underlying funds are exposed are market risk, liquidity risk, and counterparty credit risk as described above. Prior to its termination effective December 31, 2017, Spectrum Technical was exposed to the various types of risks that are associated with Futures Interests trading and the markets in which SECOR Master Fund invested in.

In the ordinary course of business, Tactical Currency, Spectrum Select, Spectrum Strategic and their underlying funds, if applicable, enter into contracts and agreements that contain various representations and warranties and which provide general indemnifications. Prior to its termination effective December 31, 2017, Spectrum Technical also entered into such contracts and agreements. The Partnerships’ and the underlying funds’ maximum exposure under these arrangements cannot be determined, as this could include future claims that have not yet been made against the Partnerships or the underlying funds. The Partnerships and the underlying funds consider the risk of any future obligation relating to these indemnifications to be remote.

6. Trading Activities:

Tactical Currency’s, Spectrum Select’s and Spectrum Strategic’s objective is to profit from speculative trading in Futures Interests. Prior to its termination of operations effective December 31, 2017, Spectrum Technical had the same objective. Therefore, the trading advisors for Tactical Currency, Spectrum Select and Spectrum Strategic will take, and the trading advisors for Spectrum Technical took, speculative positions in Futures Interests where they feel or felt that the best profit opportunities exist for their respective trading strategies. As such, the average number of contracts outstanding in absolute quantities (the total of the open long and open short positions) has been presented as a part of the volume disclosure, as position direction is not an indicative factor in such volume disclosures.

100% of Tactical Currency’s contracts, held indirectly through its investment in Cambridge Master Fund, are traded over-the-counter.

The General Partner estimates that, at any given time, approximately 13.8% to 33.3% of Spectrum Select’s contracts are traded over-the-counter.

None of Spectrum Strategic’s contracts held indirectly through its investment in the Funds are traded over-the-counter, although contracts may be traded over-the-counter in the future.

The General Partner estimates that prior to its termination of operations effective December 31, 2017, approximately 23.5% to 49.7% of Spectrum Technical’s contracts held both directly and indirectly through its investment in SECOR Master Fund were traded over-the-counter.

All of the Futures Interests owned by Spectrum Select are held for trading purposes. The monthly average number of futures contracts traded by Spectrum Select during the years ended December 31, 2017 and 2016 were 4,357 and 6,303, respectively. The monthly average number of metals forward contracts traded by Spectrum Select during the years ended December 31, 2017 and 2016 were 519 and 965, respectively. The monthly average notional value of currency forward contracts traded by Spectrum Select during the years ended December 31, 2017 and 2016 were $137,886,860 and $117,997,719, respectively.

All of the commodity interests owned by Spectrum Technical were held for trading purposes. The monthly average number of futures contracts traded directly by Spectrum Technical during the years ended December 31, 2017 and 2016 were 2,561 and 3,074, respectively. The monthly average number of metals forward contracts traded directly by Spectrum Technical during the years ended December 31, 2017 and 2016 were 136 and 393, respectively. The monthly average notional value of currency forward contracts traded directly by Spectrum Technical during the years ended December 31, 2017 and 2016 were $128,414,860 and $302,187,265, respectively.

Morgan Stanley Spectrum Series

Notes to Financial Statements (Liquidation basis for

Morgan Stanley Smith Barney Spectrum Technical L.P.)

The following tables summarize the gross and net amounts recognized relating to assets and liabilities of Spectrum Select’s and Spectrum Technical’s derivatives and their offsetting subject to master netting or similar arrangements as of December 31, 2017 (termination of operations for Spectrum Technical) and 2016, respectively.

Spectrum Select

		Gross Amounts Offset in the	Amounts Presented in the	Gross Amounts Not Offset in the Statements of Financial Condition
		Statements of	Statements of		Cash Collateral
	Gross Amounts	Financial	Financial	Financial	Received/
December 31, 2017	Recognized	Condition	Condition	Instruments	Pledged*	Net Amount
Assets
Futures	$2,377,628	$(639,577)	$1,738,051	$-	$-	$1,738,051
Forwards	1,275,513	(789,082)	486,431	-	-	486,431

Total assets	$3,653,141	$(1,428,659)	$2,224,482	$-	$-	$2,224,482

Liabilities
Futures	$(639,577)	$639,577	$-	$-	$-	$-
Forwards	(789,082)	789,082	-	-	-	-

Total liabilities	$(1,428,659)	$1,428,659	$-	$-	$-	$-

Net fair value						$2,224,482	*

		Gross Amounts Offset in the	Amounts Presented in the	Gross Amounts Not Offset in the Statements of Financial Condition
		Statements of	Statements of		Cash Collateral
	Gross Amounts	Financial	Financial	Financial	Received/
December 31, 2016	Recognized	Condition	Condition	Instruments	Pledged*	Net Amount
Assets
Futures	$2,203,401	$(827,990)	$1,375,411	$-	$-	$1,375,411
Forwards	1,069,028	(1,069,028)	-	-	-	-

Total assets	$3,272,429	$(1,897,018)	$1,375,411	$-	$-	$1,375,411

Liabilities
Futures	$(827,990)	$827,990	$-	$-	$-	$-
Forwards	(1,116,899)	1,069,028	(47,871)	-	-	(47,871)

Total liabilities	$(1,944,889)	$1,897,018	$(47,871)	$-	$-	$(47,871)

Net fair value						$1,327,540	*

*

In the event of default by Spectrum Select, MS&Co., Spectrum Select’s commodity futures broker and the sole counterparty to Spectrum Select’s non-exchange traded contracts, as applicable, has the right to offset Spectrum Select’s obligation with Spectrum Select’s cash and/or U.S. Treasury bills held by MS&Co., thereby minimizing MS&Co.’s risk of loss. In certain circumstances, MS&Co. may not post collateral and as such, in the event of default by MS&Co., Spectrum Select is exposed to the amount shown in the Statements of Financial Condition. In the case of exchange-traded contracts, Spectrum Select’s exposure to counterparty risk may be reduced since the exchange’s clearinghouse interposes its credit between buyer and seller and the clearinghouse’s guarantee funds may be available in the event of a default.

Morgan Stanley Spectrum Series

Notes to Financial Statements (Liquidation basis for

Morgan Stanley Smith Barney Spectrum Technical L.P.)

Spectrum Technical (Partnership in Liquidation)

		Gross Amounts	Amounts	Gross Amounts Not Offset in the
		Offset in the	Presented in the	Statements of Financial Condition
		Statements of	Statements of		Cash Collateral
	Gross Amounts	Financial	Financial	Financial	Received/
December 31, 2017	Recognized	Condition	Condition	Instruments	Pledged*	Net Amount
Assets
Forwards	$812,258	$(775,086)	$37,172	$-	$-	$37,172

Total assets	$812,258	$(775,086)	$37,172	$-	$-	$37,172

Liabilities
Forwards	$(775,086)	$775,086	$-	$-	$-	$-

Total liabilities	$(775,086)	$775,086	$-	$-	$-	$-

Net fair value						$37,172	*

		Gross Amounts	Amounts	Gross Amounts Not Offset in the
		Offset in the	Presented in the	Statements of Financial Condition
		Statements of	Statements of		Cash Collateral
	Gross Amounts	Financial	Financial	Financial	Received/
December 31, 2016	Recognized	Condition	Condition	Instruments	Pledged*	Net Amount
Assets
Futures	$1,051,049	$(756,615)	$294,434	$-	$-	$294,434
Forwards	665,811	(665,811)	-	-	-	-

Total assets	$1,716,860	$(1,422,426)	$294,434	$-	$-	$294,434

Liabilities
Futures	$(756,615)	$756,615	$-	$-	$-	$-
Forwards	(730,361)	665,811	(64,550)	-	-	(64,550)

Total liabilities	$(1,486,976)	$1,422,426	$(64,550)	$-	$-	$(64,550)

Net fair value						$229,884	*

*

In the event of default by Spectrum Technical, MS&Co., Spectrum Technical’s commodity futures broker and the sole counterparty to Spectrum Technical’s non-exchange traded contracts, as applicable, had the right to offset Spectrum Technical’s obligation with Spectrum Technical’s cash and/or U.S. Treasury bills held by MS&Co., thereby minimizing MS&Co.’s risk of loss. In certain circumstances, MS&Co. may not have posted collateral and as such, in the event of default by MS&Co., Spectrum Technical was exposed to the amount shown in the Statements of Financial Condition. In the case of exchange-traded contracts, Spectrum Technical’s exposure to counterparty risk may have been reduced since the exchange’s clearinghouse interposes its credit between buyer and seller and the clearinghouse’s guarantee funds may have been available in the event of a default.

Morgan Stanley Spectrum Series

Notes to Financial Statements (Liquidation basis for

Morgan Stanley Smith Barney Spectrum Technical L.P.)

The following tables indicate the gross fair values of Spectrum Select’s and Spectrum Technical’s derivative instruments of futures and forward contracts as separate assets and liabilities as of December 31, 2017 (termination of operations for Spectrum Technical) and 2016, respectively.

Spectrum Select

	December 31, 2017
Assets
Futures Contracts
Commodity	$1,273,423
Equity	489,126
Currencies	196,144
Interest rates	418,935

Total unrealized appreciation on open futures contracts	2,377,628

Liabilities
Futures Contracts
Commodity	(187,625)
Equity	(107,968)
Currencies	(3,001)
Interest rates	(340,983)

Total unrealized depreciation on open futures contracts	(639,577)

Net unrealized appreciation on open futures contracts	$1,738,051	*

Assets
Forward Contracts
Commodity	$897,185
Currencies	378,328

Total unrealized appreciation on open forward contracts	1,275,513

Liabilities
Forward Contracts
Commodity	(385,217)
Currencies	(403,865)

Total unrealized depreciation on open forward contracts	(789,082)

Net unrealized appreciation on open forward contracts	$486,431	**

*	This amount is in “Net unrealized appreciation on open futures contracts” in Spectrum Select’s Statements of Financial Condition.
**	This amount is in “Net unrealized appreciation on open forward contracts” in Spectrum Select’s Statements of Financial Condition.

Morgan Stanley Spectrum Series

Notes to Financial Statements (Liquidation basis for

Morgan Stanley Smith Barney Spectrum Technical L.P.)

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

Morgan Stanley Spectrum Series

Notes to Financial Statements (Liquidation basis for

Morgan Stanley Smith Barney Spectrum Technical L.P.)

Spectrum Technical (Partnership in Liquidation)

	December 31, 2017

Assets
Forward Contracts
Commodity	$160,614
Currencies	651,644

Total unrealized appreciation on open forward contracts	812,258

Liabilities
Forward Contracts
Commodity	(129,671)
Currencies	(645,415)

Total unrealized depreciation on open forward contracts	(775,086)

Net unrealized appreciation on open forward contracts	$37,172	*

*	This amount is in “Net unrealized appreciation on open forward contracts” in Spectrum Technical’s Statements of Financial Condition.

Morgan Stanley Spectrum Series

Notes to Financial Statements (Liquidation basis for

Morgan Stanley Smith Barney Spectrum Technical L.P.)

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

Morgan Stanley Spectrum Series

Notes to Financial Statements (Liquidation basis for

Morgan Stanley Smith Barney Spectrum Technical L.P.)

The following tables indicate the trading gains and losses, by market sector, on Spectrum Select’s and Spectrum Technical’s derivative instruments for the years ended December 31, 2017 (termination of operations for Spectrum Technical), 2016 and 2015, respectively.

Spectrum Select

Sector	2017		2016		2015

Commodity	$(1,213,211)		$(6,068,586)		$(1,071,073)
Equity	11,348,033		(2,859,526)		(2,848,607)
Currencies	(4,000,339)		(701,495)		2,577,114
Interest rates	(3,345,527)		966,204		(132,336)

Total	$2,788,956	*	$(8,663,403)	*	$(1,474,902)	*

Spectrum Technical (Partnership in Liquidation)

Sector	2017		2016		2015

Commodity	$(474,670)		$(3,763,856)		$5,162,412
Equity	3,849,458		1,904,910		(769,729)
Currencies	(1,468,047)		(409,677)		1,503,142
Interest rates	(1,283,840)		1,151,677		344,021

Total	$622,901	*	$(1,116,946)	*	$6,239,846	*

* This amount is included in “Total trading results” in the respective Partnership’s Statements of Income and Expenses.

7.	Fair Value Measurements:

Fair value is defined as the value that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date under current market conditions. The fair value hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to fair values derived from unobservable inputs (Level 3). The level in the fair value hierarchy within which the fair value measurement in its entirety falls shall be determined based on the lowest level input that is significant to the fair value measurement in its entirety.

The fair value of exchange-traded futures, forward and option contracts is determined by the various exchanges, and reflects the settlement price for each contract as of the close of business on the last business day of the reporting period. The fair value of foreign currency forward contracts is extrapolated on a forward basis from the spot prices quoted as of approximately 3:00 P.M. (E.T.) on the last business day of the reporting period from various exchanges. The fair value of non-exchange-traded foreign currency option contracts is calculated by applying an industry standard model application for options valuation of foreign currency options, using as input the spot prices, interest rates and option implied volatilities quoted as of approximately 3:00 P.M. (E.T.) on the last business day of the reporting period. U.S. Treasury bills are valued at the last available bid price received from independent pricing services as of the close of the last business day of the reporting period.

Morgan Stanley Spectrum Series

Notes to Financial Statements (Liquidation basis for

Morgan Stanley Smith Barney Spectrum Technical L.P.)

Tactical Currency, Spectrum Select and Spectrum Strategic considers, and Spectrum Technical considered, prices for commodity futures, swap and option contracts to be based on unadjusted quoted prices in active markets for identical assets and liabilities (Level 1). The values of U.S. Treasury bills, non-exchange-traded forward, swap and certain option contracts for which market quotations are not readily available are priced by pricing services that derive fair values for those assets and liabilities from observable inputs (Level 2). As of and for the years ended December 31, 2017 (termination of operations for Spectrum Technical) and 2016, the Partnerships did not hold any derivative instruments that were priced at fair value using unobservable inputs through the application of the General Partner’s assumptions and internal valuation pricing models (Level 3). Transfers between levels are recognized at the beginning of the reporting period.

There were no direct investments held by Tactical Currency and Spectrum Strategic as of December 31, 2017 and 2016. For Tactical Currency’s investment in Cambridge Master Fund, see Note 5 of the attached Cambridge Master Fund’s financial statements for the determination of the fair value of Cambridge Master Fund’s investments and related disclosures, including the fair value hierarchy. The following tables present information about Spectrum Select’s and Spectrum Technical’s assets and liabilities measured at fair value as of December 31, 2017 (termination of operations) and 2016:

Spectrum Select

December 31, 2017*	Total	Level 1	Level 2	Level 3

Assets
Futures	$2,377,628	$2,377,628	$-	$-
Forwards	1,275,513	-	1,275,513	-

Total assets	$3,653,141	$2,377,628	$1,275,513	$-

Liabilities
Futures	$639,577	$639,577	$-	$-
Forwards	789,082	-	789,082	-

Total liabilities	$1,428,659	$639,577	$789,082	$-

December 31, 2016	Total	Level 1	Level 2	Level 3

Assets
U.S. Treasury bills	$12,994,751	$-	$12,994,751	$-
Futures	2,203,401	2,203,401	-	-
Forwards	1,069,028	370,551	698,477	-

Total assets	$16,267,180	$2,573,952	$13,693,228	$-

Liabilities
Futures	$827,990	$827,990	$-	$-
Forwards	1,116,899	534,709	582,190	-

Total liabilities	$1,944,889	$1,362,699	$582,190	$-

*

$370,551 of assets and $534,709 of liabilities were transferred from Level 1 to Level 2 during the year ended December 31, 2017. The General Partner believes that for London Metal Exchange contracts, the inputs are derived from an exchange and not actively quoted prices, which is more representative of a Level 2 security.

Morgan Stanley Spectrum Series

Notes to Financial Statements (Liquidation basis for

Morgan Stanley Smith Barney Spectrum Technical L.P.)

Spectrum Technical (Partnership in Liquidation)

December 31, 2017*	Total	Level 1	Level 2	Level 3

Assets
Forwards	$812,258	$-	$812,258	$-

Total assets	$812,258	$-	$812,258	$-

Liabilities
Forwards	$775,086	$-	$775,086	$-

Total liabilities	$775,086	$-	$775,086	$-

December 31, 2016	Total	Level 1	Level 2	Level 3

Assets
Futures	$1,051,049	$1,051,049	$-	$-
Forwards	665,811	58,919	606,892	-

Total assets	$1,716,860	$1,109,968	$606,892	$-

Liabilities
Futures	$756,615	$756,615	$-	$-
Forwards	730,361	293,032	437,329	-

Total liabilities	$1,486,976	$1,049,647	$437,329	$-

*

$58,919 of assets and $293,032 of liabilities were transferred from Level 1 to Level 2 during the year ended December 31, 2017. The General Partner believes that for London Metal Exchange contracts, the inputs are derived from an exchange and not actively quoted prices, which is more representative of a Level 2 security.

Morgan Stanley Spectrum Series

Notes to Financial Statements (Liquidation basis for

Morgan Stanley Smith Barney Spectrum Technical L.P.)

8.     Financial Highlights:

Financial highlights for the limited partner class as a whole for the years ended December 31, 2017 (termination of operations for Spectrum Technical), 2016 and 2015 are as follows:

Tactical Currency

	2017	2016	2015

Per Unit Performance (for a unit outstanding throughout the year): *

Net realized and unrealized gains (losses)	$0.12	$(0.52)	$2.16
Net investment loss	(0.41)	(0.56)	(0.73)

Net increase (decrease) for the year	(0.29)	(1.08)	1.43
Net asset value per Unit, beginning of year	8.84	9.92	8.49

Net asset value per Unit, end of year	$8.55	$8.84	$9.92

Ratios to Average Limited Partners’ Capital:
Net investment loss **	(4.5)%	(5.8)%	(8.0)%

Operating expenses before incentive fees	5.2%	5.2%	5.1%
Incentive fees	- %	0.8%	2.9%

Operating expenses after incentive fees	5.2%	6.0%	8.0%

Total return:
Total return before incentive fees	(3.3)%	(10.1)%	19.9%
Incentive fees	- %	(0.8)%	(3.1)%

Total return after incentive fees	(3.3)%	(10.9)%	16.8%

*

Net investment loss per Unit is calculated by dividing the interest income less total expenses by the average number of Units outstanding during the year. The net realized and unrealized gains (losses) per Unit is a balancing amount necessary to reconcile the change in net asset value per Unit with the other per unit information.

**	Interest income less total expenses.

The above ratios and total return may vary for individual investors based on the timing of capital transactions during the year. Additionally, these ratios are calculated for the limited partner class using the limited partners’ share of income, expenses and average partners’ capital of Tactical Currency and include income and expenses allocated from its investment in Cambridge Master Fund, as applicable.

Morgan Stanley Spectrum Series

Notes to Financial Statements (Liquidation basis for

Morgan Stanley Smith Barney Spectrum Technical L.P.)

Spectrum Select

	2017	2016	2015

Per Unit Performance (for a unit outstanding throughout the year): *

Net realized and unrealized gains (losses)	$1.42	$(2.96)	$(0.51)
Net investment loss	(1.14)	(1.43)	(1.74)

Net increase (decrease) for the year	0.28	(4.39)	(2.25)
Net asset value per Unit, beginning of year	23.54	27.93	30.18

Net asset value per Unit, end of year	$23.82	$23.54	$27.93

Ratios to Average Limited Partners’ Capital:
Net investment loss **	(5.0)%	(5.5)%	(5.8)%

Operating expenses before incentive fees	5.7%	5.7%	5.8%
Incentive fees	- %	- %	- %

Operating expenses after incentive fees	5.7%	5.7%	5.8%

Total return:
Total return before incentive fees	1.2%	(15.7)%	(7.5) %
Incentive fees	- %	- %	- %

Total return after incentive fees	1.2%	(15.7) %	(7.5)%

*

Net investment loss per Unit is calculated by dividing the interest income less total expenses by the average number of Units outstanding during the year. The net realized and unrealized gains (losses) per Unit is a balancing amount necessary to reconcile the change in net asset value per Unit with the other per unit information.

**	Interest income less total expenses.

The above ratios and total return may vary for individual investors based on the timing of capital transactions during the year. Additionally, these ratios are calculated for the limited partner class using the limited partners’ share of income, expenses and average partners’ capital of Spectrum Select.

Morgan Stanley Spectrum Series

Notes to Financial Statements (Liquidation basis for

Morgan Stanley Smith Barney Spectrum Technical L.P.)

Spectrum Strategic

	2017	2016	2015

Per Unit Performance (for a unit outstanding throughout the year): *

Net realized and unrealized gains (losses)	$(0.32)	$(0.05)	$(1.51)
Net investment loss	(0.47)	(0.57)	(0.57)

Net increase (decrease) for the year	(0.79)	(0.62)	(2.08)
Net asset value per Unit, beginning of year	10.92	11.54	13.62

Net asset value per Unit, end of year	$10.13	$10.92	$11.54

Ratios to Average Limited Partners’ Capital:
Net investment loss **	(4.6)%	(5.1)%	(4.7)%

Operating expenses before incentive fees	5.2%	5.2%	4.7%
Incentive fees	- %	- %	- %

Operating expenses after incentive fees	5.2%	5.2%	4.7%

Total return:
Total return before incentive fees	(7.2)%	(5.4)%	(15.3) %
Incentive fees	- %	- %	- %

Total return after incentive fees	(7.2)%	(5.4)%	(15.3)%

*

Net investment loss per Unit is calculated by dividing the interest income less total expenses by the average number of Units outstanding during the year. The net realized and unrealized gains (losses) per Unit is a balancing amount necessary to reconcile the change in net asset value per Unit with the other per unit information.

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

Morgan Stanley Spectrum Series

Notes to Financial Statements (Liquidation basis for

Morgan Stanley Smith Barney Spectrum Technical L.P.)

Spectrum Technical (Partnership in Liquidation)

	2017		2016	2015

Per Unit Performance (for a unit outstanding throughout the year): *

Net realized and unrealized gains (losses)	$0.17		$(0.31)	$1.13
Net investment loss	(0.85)		(1.05)	(1.25)

Net increase (decrease) for the year	(0.68)		(1.36)	(0.12)
Net asset value per Unit, beginning of year	17.59		18.95	19.07

Net asset value per Unit, end of year	16.91	***	17.59	18.95
Liquidation redemption per Unit at December 31, 2017	(16.91)		-	-

Ending net asset value per Unit	$-		$17.59	$18.95

Ratios to Average Limited Partners’ Capital:
Net investment loss **	(5.3)%		(5.7)%	(6.5)%

Operating expenses before incentive fees	6.0%		5.6%	5.6%
Incentive fees	0.0%		0.3%	0.9%

Operating expenses after incentive fees	6.0%		5.9%	6.5%

Total return:
Total return before incentive fees	(3.9)%		(6.9)%	0.3%
Incentive fees	0.0%		(0.3)%	(0.9)%

Total return after incentive fees	(3.9)%		(7.2)%	(0.6)%

*

Net investment loss per Unit is calculated by dividing the interest income less total expenses by the average number of Units outstanding during the year. The net realized and unrealized gains (losses) per Unit is a balancing amount necessary to reconcile the change in net asset value per Unit with the other per unit information.

**	Interest income less total expenses.

***	Calculated based on pre-liquidation net asset value per Unit.

The above ratios and total return may vary for individual investors based on the timing of capital transactions during the year. Additionally, these ratios are calculated for the limited partner class using the limited partners’ share of income, expenses and average partners’ capital of Spectrum Technical and include income and expenses allocated from its investment in SECOR Master Fund and Blackwater Master Fund, as applicable.

Morgan Stanley Spectrum Series

Notes to Financial Statements (Liquidation basis for

Morgan Stanley Smith Barney Spectrum Technical L.P.)

9.   Subsequent Events:

The General Partner evaluates events that occur after the balance sheet date but before and up until financial statements are available to be issued. The General Partner has assessed the subsequent events through the date the financial statements were issued and has determined that, other than that described below, there were no subsequent events requiring adjustment to or disclosure in each respective Partnership’s financial statements.

Effective on January 1, 2018, Tactical Currency allocated a portion of its assets to P/E Global LLC (“P/E Global”), which will be managed and traded by P/E Global pursuant to its FX Standard Strategy – MS Program.

Effective on January 1, 2018, Tactical Currency also allocated a portion of its assets to Greenwave Capital Management LLC (“Greenwave”), which will be managed and traded by Greenwave pursuant to the Greenwave Flagship Plus Program at a trading level of up to 2.0 times the portion of Tactical Currency’s assets allocated to Greenwave.

Effective January 1, 2018, the monthly management fee paid by Tactical Currency to Cambridge was reduced to 1/12 of 1.0% (1.0% per year) of the beginning of the month net assets allocated to Cambridge.

Effective January 1, 2018, Tactical Currency will pay Cambridge an incentive fee of 15% of new trading profits annually rather than quarterly.

Effective January 1, 2018, the General Partner fee paid by Tactical Currency to Ceres was reduced to 1/12 of 0.75% (0.75% per year) of the beginning of the month net assets. Tactical Currency will also pay brokerage, administrative, operating, offering and organizational expenses and its indirect pro-rata share of such expenses from its underlying funds to the extent such fees do not exceed 0.85% annually of the net assets of Tactical Currency, in which case Ceres will pay such expenses that exceed 0.85% annually.

As of January 1, 2018, Tactical Currency began offering two classes of limited partnership interests: Class A Units and Class Z Units, each of which will be referred to as a “Class.” All units issued prior to January 1, 2018 were deemed “Class A Units.” The rights, liabilities, risks, and fees associated with investment in the Class A Units were not changed.

Effective on February 1, 2018, Tactical Currency allocated a portion of its assets to AE Capital PTY Limited, which is invested in CMF AE Capital Master Fund LLC and traded pursuant to the AE Systematic FX Fund Program.

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
522 Fifth Avenue
New York, NY 10036
855-672-4468

Report of Independent Registered Public Accounting Firm

To the General Partner of Cambridge Master Fund L.P.,

Opinion on the Financial Statements

We have audited the accompanying statement of financial condition of Cambridge Master Fund L.P. (the “Partnership”), including the condensed schedule of investments as of December 31, 2017, and the related statements of income and expenses and changes in partners’ capital for the year ended December 31, 2017, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Partnership at December 31, 2017, and the results of its operations and changes in its partners’ capital for the year ended December 31, 2017, in conformity with U.S. generally accepted accounting principles.

The statement of financial condition, including the condensed schedule of investments, as of December 31, 2016, and the related statements of income and expenses and changes in partners’ capital for the years ended December 31, 2016 and 2015 were audited by another independent registered public accounting firm whose report, dated March 24, 2017, expressed an unqualified opinion on those statements.

Basis for Opinion

These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on the Partnership’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Partnership in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Partnership is not required to have, nor were we engaged to perform, an audit of the Partnership’s internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2017, by correspondence with the custodian and brokers or by other appropriate auditing procedures where replies from brokers were not received. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Ernst & Young LLP

We have served as the auditor of the Partnership since 2017.

Boston, MA

March 22, 2018

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners of Cambridge Master Fund L.P.:

We have audited the accompanying statements of financial condition of Cambridge Master Fund L.P. (the “Partnership”), including the condensed schedules of investments, as of December 31, 2016 and 2015, and the related statements of income and expenses and changes in partners’ capital for the years then ended. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

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

In our opinion, such financial statements present fairly, in all material respects, the financial position of Cambridge Master Fund L.P. as of December 31, 2016 and 2015, and the results of its operations and changes in its partners’ capital for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

New York, New York

March 24, 2017

Cambridge Master Fund L.P.

Statements of Financial Condition

December 31, 2017 and 2016

	December 31,	December 31,
	2017	2016
Assets:
Equity in trading accounts:
Unrestricted cash (Note 3c)	$22,974,868	$38,139,290
Restricted cash (Note 3c)	8,084,149	20,142,391

Total equity in trading accounts	31,059,017	58,281,681
Cash at bank (Note 1)	334	217
Expense reimbursements	4,112	568

Total assets	$31,063,463	$58,282,466

Liabilities and Partners’ Capital:
Liabilities:
Net unrealized depreciation on open forward contracts	$706,876	$1,094,500
Accrued expenses:
Professional fees	38,335	31,100
Redemptions payable (Note 6)	3,639,428	-

Total liabilities	4,384,639	1,125,600

Partners’ Capital:
General Partner	-	-
Limited Partners	26,678,824	57,156,866

Total partners’ capital (net asset value)	26,678,824	57,156,866

Total liabilities and partners’ capital	$31,063,463	$58,282,466

See accompanying notes to financial statements.

Cambridge Master Fund L.P.

Condensed Schedule of Investments

December 31, 2017

			% of Partners’
	Notional ($)	Fair Value	Capital
Unrealized Appreciation on Open Forward Contracts
Currencies	$398,282,449	$4,845,000	18.16%

Total unrealized appreciation on open forward contracts		4,845,000	18.16

Unrealized Depreciation on Open Forward Contracts
Currencies	$403,461,399	(5,551,876)	(20.81)

Total unrealized depreciation on open forward contracts		(5,551,876)	(20.81)

Net unrealized depreciation on open forward contracts		$(706,876)	(2.65)%

See accompanying notes to financial statements.

Cambridge Master Fund L.P.

Condensed Schedule of Investments

December 31, 2016

			% of Partners’
	Notional ($)	Fair Value	Capital
Unrealized Appreciation on Open Forward Contracts
Currencies	$574,487,744	$10,266,204	17.96%

Total unrealized appreciation on open forward contracts		10,266,204	17.96

Unrealized Depreciation on Open Forward Contracts
Currencies	$606,733,180	(11,360,704)	(19.88)

Total unrealized depreciation on open forward contracts		(11,360,704)	(19.88)

Net unrealized depreciation on open forward contracts		$(1,094,500)	(1.92)%

See accompanying notes to financial statements.

Cambridge Master Fund L.P.

Statements of Income and Expenses

For the Years Ended December 31, 2017, 2016 and 2015

	2017	2016	2015
Investment Income:
Interest income	$ 283,789	$ 156,369	$ 12,853

Expenses:
Clearing fees (Note 3c)	117,678	101,477	66,821
Professional fees	59,883	71,742	86,792

Total expenses	177,561	173,219	153,613
Expense reimbursements	(35,368)	(27,407)	(53,916)

Net expenses	142,193	145,812	99,697

Net investment income (loss)	141,596	10,557	(86,844)

Trading Results:
Net gains (losses) on trading of commodity interests:
Net realized gains (losses) on closed contracts	1,579,817	(3,082,103)	12,060,496
Net change in unrealized gains (losses) on open contracts	387,620	(836,472)	(2,997,878)

Total trading results	1,967,437	(3,918,575)	9,062,618

Net income (loss)	$ 2,109,033	$ (3,908,018)	$ 8,975,774

See accompanying notes to financial statements.

Cambridge Master Fund L.P.

Statements of Changes in Partners’ Capital

For the Years Ended December 31, 2017, 2016 and 2015

Partners’ Capital
Partners’ Capital, December 31, 2014	$ 38,998,185
Subscriptions - Limited Partners	23,919,247
Redemptions - Limited Partners	(12,178,308)
Net income (loss)	8,975,774
Distribution of interest income to feeder funds	(4,976)

Partners’ Capital, December 31, 2015	59,709,922
Subscriptions - Limited Partners	32,274,427
Redemptions - Limited Partners	(30,879,695)
Net income (loss)	(3,908,018)
Distribution of interest income to feeder funds	(39,770)

Partners’ Capital, December 31, 2016	57,156,866
Redemptions - Limited Partners	(32,379,023)
Net income (loss)	2,109,033
Distribution of interest income to feeder funds	(208,052)

Partners’ Capital, December 31, 2017	$ 26,678,824

See accompanying notes to financial statements.

Cambridge Master Fund L.P.

Notes to Financial Statements

1.	Organization:

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

Ceres Managed Futures LLC, a Delaware limited liability company, acts as the general partner (the “General Partner”) and commodity pool operator of the Master. As of January 1, 2017, the General Partner became a wholly-owned subsidiary of Morgan Stanley Domestic Holdings, Inc. (“MSD Holdings”). MSD Holdings is ultimately owned by Morgan Stanley. Morgan Stanley is a publicly held company whose shares are listed on the New York Stock Exchange. Morgan Stanley is engaged in various financial services and other businesses. Prior to January 1, 2017, the General Partner was a wholly-owned subsidiary of Morgan Stanley Smith Barney Holdings LLC. All trading decisions for the Master are made by the Advisor (as defined below).

On September 1, 2012 (commencement of trading operations), Emerging CTA Portfolio L.P. (“Emerging CTA”) allocated a portion of its capital to the Master. On November 1, 2012, Ceres Tactical Currency L.P. (“Ceres Tactical Currency”) allocated a portion of its capital to the Master. On December 1, 2015, Managed Futures Custom Solutions Fund LP – Series A (formerly known as Morgan Stanley Managed Futures Custom Solutions Fund LP – Series A) (“Custom Solutions”), Ceres Tactical Systematic L.P. (formerly known as Tactical Diversified Futures Fund L.P.) (“Tactical Systematic”), and Institutional Futures Portfolio L.P. (“Institutional Portfolio”) each allocated a portion of their capital to the Master. On July 31, 2017, Custom Solutions redeemed its entire investment in the Master. On December 31, 2017, Institutional Portfolio redeemed its entire investment in the Master. The Master permits commodity pools managed now or in the future by The Cambridge Strategy (Asset Management) Limited (the “Advisor”) using the Asian Markets Alpha Programme and the Emerging Markets Alpha Programme, the Advisor’s proprietary, systematic trading systems, to invest together in one trading vehicle.

During the periods covered by this report, the Master’s commodity broker was Morgan Stanley & Co. LLC (“MS&Co.”), a registered futures commission merchant. JPMorgan Chase Bank, N.A. (“JPMorgan”) also was a foreign exchange forward counterparty for the Master. The Master also deposits a portion of its cash in a non-trading bank account at JPMorgan.

As of the close of business on December 31, 2017, the Master operated under a structure where its investors consist of Emerging CTA, Ceres Tactical Currency and Tactical Systematic (each a “Feeder”, and collectively, the “Funds”). References herein to a “Feeder” or the “Funds” may also include as relevant, reference to Custom Solutions and Institutional Portfolio. Emerging CTA, Ceres Tactical Currency, Institutional Portfolio and Tactical Systematic owned approximately 4.9%, 22.9%, 6.4% and 65.8% of the Master prior to the close of business on December 31, 2017, respectively. Emerging CTA, Ceres Tactical Currency, Custom Solutions, Institutional Portfolio and Tactical Systematic owned approximately 26.2%, 16.3%, 4.3%, 9.1% and 44.1% of the Master at December 31, 2016, respectively.

The Master will be liquidated under certain circumstances as set forth in the limited partnership agreement of the Master (the “Limited Partnership Agreement”).

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

Cambridge Master Fund L.P.

Notes to Financial Statements

2.	Basis of Presentation and Summary of Significant Accounting Policies:

a.

Use of Estimates. The preparation of financial statements and accompanying notes in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires the General Partner to make estimates and assumptions that affect the reported amounts of assets and liabilities, income and expenses, and related disclosures of contingent assets and liabilities in the financial statements and accompanying notes. As a result, actual results could differ from these estimates, and those differences could be material.

b.

Statement of Cash Flows. The Master has not provided a Statement of Cash Flows, as permitted by Accounting Standards Codification (“ASC”) 230, “Statement of Cash Flows.” The Statements of Changes in Partners’ Capital is included herein, and as of and for the years ended December 31, 2017, 2016 and 2015, the Master carried no debt and all the Master’s investments were carried at fair value and classified as Level 1 or Level 2 measurements.

c.

Master’s Investments. All commodity interests held by the Master, including derivative financial instruments and derivative commodity instruments, are held for trading purposes. The commodity interests are recorded on the trade date and open contracts are recorded at fair value (as described in Note 5, “Fair Value Measurements”) at the measurement date. Investments in commodity interests denominated in foreign currencies are translated into U.S. dollars at the exchange rates prevailing at the measurement date. Gains or losses are realized when contracts are closed and are determined using the first-in, first-out method. Unrealized gains or losses on open contracts are included as a component of “equity in trading account” in the Statements of Financial Condition. Net realized gains or losses and net change in unrealized gains or losses from the preceding year are included in the Statements of Income and Expenses. The Master does not isolate the portion of the results of operations arising from the effect of changes in foreign exchange rates on investments from fluctuations due to changes in market prices of investments held. Such fluctuations are included in total trading results in the Statements of Income and Expenses.

Master’s Cash. The Master’s cash included cash denominated in foreign currencies of $(212) (proceeds of $165) and $(7) (cost of $36) at December 31, 2017 and 2016, respectively.

d.

Income and Expenses Recognition. All of the income and expenses and realized and unrealized gains and losses on trading of commodity interests are determined on each valuation day and allocated pro-rata among the Funds at the time of such determination.

e.

Income Taxes. Income taxes have not been recorded as each partner is individually liable for the taxes, if any, on its share of the Master’s income and expenses. The Master follows the guidance of ASC 740, “Income Taxes,” which prescribes a recognition threshold and measurement attribute for financial statement recognition and measurement of tax positions taken or expected to be taken in the course of preparing the Master’s tax returns to determine whether the tax positions are “more-likely-than-not” of being sustained “when challenged” or “when examined” by the applicable tax authority. Tax positions determined not to meet the more-likely-than-not threshold would be recorded as a tax benefit or liability in the Master’s Statements of Financial Condition for the current year. If a tax position does not meet the minimum statutory threshold to avoid the incurring of penalties, an expense for the amount of the statutory penalty and interest, if applicable, shall be recognized in the Statements of Income and Expenses in the year(s) in which the position is claimed or expected to be claimed. The General Partner has concluded that there are no significant uncertain tax positions that would require recognition in the financial statements. The Master files U.S. federal and various state and local tax returns. No income tax returns are currently under examination. The 2014 through 2017 tax years remain subject to examination by U.S. federal and most state tax authorities.

Cambridge Master Fund L.P.

Notes to Financial Statements

f.

Investment Company Status. Effective January 1, 2014, the Master adopted Accounting Standards Update 2013-08, “Financial Services — Investment Companies (Topic 946): Amendments to the Scope, Measurement and Disclosure Requirements” and based on the General Partner’s assessment, the Master has been deemed to be an investment company since inception. Accordingly, the Master follows the investment company accounting and reporting guidance of Topic 946 and reflects its investments at fair value with unrealized gains and losses resulting from changes in fair value reflected in the Statements of Income and Expenses.

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

Under the Customer Agreement and the foreign exchange brokerage account agreement, the Master pays MS&Co. trading fees for the clearing and, where applicable, the execution of transactions. Further, all trading, exchange, clearing, user, give-up, floor brokerage and National Futures Association fees (collectively, the “clearing fees”) are borne by the Master and allocated to the Funds. All other fees are borne by the Funds. All of the Master’s assets available for trading commodity interests are deposited in the Master’s brokerage account at MS&Co. The Master’s cash deposited with MS&Co. is held in segregated bank accounts to the extent required by Commodity Futures Trading Commission regulations. The Master’s restricted cash is equal to the cash portion of assets on deposit to meet margin requirements, as determined by the exchange or counterparty, and required by MS&Co. At December 31, 2017 and 2016, the amount of cash held by the Master for margin requirements was $8,084,149 and $20,142,391, respectively. Cash that is not classified as restricted cash is therefore classified as unrestricted cash. The Customer Agreement may generally be terminated upon notice by either party.

As of December 31, 2017, Ceres Tactical Currency’s General Partner fees included clearing fees and professional fees that were charged to the Master. Therefore, the Master received monthly expense reimbursements, paid by the General Partner, on clearing fees and professional fees incurred during such month, as shown in the Statements of Income and Expenses as expense reimbursements, based on the beginning of the month partners’ capital allocation percentage for Ceres Tactical Currency’s investment in the Master. The General Partner was contractually obligated to pay the monthly expense reimbursement. Effective January 1, 2018, the General Partner no longer makes these payments.

Cambridge Master Fund L.P.

Notes to Financial Statements

d.	FX Agreement:

On July 12, 2017, the Master entered into certain agreements with JPMorgan in connection with trading in forward foreign currency contracts. These agreements include a foreign exchange and bullion authorization agreement (“FX Agreement”), an International Swap Dealers Association, Inc. master agreement (“Master Agreement”), a schedule to the Master Agreement, a 2016 credit support annex for variation margin to the schedule and an institutional account agreement. Under the FX Agreement, JPMorgan charges a fee on the aggregate foreign currency transactions entered into on behalf of the Master during a month.

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

All of the commodity interests owned by the Master are held for trading purposes. The monthly average notional value of currency forward contracts traded for the years ended December 31, 2017 and 2016 were $3,056,952,747 and $3,877,827,139, respectively.

Cambridge Master Fund L.P.

Notes to Financial Statements

The following tables summarize the gross and net amounts recognized relating to assets and liabilities of the Master’s derivatives and their offsetting subject to master netting agreements or similar arrangements as of December 31, 2017 and 2016, respectively.

December 31, 2017	Gross Amounts Recognized	Gross Amounts Offset in the Statements of Financial Condition	Net Amounts Presented in the Statements of Financial Condition	Gross Amounts Not Offset in the Statements of Financial Condition
				Financial Instruments	Cash Collateral Received/ Pledged*	Net Amount

Assets
MS&Co.
Forwards	$283,671	$(282,773)	$898	$-	$-	$898

JPMorgan
Forwards	4,561,329	(4,561,329)	-	-	-	-

Total assets	$4,845,000	$(4,844,102)	$898	$-	$-	$898

Liabilities
MS&Co.
Forwards	$(282,773)	$282,773	$-	$-	$-	$-

JPMorgan
Forwards	(5,269,103)	4,561,329	(707,774)	-	-	(707,774)

Total liabilities	$(5,551,876)	$4,844,102	$(707,774)	$-	$-	$(707,774)

Net fair value						$(706,876)	*

December 31, 2016	Gross Amounts Recognized	Gross Amounts Offset in the Statements of Financial Condition	Net Amounts Presented in the Statements of Financial Condition	Gross Amounts Not Offset in the Statements of Financial Condition
				Financial Instruments	Cash Collateral Received/ Pledged*	Net Amount

Assets
MS&Co.
Forwards	$10,266,204	$(10,266,204)	$-	$-	$-	$-

Total assets	$10,266,204	$(10,266,204)	$-	$-	$-	$-

Liabilities
MS&Co.
Forwards	$(11,360,704)	$10,266,204	$(1,094,500)	$-	$-	$(1,094,500)

Total liabilities	$(11,360,704)	$10,266,204	$(1,094,500)	$-	$-	$(1,094,500)

Net fair value						$(1,094,500)	*

*

In the event of default by the Master, MS&Co., the Master’s commodity futures brokers and a counterparty to certain of the Master’s non-exchange-traded contracts, as applicable, and JPMorgan, as a counterparty to certain of the Master’s non-exchange-traded contracts, has the right to offset the Master’s obligation with the Master’s cash and/or U.S. Treasury bills held by MS&Co. or JPMorgan, as applicable, thereby minimizing MS&Co.’s and JPMorgan’s risk of loss. In certain instances, a counterparty may not post collateral and as such, in the event of default by such counterparty, the Master is exposed to the amount shown in the Master’s Statements of Financial Condition. In the case of exchange-traded contracts, the Master’s exposure to counterparty risk may be reduced since the exchange’s clearinghouse interposes its credit between buyer and seller and the clearinghouse’s guarantee funds may be available in the event of a default.

Cambridge Master Fund L.P.

Notes to Financial Statements

The following tables indicate the gross fair values of derivative instruments of forward contracts as separate assets and liabilities as of December 31, 2017 and 2016, respectively.

	December 31, 2017

Assets
Forward Contracts
Currencies	$4,845,000

Total unrealized appreciation on open forward contracts	4,845,000

Liabilities
Forward Contracts
Currencies	(5,551,876)

Total unrealized depreciation on open forward contracts	(5,551,876)

Net unrealized depreciation on open forward contracts	$(706,876)	*

* This amount is in “Net unrealized depreciation on open forward contracts” in the Statements of Financial Condition.

	December 31, 2016

Assets
Forward Contracts
Currencies	$10,266,204

Total unrealized appreciation on open forward contracts	10,266,204

Liabilities
Forward Contracts
Currencies	(11,360,704)

Total unrealized depreciation on open forward contracts	(11,360,704)

Net unrealized depreciation on open forward contracts	$(1,094,500)	**

**    This amount is in “Net unrealized depreciation on open forward contracts” in the Statements of Financial Condition.

The following table indicates the trading gains and losses, by market sector, on derivative instruments for the years ended December 31, 2017, 2016 and 2015.

Sector	2017		2016		2015
Currencies	$1,967,437		$(3,918,575)		$9,062,618

Total	$1,967,437	***	$(3,918,575)	***	$9,062,618	***

*** This amount is in “Total trading results” in the Statements of Income and Expenses.

Cambridge Master Fund L.P.

Notes to Financial Statements

5.	Fair Value Measurements:

Master’s Fair Value Measurements. Fair value is defined as the value that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date under current market conditions. The fair value hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to fair values derived from unobservable inputs (Level 3). The level in the fair value hierarchy within which the fair value measurement in its entirety falls shall be determined based on the lowest level input that is significant to the fair value measurement in its entirety.

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

The Master considers prices for commodity futures, swap and option contracts to be based on unadjusted quoted prices in active markets for identical assets and liabilities (Level 1). The values of U.S. Treasury bills, non-exchange-traded forward, swap and certain option contracts for which market quotations are not readily available are priced by pricing services that derive fair values for those assets and liabilities from observable inputs (Level 2). As of and for the years ended December 31, 2017 and 2016, the Master did not hold any exchange-traded commodity futures, forward, swap and option contracts to be based on unadjusted quoted prices in active markets for identical assets and liabilities (Level 1) or derivative instruments that were priced at fair value using unobservable inputs through the application of the General Partner’s assumptions and internal valuation pricing models (Level 3). Transfers between levels are recognized at the beginning of the reporting period. During the years ended December 31, 2017 and 2016, there were no transfers of assets or liabilities between Level 1 and Level 2.

December 31, 2017	Total	Level 1	Level 2	Level 3
Assets
Forwards	$4,845,000	$-	$4,845,000	$-

Total assets	$4,845,000	$-	$4,845,000	$-

Liabilities
Forwards	$5,551,876	$-	$5,551,876	$-

Total liabilities	$5,551,876	$-	$5,551,876	$-

December 31, 2016	Total	Level 1	Level 2	Level 3
Assets
Forwards	$10,266,204	$-	$10,266,204	$-

Total assets	$10,266,204	$-	$10,266,204	$-

Liabilities
Forwards	$11,360,704	$-	$11,360,704	$-

Total liabilities	$11,360,704	$-	$11,360,704	$-

Cambridge Master Fund L.P.

Notes to Financial Statements

6.	Subscriptions, Distributions and Redemptions:

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

7.	Financial Highlights:

Financial highlights for the limited partner class as a whole for the years ended December 31, 2017, 2016 and 2015 were as follows:

	2017	2016	2015
Ratios to Average Limited Partners’ Capital:
Net investment income (loss)*	0.3%	0.0%**	(0.2)%

Operating expenses before expense reimbursements	0.4%	0.2%	0.4%
Expense reimbursements	(0.1)%	(0.0) %**	(0.2)%

Operating expenses after expense reimbursements	0.3%	0.2%	0.2%

Total return	1.5%	(5.7)%	25.0%

*	Interest income less total expenses, net of expense reimbursements.
**	Due to rounding.

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

Cambridge Master Fund L.P.

Notes to Financial Statements

Forward Foreign Currency Contracts. Forward foreign currency contracts are those contracts where the Master agrees to receive or deliver a fixed quantity of foreign currency for an agreed-upon price on an agreed-upon future date. Forward foreign currency contracts are valued daily, and the Master’s net equity therein, representing unrealized gain or loss on the contracts as measured by the difference between the forward foreign exchange rates at the dates of entry into the contracts and the forward rates at the reporting date, is included in the Statements of Financial Condition. Net realized gains (losses) and net change in unrealized gains (losses) on foreign currency contracts are recognized in the period in which the contract is closed or the changes occur, respectively, and are included in the Statements of Income and Expenses.

Market risk is the potential for changes in the value of the financial instruments traded by the Master due to market changes, including interest and foreign exchange rate movements and fluctuations in commodity or security prices. Market risk is directly impacted by the volatility and liquidity in the markets in which the related underlying assets are traded. The Master is exposed to a market risk equal to the value of futures and forward contracts held and unlimited liability on such contracts sold short.

Credit risk is the possibility that a loss may occur due to the failure of a counterparty to perform according to the terms of a contract. The Master’s risk of loss in the event of counterparty default is typically limited to the amounts recognized in the Statements of Financial Condition and is not represented by the contract or notional amounts of the instruments. The Master’s risk of loss is reduced through the use of legally enforceable master netting agreements with counterparties that permit the Master to offset unrealized gains and losses and other assets and liabilities with such counterparties upon the occurrence of certain events. The Master has credit risk and concentration risk, as MS&Co., an MS&Co. affiliate, or JPMorgan are counterparties or brokers with respect to the Master’s assets. Credit risk with respect to exchange-traded instruments is reduced to the extent that, through MS&Co. or an MS&Co. affiliate, the Master’s counterparty is an exchange or clearing organization.

The General Partner monitors and attempts to mitigate the Master’s risk exposure on a daily basis through financial, credit and risk management monitoring systems and accordingly, believes that it has effective procedures for evaluating and limiting the credit and market risks to which the Master may be subject. These monitoring systems generally allow the General Partner to statistically analyze actual trading results with risk-adjusted performance indicators and correlation statistics. In addition, online monitoring systems provide account analysis of futures, forward and option contracts by sector, margin requirements, gain and loss transactions and collateral positions.

The majority of these instruments mature within one year of the inception date. However, due to the nature of the Master’s business, these instruments may not be held to maturity.

In the ordinary course of business, the Master enters into contracts and agreements that contain various representations and warranties and which provide general indemnifications. The Master’s maximum exposure under these arrangements cannot be determined, as this could include future claims that have not yet been made against the Master. The Master considers the risk of any future obligation relating to these indemnifications to be remote.

9.	Subsequent Events:

The General Partner evaluates events that occur after the balance sheet date but before and up until financial statements are issued. The General Partner has assessed the subsequent events through March 22, 2018, the date the financial statements were available to be issued and has determined that there were no subsequent events requiring adjustment to or disclosure in the financial statements.